UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 2

TO

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

TRIANGLE CANNA CORP.

(Exact name of issuer as specified in its charter)

Nevada

(State of other jurisdiction of incorporation or organization)

19395 South State Highway 29

Middletown, California 95467

(916) 813-5575

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Jedediah Morris Chief Executive Officer 19395 South State Highway 29 Middletown, California 95467 (916) 813-5575	James Dirkmaat Chief Operating Officer & Secretary 19395 South State Highway 29 Middletown, California 95467 (916) 813-5575

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With Copies to:

Neil M. Kaufman, Esq. Nicholas M. Lo Verde, Esq. Kaufman McGowan PLLC 190 Motor Parkway Suite 202 Hauppauge, New York 11788 (631) 972-0042

2833	86-1362690
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This offering circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

PART II – Offering Circular

As filed with the Securities and Exchange Commission on June 11, 2021

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the U.S. Securities and Exchange Commission (the “Commission”) is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

Preliminary Offering Circular Subject to Completion

Dated June __, 2021,

TRIANGLE CANNA CORP.

This is an offering of our class A common stock, par value $0.0001 per share. The offering price is $0.75 per share. None of the shares of our common stock offered are being sold by any of our current stockholders. See Section entitled “Securities Being Offered and Description of Securities” for more details.

	Price to Public	Discounts and Commissions (1)	Proceeds to Issuer (2)	Proceeds to Other Persons
Per share	$0.75	$0.0075	$0.7425	-
Maximum Offering	$75,000,000	$750,000	$71,750,000	-

(1)	We have not engaged any selling agent or underwriter in connection with this offering. To the extent that we do so, we will file an amendment to this offering circular. The Company has engaged Dalmore Group, LLC, a registered broker-dealer and member of FINRA/SIPC, to perform administrative and compliance-related functions in connection with this offering, but not for underwriting or selling agent services. The Company will pay Dalmore a cash fee of 1% of the gross proceeds we receive with respect to the sale of our shares of common stock in this offering in addition to a consulting fee of $20,000 and a due diligence payment for out-of- pocket expenses of $5,000.
(2)	The amount of total proceeds set forth in the table includes deductions for expenses related to this offering, including filing, printing, marketing, legal, accounting, and other miscellaneous expenses, estimated to be approximately $3,500,000.

The minimum investment established by the Company for each investor is $750 (or 1,000 shares of common stock), unless such minimum is waived by the Company in its sole discretion, which may be done on a case-by-case basis.

This offering will begin as soon as practicable after this offering circular has been qualified by the Commission and the relevant state regulators, as necessary. This offering will close upon the earlier of (1) the sale of 100,000,000 shares of our class A common stock, (2) one year from the date this offering begins, or (3) a date prior to one year from the date this offering begins that is so determined by our board of directors. This offering is on a “best efforts,” no minimum, basis. We have engaged Dalmore Group, LLC (“Dalmore”) to serve as our broker-dealer to assist in the sale of our shares of common stock pursuant to Regulation A. See “Plan of Distribution.” Pending each closing, payments for the shares will be deposited in an escrow account established by Prime Trust, LLC (the “Escrow Agent”) to be held in escrow for the Company. All funds received by the Escrow Agent shall be held only in a non-interest bearing bank account. Upon each closing under the terms as set out in this Offering Circular, all money we receive from the Offering will be immediately available to us for the uses set forth in the “Use of Proceeds” section of this Offering Circular. Funds will be promptly refunded without interest, for sales that are not consummated.

Prior to this offering, there has been no public market for our securities and the Company has not applied to list or quote any of its securities, on any U.S. or Canadian securities exchange, or a marketplace outside Canada and the United States. After the final closing of this offering, we intend to have our class A common stock quoted the OTCQX Market or the OTCQB Market and also likely on the NEO Exchange, the Canadian Securities Exchange or the Frankfurt Stock Exchange, or another recognized non-U.S. securities market. See “Risk Factors- No Public Market for Our Common Stock Currently Exists, and an Active Trading Market May Not Develop or be Sustained.”

See “Risk Factors” beginning on page 4 of this offering circular for a discussion of information that should be considered in connection with deciding whether to make an investment.

The United States and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the shares of common stock offered are exempt from registration.

This is a Regulation A+ Tier 2 offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements. As a smaller reporting company within the meaning of Rule 405, we are following the Form S-1 disclosure requirements for smaller reporting companies. This offering circular is intended to provide the information required by Part I of Form S-1.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

June __, 2021, subject to completion

ABOUT THIS OFFERING CIRCULAR

Unless otherwise stated in this offering circular, “we”, “us”, “our”, “Company”, and “Triangle” refer to Triangle Canna Corp., together with its wholly-owned subsidiary Bar X Farms, LLC, a California limited liability company (“Bar X”).

We have three classes of common stock, class A, class B and class C, all of which have identical rights, powers and preferences except that the class B and the class C may be converted into the class A at any time at the option of the holder thereof. Except where the context otherwise requires, all references herein to any shares of any such class of common stock refer to all classes.

This offering circular speaks only as of the date hereof.

We will amend this offering circular whenever the information it contains has become false or misleading in light of existing circumstances and for other purposes, such as to disclose material developments related to the securities offered hereby, to update required financial statements or if there has been a fundamental change in the information initially presented. We will file an amended offering circular as part of an amendment to our Form 1-A, which we will file with the SEC, state regulators or other appropriate regulatory bodies. Our shares of common stock are not available for offer and sale to residents of every state.

This offering circular contains all of the representations by the Company concerning this offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this offering circular.

Investment in small businesses involves a high degree of risk, and investors should not invest any funds in this offering unless they can afford to lose their entire investment. In making an investment decision, investors must rely on their own examination of the Company and the terms of the offering, including the merits and risks involved.

This offering circular does not constitute an offer to sell or solicitation of an offer to buy in any jurisdiction in which such offer or solicitation would be unlawful or any person to who it is unlawful to make such offer or solicitation. The shares of our common stock may not be sold nor may offers to buy be accepted prior to the time an offering circular which is not designated as a preliminary offering circular is delivered and the offering statement filed with the Commission becomes qualified.

Neither the delivery of this offering circular nor any sale made hereunder shall, under any circumstances, create an implication that there as has been no change in the affairs of the Company since the date hereof. Information contained in the preliminary offering circular is subject to completion or amendment.

Each investor agrees in the subscription agreement, relating to this offering, to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of section 15 of the Securities Act of 1933, as amended (the “Securities Act”) against all losses that each may incur by reason of any false representation or warranty or breach of failure by Investor to comply with any covenant or agreement made by Investor therein or in any other document furnished by Investor to any of the foregoing in connection with this offering.

NASAA uniform legend:

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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MARKET RESEARCH AND PUBLIC DATA

This offering circular contains or references certain market, industry and peer group data which is based upon information from independent industry publications, market research, analyst reports and surveys and other publicly available sources. Although the Company believes these sources to be generally reliable, such information is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other inherent limitations and uncertainties.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The statements contained in this offering circular that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this offering circular may include, for example, statements about our:

●	limited operating history;
●	reliance on related parties for operations and distribution;
●	results of operations;
●	ability to manage growth;
●	regulatory or operational risks;
●	success in retaining or recruiting, or changes required in, our officers, key employees or directors;
●	capital structure;
●	unpredictable events, such as the COVID-19 pandemic, and associated disruptions could seriously harm our future revenues and financial condition, delay our operations, increase our costs and expenses, and impact our ability to raise capital;
●	ability to obtain additional financing when and if needed; and
●	liquidity.

The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), including, but not limited to, the duration and spread of the COVID-19 pandemic and those factors described under the heading “Risk Factors”, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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SUMMARY

This summary highlights certain information appearing elsewhere in this offering circular. For a more complete understanding of this offering, you should read the entire offering circular carefully, including the risk factors and the financial statements.

Overview

We intend to rapidly become a high-quality cultivator and wholesaler of cannabis, beginning with the establishment of a 60-acre outdoor and greenhouse cultivation site on a 1,600 acre ranch (the “Bar X Farm”) located in Middletown, Lake County, California, which we believe, based on a review of the current active licenses reported by the California Department of Food & Agriculture on the CalCannabis license database, will be one of the largest cultivation facilities in California, which based on third party reports appears to be the largest cannabis market in the United States. The Company intends to use the latest agronomic technology and sustainable techniques by leveraging its highly experienced management team and strategic relationships with experienced suppliers, including its principal shareholders, to grow, and ultimately sell, high-quality raw cannabis. The Company is operated by an executive team that has significant experience in the cannabis industry and a robust operational track-record with respect to all facets of the Company’s operations. See “Management- Executive Officers and Directors”

The Company has recently obtained approval of all 275 California state small cultivation licenses for which it has applied, subject to paying all related application fees, and the Company expects approval in the near term of an application for an early activation permit from the Lake County authorities, upon receipt of which the Company would be permitted to commence commercial cannabis operations at the Bar X Farm in compliance with applicable state and local law. In light of delays in financing and resulting delays in infrastructure development and supply procurement, the Company currently does not expect to commence large-scale cultivation operations in 2021. If the Company can raise at least $4,000,000 through this offering by July 4, 2021, it expects that it probably could cultivate up to 10 acres in the summer-fall 2021, and if it can raise more capital prior thereto, it could possibly increase its canopy correspondingly. Based on management’s historical crop yield experience, the Company would expect to harvest up to approximately 15,000 pounds of high-grade flower in 2021 if it is successful in timely planting 10 acres; however, no assurance can be given that the Company will be able to timely commence cultivation operations in 2021. If the Company fails to raise sufficient capital, it likely would need to postpone all or almost all of its initial cultivation until 2022.

The Company intends to cultivate on up to approximately 60 acres starting in spring 2022 or as soon thereafter as possible. This is expected to include 43 outdoor acres and up to approximately 17 acres of greenhouses. Based on management’s historical experience, the Company expects the greenhouses to have the capacity to harvest an additional 64,000 pounds of finished flower annually on a perpetual basis; however, the Company has not fully determined its proposed greenhouse design and construction, and no assurance can be given that the proposed greenhouses will be built or become operational. If the Company does not execute on its plan to build greenhouses in 2022, it expects to cultivate on up to approximately 62 acres of outdoor canopy. If the Company executes on its plan to build 17 acres of greenhouses, the expected total canopy of the Bar X Farm would be approximately 60 acres. Starting in 2022, the Company expects to cultivate up to two full grow outdoor cycles and two to three greenhouse light-deprivation cycles per calendar year. Based on an expected 63-81-day growing cycle for outdoor crops and an expected 57-63-day growing cycle for greenhouse light-deprivation crops, which in each case is based on management’s historical experience, the Company expects yields of the 2022 harvests to exceed 100,000 pounds.

The Company’s wholly-owned subsidiary, Bar X Farms, LLC, a California limited liability company (“Bar X”) intends to plant clones obtained pursuant to a license and supply agreement (the “License and Supply Agreement”) with Humboldt Standard LLC, a California limited liability company (“Humboldt Standard”) and an affiliate of Green Matter, which the Company believes is highly experienced in cannabis cultivation operations. Pursuant to such agreement, Humboldt Standard also licenses to Bar X certain trade secrets and other operational intellectual property which we believe will facilitate efficient and productive operations.

Bar X leases the Bar X Farm from Lake County Natural Health LLC, a California limited liability company ("LCNH”), a related party. The Company believes that its cultivation site boasts clean air quality and abundant natural resources, in particular water, arable flat land and good soil, as well as sufficient availability of utilities such as electricity. LCNH applied for an early activation permit for cannabis cultivation (the “Early Activation Permit”) from the Lake County Community Development Department (the “Lake County CDD”), which we believe will constitute local authorization to conduct commercial cannabis cultivation operations, and Bar X has received approval for all 275 provisional licenses for which it applied from the California Department of Food and Agriculture (the “CDFA”), subject to payment of all related application fees. The Company believes that California provides ongoing opportunities for growth due to its market depth, current supply-demand dynamics and regulatory framework. See, “Industry Background and Trends” and “Business-Plan of Operations.”

Green Matter and a subsidiary of Halo Collective Inc., a British Columbia corporation (“Halo”) (NEO: HALO:NE), another principal stockholder of the Company, have entered into product purchase agreements with Bar X pursuant to which they have agreed to purchase one-half of Bar X’s crop. The Company anticipates that the remainder of its harvests will be sold to third parties, and anticipates that this remaining product will be sold at even higher prices, given the historical sale prices of Green Matter-affiliate cannabis. In addition to the finished flower outputs described above, the Company plans to produce trim from product not sold pursuant to the product purchase agreements that could be used for concentrates or pre-rolls.

Corporate Information

We were incorporated in the State of Nevada on December 23, 2020. Our principal executive offices are located at 8430 Rovana Circle, Suite C, Sacramento, California 95828 and our corporate telephone number is (916) 813-5575. Green Matter and Halo collectively own 88% of our outstanding shares of common stock prior to this Offering, and if they act together can control all actions subject to approval of the stockholders of the Company. See “Risk Factors-Entities Affiliated with the Company's Employees, Executive Officers, Directors and Affiliate Shareholders Beneficially Own or Control a Substantial Portion of its Outstanding Shares” and “Security Ownership Of Management And Certain Securityholders”.

Our corporate website is www.trianglecanna.com. The information contained on or that can be accessed through our website is not incorporated by reference into this offering circular and you should not consider information on our website to be part of this offering circular or in deciding whether to purchase our common stock.

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The Offering

Securities being offered by the Company	100,000,000 shares of our class A common stock.

Offering price per share	$0.75 per share. Fractional shares will not be issued.

Best efforts offering	The Shares are being offering on a “best efforts, no minimum, $75,000,000 maximum basis.

Securities outstanding prior to this offering	220,000,000 shares of common stock, of which 193,600,000 shares, or 88%, are owned collectively by Green Matter and Halo, each of which are affiliates of the Company and if they act together can control all actions subject to approval of the stockholders of the Company. See, “Risk Factors-Entities Affiliated with the Company's Employees, Executive Officers, Directors and Affiliate Shareholders Beneficially Own or Control a Substantial Portion of its Outstanding Shares” and “Security Ownership Of Management And Certain Securityholders”.

Securities outstanding after this offering	320,000,000 shares of common stock, assuming the maximum is sold.

Market for our common stock	There is currently no public market for our common stock and there is no assurance that an active public market for our common stock will ever develop in the future. We do not intend to apply to have our common stock listed on a public market until after a final closing of this Offering, or at such other time as we may determine in our sole discretion. Because we have discretion with respect to if, when or where our common stock will be publicly traded, there can be no assurance that our common stock will ever be quoted, listed or traded on any trading market or, if listed, quoted or traded, that an active public market will develop or be sustained. See “Risk Factors- No Public Market for Our Common Stock Currently Exists, and an Active Trading Market May Not Develop or be Sustained.”

Use of proceeds	We intend to use the proceeds from this offering and other contemplated securities offerings to pay for offering expenses and thereafter for working capital, general corporate purposes, operations and other uses, as more specifically set forth in the “Use of Proceeds” starting on page 29.

Broker-Dealer	As of May 6, 2021, the Company entered into a Broker-Dealer Agreement to engage the services of Dalmore to act as our broker dealer to assist in the sale of our common stock being offered on a “best efforts” basis. See “Plan of Distribution”.

Termination of the Offering	This offering will close upon the earlier of (1) the sale of 100,000,000 shares of our common stock, (2) one year from the date this offering begins, or (3) a date prior to one year from the date this offering begins that is so determined by our board of directors.

Risk Factors	An investment in our company is highly speculative and involves a significant degree of risk. Prospective investors should carefully consider the Risk Factors beginning on page 4 before investing in our common stock offered hereby.

Regulation D Offering	We are also conducting a private offering to accredited investors of up to $25,000,000 principal amount of 10% convertible promissory notes (the “Notes”) in reliance upon an exemption from registration provided by rule 506(b) of Regulation D and Section 4(a)(2) under the Securities Act of 1933, as amended (the “Reg D Offering”) and otherwise in compliance with applicable securities laws. As of the date of this offering circular, we have not sold any Notes in such offering.

TAX CONSIDERATIONS

NO INFORMATION CONTAINED HEREIN, NOR IN ANY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT COMMUNICATION SHOULD BE CONSTRUED BY A PROSPECTIVE INVESTOR AS LEGAL OR TAX ADVICE. WE ARE NOT PROVIDING ANY TAX ADVICE AS TO THE ACQUISITION, HOLDING OR DISPOSITION OF THE SECURITIES OFFERED HEREIN. IN MAKING AN INVESTMENT DECISION, INVESTORS ARE STRONGLY ENCOURAGED TO CONSULT THEIR OWN TAX ADVISOR TO DETERMINE THE U.S. FEDERAL, STATE AND ANY APPLICABLE FOREIGN TAX CONSEQUENCES RELATING TO THEIR INVESTMENT IN OUR SECURITIES. THIS WRITTEN COMMUNICATION IS NOT INTENDED TO BE “WRITTEN ADVICE”, AS DEFINED IN CIRCULAR 230 PUBLISHED BY THE U.S. TREASURY DEPARTMENT

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Selected Risks Associated with Our Business

We expect that our business will be subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	We are an early-stage company that has not yet generated revenues, we have incurred operating losses, we expect to incur operating losses in the future, and may never achieve or maintain profitability.
●	We rely on related parties relationships and agreements which are essential to the success of our business.
●	The Company is dependent upon its management, key personnel and consultants, and our senior executives have concurrent responsibilities at other competitive businesses.
●	Entities affiliated with the Company's executive officers and directors beneficially own or control a substantial portion of its outstanding shares. Our executive officers, directors and principal stockholders have the ability to control all matters submitted to stockholders for approval.
●	Cannabis continues to be a controlled substance under the United States Controlled Substances Act, enforcement of U.S. federal law and any other relevant law is a significant risk, and an investor’s contribution to and involvement in such activities may result in U.S. federal civil and/or criminal prosecution, including forfeiture of his, her or its entire investment.
●	State cannabis laws could face the risk of federal preemption, which could adversely affect the Company.
●	We operate in a highly competitive industry that is dominated by several very large, well-capitalized market leaders and the size and resources of some of our competitors may allow them to compete more effectively than we can.
●	The Company’s business activities rely on newly established and/or developing laws and regulations in multiple jurisdictions, including the State of California and Lake County, California. These laws and regulations are rapidly evolving and subject to change, sometimes with minimal notice. Regulatory changes may adversely affect the Company’s profitability or cause it to cease operations entirely.
●	Fraudulent cannabis-related securities activity may adversely affect the ability of legitimate cannabis businesses to attract future investors.
●	We are subject to high effective tax rates under Internal Revenue Code Section 280E and high excise, cultivation and other tax rates in California, which adversely affect our net income.
●	The Company’s operating plan relies in large part upon assumptions and analyses developed by the Company. If these assumptions or analyses prove to be incorrect, the Company’s actual operating results may be materially different from the Company’s forecasted results.
●	The novel coronavirus could have a material adverse impact on our business, results of operations, financial condition, cash flows or liquidity.
●	You will experience immediate and substantial dilution. The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our prior stockholders acquired their common stock prior to this offering at substantially less than investors are paying in this offering, which causes this dilution.
●	Our common stock is a penny stock and remain a penny stock unless and until we achieve $5 million of tangible net worth or an average of $18 million in revenues over the last 3 years, and thereby be subject to additional sale and trading regulations that make it more difficult to purchase and may make it more difficult to sell, and this could adversely affect the market price of our common stock once a public trading market is established.
●	We are an “Emerging Growth Company” and a Regulation A reporting company, and we cannot be certain if the reduced reporting requirements applicable to us will make our common stock less attractive to investors.
●	Provisions in our corporate charter documents and under Nevada law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management.
●	Our By-Laws include a forum selection clause, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees, or agents.

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RISK FACTORS

An investment in the securities offered by this offering circular involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this offering circular, before making a decision to invest in our common stock. If any of the following risk factors actually occur, our business, financial condition, results of operations and prospects could suffer, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Related to the Cannabis Industry

Cannabis Continues to be an Illegal Controlled Substance under the United States Federal Controlled Substances Act

The Company is directly engaged in the adult-use cannabis industry in the U.S., where state and local laws permit and regulate such activities. To the Company’s knowledge, there are to date a total of 37 states plus the District of Columbia, Puerto Rico, Guam and the U.S. Virgin Islands that have legalized cannabis in some form, of which 18 have legalized recreational cannabis, including California. However, cannabis continues to be categorized as a Schedule I controlled substance under the Federal Controlled Substances Act (the “Controlled Substances Act”) and as such, the cultivation, distribution, sale and possession of cannabis violates federal law in the U.S. Enforcement of U.S. federal law and any other relevant law is a significant risk and an investor’s contribution to and involvement in such activities may result in U.S. federal civil and/or criminal prosecution, including forfeiture of his, her or its entire investment.

Since 2014, the United States Congress has passed appropriations bills that have included amendments such as the Joyce Amendment (formerly the Rohrabacher-Blumenauer Amendment), which by its terms does not appropriate any federal funds to the United States Department of Justice for the prosecution of medical cannabis offenses of individuals who or businesses which are in compliance with state medical cannabis laws. For now, the Joyce Amendment is the only statutory restraint on enforcement of federal cannabis laws. Courts in the U.S. have construed these appropriations bills to prevent the federal government from prosecuting individuals or businesses when those individuals or businesses operate in compliance with state and local medical cannabis regulations; however, this legislation only covers medical cannabis, not adult-use cannabis, and expires concurrently with each annual budget or continuing resolution relating thereto, unless extended or renewed. Because this conduct continues to violate federal law, U.S. courts have observed that should the U.S. Congress at any time choose to appropriate funds to fully prosecute medical cannabis under the Controlled Substances Act, any individual or business - even those that have fully complied with state and local law - could be prosecuted for violations of federal law, and if the U.S. Congress restores such funding, the U.S. federal government will have the authority to prosecute individuals and businesses for violations of the law while it lacked funding, to the extent of the Controlled Substances Act’s five-year statute of limitations applicable to non-capital Controlled Substances Act violations. The Company may be irreparably harmed by any change in enforcement policies by the federal or applicable state governments or if U.S. Congress declines to include the Joyce Amendment in future fiscal year appropriations bills, or otherwise fails to pass necessary budget or other similar legislation.

Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, seizure of property or products, cessation of business activities or divestiture. This could have a material adverse effect on the Company, including its reputation and ability to conduct business, its holding (directly or indirectly) of adult-use cannabis licenses in California, its financial position, operating results, profitability or liquidity or the market price of its publicly traded shares. In addition, it is difficult for the Company to estimate the time or resources that would be needed in connection with the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial.

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Approach to the Enforcement of Cannabis Laws may be Subject to Change

Under former President Obama, the U.S. Department of Justice (the “DOJ”) issued the Cole Memorandum. The Cole Memorandum acknowledged that, although cannabis is a Schedule I controlled substance under the Controlled Substances Act (the “CSA”), the U.S. Attorneys in states that have legalized cannabis in some form and have established strong and effective regulatory and enforcement systems should limit the use of the U.S. federal government’s prosecutorial resources by focusing on the Cole Priorities, which are:

●	Preventing the distribution of cannabis to minors;
●	Preventing revenue from the sale of cannabis from going to criminal enterprises, gangs, and cartels;
●	Preventing the diversion of cannabis from states where it is legal under state law in some form to states where it is not legal;
●	Preventing legal cannabis activity from being used as a pretext for trafficking other illegal drugs or other illegal activity;
●	Preventing violence and the use of firearms in the cultivation and distribution of cannabis;
●	Preventing drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use;
●	Preventing the growing of cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and
●	Preventing possession or use of cannabis on U.S. federal property.

However, the DOJ never provided specific guidelines for what regulatory and enforcement systems it deems sufficient under the Cole Memorandum standard.

Under former President Trump, former Attorney General Sessions rescinded the Cole Memorandum in January 2018. The rescission added to the uncertainty of U.S. federal enforcement of the CSA in states where cannabis use is legal and regulated. Former Attorney General Sessions, concurrent with the rescission of the Cole Memorandum, also issued the Sessions Memorandum. The Sessions Memorandum confirmed the rescission of the Cole Memorandum and explained that the Cole Memorandum was “unnecessary” due to existing general enforcement guidance adopted in the 1980s, as set forth in the United States Attorneys’ Manual (“USAM”). The USAM enforcement priorities, like those of the Cole Memorandum, are also based on the U.S. federal government’s limited resources, and include “law enforcement priorities set by the Attorney General,” the “seriousness” of the alleged crimes, the “deterrent effect of criminal prosecution,” and “the cumulative impact of particular crimes on the community.”

While the Sessions Memorandum emphasizes that cannabis is a Schedule I controlled substance under the CSA and states the statutory view that it is a “dangerous drug and that marijuana activity is a serious crime,” it does not otherwise provide that the prosecution of cannabis-related offenses is now a DOJ priority. Furthermore, the Sessions Memorandum explicitly describes itself as a guide to prosecutorial discretion. Such discretion is in the hands of U.S. Attorneys in deciding whether to prosecute cannabis-related offenses. U.S. attorneys could individually continue to exercise their discretion in a manner similar to that displayed under the Cole Memorandum’s guidance. Certain U.S. Attorneys have publicly affirmed their commitment to proceeding in a manner contemplated under the Cole Memorandum, or otherwise affirmed that their view of U.S. federal enforcement priorities has not changed as a result of the rescission of the Cole Memorandum. However, certain other U.S. Attorneys appointed by former President Trump publicly supported the rescission of the Cole Memorandum. While there is a widespread industry expectation that U.S. attorneys appointed by President Biden would be less hostile to the cannabis industry, no assurance can be given that this will be the case.

As of the date of this Memorandum, the current Biden Administration Attorney General, Merrick Garland, has not issued any new cannabis prosecution guidance, but has stated, “I do not think it the best use of the Department’s limited resources to pursue prosecutions of those who are complying with the laws in states that have legalized and are effectively regulating marijuana.” However, enforcement of U.S. federal laws with respect to cannabis, including cannabis products, continues to remain uncertain.

Potential federal prosecutions could involve significant restrictions being imposed upon the Company or third parties, while diverting the attention of key executives. Such proceedings could have a material adverse effect on the Company’s business, revenues, operating results and financial condition, as well as the Company’s reputation and prospects, even if such proceedings were concluded successfully in favor of the Company. Such proceedings could involve the prosecution of key executives of the Company or the seizure of corporate assets.

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The Potential Re-Classification of Cannabis in the United States Could Create Additional Regulatory Burdens on Our Operations and Negatively Affect Our Results of Operations.

If cannabis is re-categorized as a Schedule II or lower controlled substance, the ability to conduct research on the medical benefits of cannabis would most likely be improved; however, rescheduling cannabis may materially alter enforcement policies across many federal agencies, primarily the Food and Drug Administration (“FDA”). The FDA is responsible for ensuring public health and safety through regulation of food, drugs, supplements, cosmetics and other similar products, pursuant to its enforcement authority set forth in the United States Federal Food Drug and Cosmetic Act (the “FDCA”). The FDA’s responsibilities include regulating the ingredients, as well as the marketing and labeling, of drugs sold in interstate commerce. Because cannabis is federally illegal to produce and sell, and because it has no federally recognized medical uses, the FDA has historically deferred enforcement related to cannabis to the Drug Enforcement Administration (“DEA”); however, the FDA has enforced the FDCA with regard to hemp-derived products, especially cannabidiol (“CBD”), sold outside of state-regulated cannabis businesses. If cannabis were to be rescheduled to a federally controlled, yet legal, substance, the FDA would likely play a more active regulatory role. In the event that cannabis becomes subject to FDA regulation, the pharmaceutical industry may directly compete with state-regulated cannabis businesses for market share, and the pharmaceutical industry may urge the DEA, the FDA, and others to enforce the CSA and FDCA against businesses that comply with state but not federal law. The potential for multi-agency enforcement could threaten or have a materially adverse effect on existing cannabis businesses whose operations are compliant with applicable state laws, including the Company.

State Cannabis Laws Could Face the Risk of Federal Preemption, Which Could Negatively Affect Your Investment

It is possible that the federal government could pass legislation legalizing cannabis for medical and/or adult use in the future. Such federal legislation would preempt similar legislation, and/or similar legalization efforts, including existing state laws. The Corporation’s operations could be subject to new federal laws and regulations, which are currently unknown and could present risk to the financial returns of holdings.

Federal and State Forfeiture Laws

As an entity that conducts business in the cannabis industry, the Company is potentially subject to U. S. federal and state forfeiture laws (criminal and civil) that permit the government to seize the proceeds of criminal activity. Civil forfeiture laws could provide an alternative for the federal government or any state (or local police force) that wants to discourage residents from conducting transactions with cannabis related businesses but believes criminal liability is too difficult to prosecute. Also, an individual can be required to forfeit property considered to be the proceeds of a crime even if the individual is not convicted of the crime, and the standard of proof in a civil forfeiture matter is lower than the standard in a criminal matter. Depending on the applicable law, whether federal or state, rather than having to establish liability beyond a reasonable doubt, the federal government or the state, as applicable, may be required to prove that the money or property at issue is proceeds of a crime only by either clear or convincing evidence or a mere preponderance of the evidence.

Stockholders of the Company located in jurisdictions where cannabis remains illegal may be at risk of prosecution under federal and/or state conspiracy, aiding and abetting, and money laundering statutes, and be at further risk of losing their investments or proceeds under forfeiture statutes. Many states remain fully able to take action to prevent the proceeds of cannabis businesses from entering their state. Because state legalization is relatively new, it remains to be seen whether these states would take such action and whether a court would approve it. Prospective stockholders of the Company should be aware of these potentially relevant federal and state laws in considering whether to invest in the Company.

United States Border Officers Could Deny Entry Into the United States to Non-United States Citizens Who Are Employees of or Investors in Companies With Cannabis Operations in the United States.

As cannabis remains illegal under United States federal law, non-United States citizens who are employed by or investing in legal and licensed cannabis companies could face detention, denial of entry or lifetime bans from the United States for their business associations with United States or Canadian cannabis businesses. Entry happens at the sole discretion of the United States Customs and Border Protection (the “USCBP”) officers on duty, and such officers have wide latitude to ask questions in determining the admissibility of a foreign national.

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As a result, the Canadian government has started warning travelers on its website that previous use of cannabis, or any substance prohibited by United States federal laws, could mean denial of entry to the United States. In addition, business or financial involvement in the legal cannabis industry in Canada or the United States could also be reason enough for USCBP officers to deny entry in the United States. In reaction to the then-impending legalization of cannabis in Canada, the USCBP released a statement outlining its current position with respect to enforcement of United States federal laws. The statement specified that Canada’s legalization of cannabis would not change the USCBP's enforcement of United States federal laws regarding controlled substances and, because cannabis continues to be a controlled substance under the Controlled Substances Act, working in or facilitating the proliferation of the cannabis industry in states in the United States or Canada where cannabis is legal may affect admissibility to the United States.

Certain of the Company’s directors, officers and employees are Canadian citizens, and may be subject to denials or bans from entry into the United States by USCBP officers due to their service or employment with the Company. In the event that any such directors, officers or employees are hindered or otherwise prevented from entering the United States, either in one instance or permanently, their ability to provide services to the Company could be materially hindered, which could have a material adverse effect on the Company’s business. In addition, the Company’s ability to attract qualified candidates for positions with the Company may be diminished by the prospect of a denial or ban from entry into the United States, which could have a material adverse effect on the Company's business.

Anti-Money Laundering Laws and Regulations

The Company is subject to a variety of laws and regulations in the U.S. that involve money laundering, financial recordkeeping and proceeds of crime, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the U.S.

Banks often refuse to provide banking services to businesses involved in the cannabis industry due to the present state of the laws and regulations governing financial institutions in the U.S. The lack of banking and financial services presents unique and significant challenges to businesses in the cannabis industry. While the Company has maintained bank accounts or other access to banking services, the loss of such accounts or services and the potential lack of a secure place in which to deposit and store cash, the inability to pay creditors through the issuance of checks and the inability to secure traditional forms of operational financing, such as lines of credit, are some of the many challenges presented to cannabis companies, and which could conceivably impact the Company, by the unavailability of traditional banking and financial services.

Since the cultivation, manufacture, distribution and sale of cannabis remains illegal under the Controlled Substances Act, banks and other financial institutions providing services to cannabis-related businesses risk violation of federal anti-money laundering statutes (18 U.S.C. §§ 1956 and 1957), the unlicensed money-remitter statute (18 U.S.C. § 1960) and the Bank Secrecy Act. These statutes can impose criminal liability for engaging in certain financial and monetary transactions with the proceeds of a “specified unlawful activity” such as distributing controlled substances which are illegal under federal law, including cannabis, and for failing to identify or report financial transactions that involve the proceeds of cannabis-related violations of the Controlled Substances Act. The Company may also be exposed to the foregoing risks.

In February 2014, the U.S. Treasury Department Financial Crimes Enforcement Network (“FinCEN”) issued the FinCEN Memo providing instructions to banks seeking to provide services to cannabis-related businesses. The FinCEN Memo states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of federal money laundering laws. It refers to supplementary guidance that former Deputy Attorney General James M. Cole issued to federal prosecutors relating to the prosecution of money laundering offenses predicated on cannabis-related violations of the Controlled Substances Act. It is unclear at this time whether the current administration will follow the guidelines of the FinCEN Memo, including in light of the rescission of the Cole Memorandum pursuant to the Sessions Memorandum. Overall, the Department of Justice continues to have the right and power to prosecute crimes committed by banks and financial institutions, such as money laundering and violations of the Bank Secrecy Act, that occur in any state, including in states that have legalized the applicable conduct and the Department of Justice’s current enforcement priorities could change for any number of reasons, including a change in the opinions of the President of the United States or the U.S. Attorney General. A change in the Department of Justice’s enforcement priorities could result in the Department of Justice prosecuting banks and financial institutions for crimes that previously were not prosecuted. As of the date of this Memorandum, the rescission of the Cole Memorandum has not affected the status of the FinCEN Memorandum, nor has the U.S. Department of the Treasury given any indication that it intends to rescind the FinCEN Memorandum. Although it was originally intended for the FinCEN Memorandum to work in tandem with the Cole Memorandum, the FinCEN Memorandum appears to remain in effect as standalone guidance. Although the FinCEN Memorandum remains intact as of the present time, it is unclear whether the Biden administration will continue to follow the guidelines of the FinCEN Memorandum.

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In the event that any of the Company’s operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations in the United States were found to be proceeds of a crime under one or more of the statutes noted above or any other applicable legislation, financial transactions relating thereto would be in violation of money laundering legislation. This could restrict or otherwise jeopardize the Company’s ability to declare or pay dividends or effect other distributions. Furthermore, while the Company has no current intention to declare or pay dividends on the shares of common stock for the foreseeable future, in the event that a determination was made that the Company’s proceeds from operations (or any future operations or investments) could reasonably be shown to constitute proceeds of crime, the Company may decide or be required to suspend declaring or paying dividends without advance notice and for an indefinite period of time.

Heightened Scrutiny by Regulatory Authorities

The Company’s business activities rely on newly established and/or developing laws and regulations in multiple jurisdictions, including the State of California and Lake County, California. These laws and regulations are rapidly evolving and subject to change, sometimes with minimal notice. Regulatory changes may adversely affect the Company’s profitability or cause it to cease operations entirely. The Company’s existing operations in California, and any future operations or investments, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in the United States. As a result, the Company may be subject to significant direct and indirect interaction with public officials. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any proposals will become law or otherwise be adopted, and there can be no assurance that heightened scrutiny will not in turn lead to the imposition of certain restrictions on the Company’s ability to operate or invest in the United States or any other jurisdiction, in addition to those described herein.

Risk of Regulatory or Political Change

The success of the Company’s business strategy depends on the legality of the cannabis industry in California, and the lack of U.S. federal enforcement of its laws that make cannabis businesses illegal. The political environment surrounding the cannabis industry in general can be volatile and the statutory and regulatory framework remains in flux. The risk remains that a shift in the regulatory or political realm could occur and have a drastic impact on the industry as a whole, adversely impacting the Company’s business, results of operations, financial condition or prospects.

Delays in enactment of or changes in new state regulations, or changes in federal laws or enforcement priorities, could restrict the Company’s ability to reach strategic growth targets and lower return on investor capital. The strategic growth strategy of the Company is reliant upon state regulations being implemented to facilitate the operation of adult-use cannabis in California. If such regulations are not timely implemented, or are subsequently repealed or amended, or contain prolonged or problematic phase-in or transition periods or provisions, the Company’s ability to achieve its growth targets, and thus, the return on investor capital, could be adversely affected. The Company is unable to predict with certainty when and how the outcome of these complex regulatory and legislative proceedings will affect its business and growth.

Further, there is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. If the U.S. federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, the Company’s business, results of operations, financial condition and prospects would be materially adversely affected. It is also important to note that local and city ordinances may strictly limit and/or restrict cannabis businesses in a manner that will make it extremely difficult or impossible to transact business that is necessary for the continued operation of the cannabis industry, including the Company. Federal actions against individuals or entities engaged in the cannabis industry or a repeal of applicable cannabis related legislation could adversely affect the Company and its business, results of operations, financial condition and prospects.

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The Company is aware that multiple states are considering special taxes or fees on businesses in the cannabis industry. It is a potential yet unknown risk at this time that other states are in the process of reviewing such additional fees and taxation. This could have a material adverse effect upon the Company’s business, results of operations, financial condition or prospects to the extent the Company operates in any of those states.

The adult-use cannabis industries are in their infancy and the Company anticipates that the California regulations will be subject to change as California’s regulation of the cannabis industry matures, including proposed consolidation of state cannabis regulation under the California Bureau of Cannabis Control (the "BCC"). We are unable to predict the impact, if any, of the Company’s state licenses being regulated by the BCC rather than the CDFA. The Company has in place a license application and compliance program administered by outsourced third-party compliance firms, which oversee, maintain, and implement the compliance program and personnel. The Company’s compliance program emphasizes security and inventory control to ensure strict monitoring of cannabis and inventory from cultivation to sale or disposal. Additionally, the Company has created standard operating procedures that include detailed descriptions and instructions for monitoring inventory at all stages of cultivation, transportation and delivery. The Company will continue to monitor compliance on an ongoing basis in accordance with its compliance program, standard operating procedures, and any changes to applicable regulation.

Overall, the adult-use cannabis industry is subject to significant regulatory change at each of the local, state and federal level. The inability of the Company to respond to the changing regulatory landscape may cause it to be unsuccessful in capturing significant market share and could otherwise harm its business, results of operations, financial condition or prospects.

Environmental Risk and Regulation

The Company’s operations are subject to state and local environmental regulation in the jurisdictions in which it operates. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors (or the equivalent thereof) and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the Company’s operations.

Government approvals and permits are currently, and may in the future, be required in connection with the Company’s operations. To the extent such approvals are required and not obtained, the Company may be curtailed or prohibited from its proposed production of cannabis or from proceeding with the development of its operations as currently proposed.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. The Company may be required to compensate those suffering loss or damage by reason of its operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws and regulations governing the production of medical and/or adult-use cannabis, or more stringent implementation thereof, could have a material adverse effect on the Company and cause increases in expenses, capital expenditures or production costs or reduction in levels of production or require abandonment or delays in development.

Public Opinion and Perception

Government policy changes or public opinion may result in a significant influence over the regulation of the cannabis industry in the United States or elsewhere. The Company believes the cannabis industry is highly dependent on consumer perception regarding the safety and efficacy of such cannabis. Consumer perceptions regarding legality, morality, consumption, safety, efficacy and quality of cannabis are mixed and evolving. Public opinion and support for cannabis has traditionally been inconsistent and varied from jurisdiction to jurisdiction. While public opinion and support appears to be rising for legalizing cannabis, it remains a controversial issue subject to differing opinions surrounding the level of legalization (for example, medical cannabis as opposed to legalization in general).

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Consumer perception can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption, safety, efficacy and quality of cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for cannabis and on the business, results of operations, financial condition and cash flows of the Company. Further, adverse publicity reports or other media attention regarding cannabis in general or associating the consumption of cannabis with illness or other negative effects or events, could have such a material adverse effect on the business of the Company. Such adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products in compliance with applicable state law, appropriately or as directed. There is no assurance that such adverse publicity reports or other media attention will not arise.

A negative shift in the public’s perception of cannabis in the United States could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to legalize medical and/or adult-use cannabis, or could result in adverse regulatory changes in California.

Fraudulent Cannabis-Related Securities Activity May Adversely Affect the Ability of Legitimate Cannabis Businesses to Attract Future Investors.

In 2014, both the SEC and Financial Industry Regulatory Authority (“FINRA”) issued alerts to investors regarding potential fraud in securities related to cannabis-related companies. Additionally, the North American Securities Administrators Association (“NASAA”) and various state securities regulators have issued similar alerts and have taken enforcement actions against issuers of fraudulent cannabis-related securities. While the Company intends to comply with all laws and regulations applicable to its operations, including its securities offering, it is possible that the Company will come under additional scrutiny by the SEC, FINRA, state securities administrators, or other regulators, due to its status as a cannabis-related business.

General Regulatory Risks

The Company’s business is subject to a variety of laws, regulations and guidelines relating to the cultivation, transportation, storage and disposal of cannabis, including laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. Achievement of the Company’s business objectives are contingent, in part, upon compliance with applicable regulatory requirements and obtaining all requisite regulatory approvals. Changes to such laws, regulations and guidelines due to matters beyond the control of the Company may cause adverse effects to the Company.

The Company is required to obtain or renew government permits and licenses for its operations. Obtaining, amending or renewing the necessary governmental permits and licenses can be a time-consuming process involving numerous regulatory agencies, involving public hearings and costly undertakings on the Company’s part. The duration and success of the Company’s efforts to obtain, amend and renew permits and licenses are contingent upon many variables not within its control, including the interpretation of applicable requirements implemented by the relevant permitting or licensing authority. The Company may not be able to obtain, amend or renew permits or licenses that are necessary to its operations. Any unexpected delays or costs associated with the permitting and licensing process could impede the ongoing or proposed operations of the Company. To the extent permits or licenses are not obtained, amended or renewed, or are subsequently suspended or revoked, the Company may be curtailed or prohibited from proceeding with its ongoing operations or planned development and commercialization activities. Such curtailment or prohibition may result in a material adverse effect on the Company’s business, financial condition, results of operations or prospects.

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California state licenses, and some local licenses, are renewed annually. Each year, licensees are required to submit a renewal application per guidelines published by the CDFA (for state licenses) and the applicable local regulatory body (for local licenses) such as the Lake County Community Development Department in Lake County. While renewals are annual, there is no ultimate expiry after which no renewals are permitted. Additionally, with respect to the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner and there are no material violations noted against the applicable license, the Company would expect to receive the applicable renewed license in the ordinary course of business.

A prerequisite to obtaining a California State license is obtaining a valid license, permit or authorization from a local municipality. While the owner of the Bar X Farm applied for an early activation cannabis cultivation permit from the Lake County Community Development Department which we believe will constitute local authorization to conduct commercial cannabis cultivation operations, and Bar X has received approval for all 275 provisional licenses for which it applied from the CDFA, subject to payment of all related application fees, there are no assurances that the owner of the Bar X Farm will be granted the Early Activation Permit. Further, as part of the permitting and licensing process in California, state and local officials may conduct both random and scheduled inspections of cannabis operations. The Company will be required to comply with both state laws and regulations and applicable local ordinances and codes. Compliance with both state and local laws may be burdensome and failure to do so could result in the loss of licenses, civil penalties and possibly criminal prosecution.

The cost of license applications is significant. While the Company expects to have sufficient capital to apply for initial provisional California state licenses, there are no assurances that the Company will have the capital necessary to continue to renew or replace the provisional licenses with annual licenses as necessary to carry out its long-term business plan, particularly if the State of California materially increases the annual fees for renewal of such licenses. California’s provisional licensing program is set to expire on December 31, 2021. The Company will experience additional fees related to obtaining annual licenses to replace the provisional licenses which it obtains, and no assurance can be given that the Company will successfully obtain such annual licenses. Given the necessity of such licenses, failure to possess the necessary licenses (regardless of the reason) would require the Company to cease operations at any unlicensed location and would have a material impact on the Company’s business, financial condition and results of operations. In addition, future changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to the Company’s operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the Company.

While the Company’s compliance controls have been developed to mitigate the risk of any material violations of any license it holds arising, there is no assurance that the Company’s licenses will be renewed by each applicable regulatory authority in the future in a timely manner. Any unexpected delays or costs associated with the licensing renewal process for any of the licenses held by the Company could impede the ongoing or planned operations of the Company and have a material adverse effect on the Company’s business, financial condition, results of operations or prospects.

The Company may become involved in a number of government or agency proceedings, investigations and audits. The outcome of any regulatory or agency proceedings, investigations, audits, and other contingencies could harm the Company’s reputation, require the Company to take, or refrain from taking, actions that could harm its operations or require the Company to pay substantial amounts of money, harming its financial condition. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources or have a material adverse impact on the Company’s business, financial condition, results of operations or prospects.

Enforceability of Contracts

Due to the nature of the Company’s business and the fact that its contracts involve cannabis and other activities that are not legal under U.S. federal law and in some jurisdictions, the Company may face difficulties in enforcing its contracts in federal and certain state courts. The inability to enforce any of the Company’s contracts could have a material adverse effect on the Company’s business, operating results, financial condition or prospects.

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Risks Relating to Our Company

The Company Has No Operating History

The Company has no operating history, which makes it difficult for prospective shareholders to evaluate the Company’s prospects for success. There is no assurance that the Company will be successful and the likelihood of success must be considered in light of its early stage of operations.

To Date, the Company Has Had Operating Losses and Does Not Expect to be Initially Profitable for at Least the Foreseeable Future, and Cannot Accurately Predict When it Might Become Profitable

Since the Company’s inception, it has experienced net losses and negative cash flows from operations as it has funded its initial startup operations primarily through loans from its principal stockholders. The Company expects its operating expenses to increase in the future as it continues to expand its operations. If the Company’s revenue does not grow at a greater rate than its operating expenses, the Company will not be able to achieve and maintain profitability. The Company expects to incur significant losses in the near term future for a number of reasons, including without limitation the other risks and uncertainties described herein. Additionally, the Company may encounter unforeseen operating or legal expenses, difficulties, complications, delays and other factors that may result in losses in future periods. If the Company’s expenses exceed its revenue, the Company may never achieve or maintain profitability and the Company’s business may be harmed.

Greenhouse Design, Approval, Construction and Operation is Uncertain

The Company has not yet finalized the design of its proposed greenhouses or engaged architects, contractors or other necessary third parties necessary to construct them, nor has ant equipment for such greenhouses been purchased or ordered. Construction of the Company’s proposed greenhouses is subject to obtaining a conditional use permit (“CUP”) from Lake County, California, as well as all necessary building permits, local business licenses and other necessary local approvals. There can be no certainty that the CUP or such other permits and approvals will be granted, or, if granted, will be granted within the proposed timeframe or on terms expected by the Company. If the CUP and such other permits and approvals not obtained within the proposed timeframe, the Company may not realize its expected benefits and could suffer adverse consequences, including loss of investor confidence and other material adverse effects on the Company’s business.

If the Company encounters any delays or other difficulties in designing, constructing or operating the greenhouses, or in obtaining any necessary permits, approvals or licenses therefor, the Company may be unable to effectively develop, that aspect of is business, and its financial condition and results of operations could ne adversely affected.

The Company is Dependent Upon its Management, Key Personnel and Consultants, and Some of Them Will Have Concurrent Responsibilities at Other Businesses

The success of the Company is dependent, in part, upon the Company’s ability to attract and retain key senior management and the ability, expertise, judgment, discretion and good faith of such senior management. While employment agreements or management agreements are customarily used as the primary method of retaining the services of key employees and management, these agreements cannot assure the continued services of such employees and management. Qualified individuals are in high demand, and the Company may incur significant costs to attract and retain them. Any loss of the services of such individuals or an inability to attract other suitably qualified persons when needed, could have a material adverse effect on the Company’s business, operating results, financial condition or prospects, and the Company may be unable to find adequate replacements on a timely basis, or at all.

The Company’s future success depends substantially on the continued services of its and Bar X’s executive officers and its key cultivation personnel, particularly Jedediah Morris, the Company’s chief executive officer. If one or more of its executive officers or key personnel were unable or unwilling to continue in their present positions, the Company might not be able to replace them easily or at all. In addition, if any of its executive officers or key employees joins a competitor or forms a competing company, the Company may lose know-how, key professionals and staff members. Particularly as non-competition restrictions are generally not available to California employers, these executive officers and key employees could leave their employment with and compete with the Company, including by taking customers away. Further, some of the Company’s management, key personnel and consultants, including Mr. Morris, will have concurrent responsibilities at other entities which are also engaged in the cannabis business in California.

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The Company Has Engaged in and is Dependent on Certain Transactions with Related Persons and/or Entities

The Company has engaged in, and intends to continue to engage in, transactions with related persons and/or entities, such as Green Matter, Halo, and LCNH. For example, Bar X leases the Bar X ranch from LCNH, which is owned by Green Matter and Halo. Additionally, Bar X entered into product purchase agreements with affiliates of Green Matter and Halo, pursuant to which each has agreed to purchase 25% of Bar X’s yearly harvest, or an aggregate of 50%, at a maximum price of $300 per untrimmed pound for outdoor flower or $450 per pound for greenhouse flower; and a license and supply agreement with Humboldt Standard, pursuant to which Humboldt Standard provides plant clones and intellectual property that is essential to the Company’s operations. These clones are commercially available strains and are not proprietary. While the Company believes that the terms of these agreements, other than the product purchase agreements, are at least as favorable on an aggregate basis as terms that would be available from an unaffiliated third party, no assurance can be given in this regard. While the consistent revenues expected to be provided by the commitments by Halo and Green Matter under the product purchase agreements is intended to contribute stable cash flow to the Company, the pricing and gross margins thereunder may be less favorable to the Company than that available from unaffiliated third parties, which could adversely impact the Company’s results of operations.

The Company’s success is largely dependent upon its relationship with related persons and/or entities. If our relationship with any related party deteriorates, the Company may not be able to implement its plan of operations and could have a material adverse effect on the Company’s business, operating results or financial condition.

Affiliate Shareholders which are affiliated with the Company's Employees, Executive Officers and Directors, Beneficially Own or Control 88% of its Outstanding Shares

Green Matter and Halo, entities affiliated with the Company's employees, executive officers, directors and affiliates, as of the date of this offering statement, beneficially own or control 88% of the Company’s outstanding shares, which if they act together would enable them to control, and would limit your ability and the ability of the Company’s other stockholders, whether acting alone or together, to propose or direct the management or overall direction of the Company. These affiliate stockholders, and thus indirectly the Company’s employees, directors and executive officers, have the power to control the election of the Company’s directors and the approval of actions for which the approval of the Company’s stockholders is required. If you acquire the Company’s shares, you will have no effective voice in the management of the Company. Because of the limited voting rights held by those who invest in the Company, and because the Company’s board of directors and management will make all decisions about how the Company is operated, all stockholders holding the shares of common stock being sold in this offering will be relying on the judgment and decisions made by these directors and officers of the Company who also own and/or control these affiliated entities. See, “Business-Material Contracts and Commitments” and “Related Party Transactions.”

Such concentrated control of the Company may adversely affect the value of the Company’s shares and could also limit the price that investors might be willing to pay in the future for the Company’s shares. Additionally, this concentration of ownership could discourage or prevent a potential merger or acquisition of the Company that might otherwise result in an investor receiving a premium over the market price for his or her shares.

Although Dependent Upon Certain Key Personnel, the Company Does Not Have any Key Man Life Insurance Policies on any Such People

The Company is dependent upon management in order to conduct its operations and execute its business plan; however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

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Additional Financing

The Company expects to incur significant ongoing costs and obligations related to its investment in infrastructure and growth and for regulatory compliance and that its continued development will require additional financing. There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as securities, debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. The Company intends to generate significant revenues from operations promptly after its initial harvest, with interim cash flow deficiencies being addressed through the proceeds of this offering and additional financing. The Company anticipates raising additional funds through public or private financing, securities financing and/or strategic relationships or other arrangements in the near future to support its business operations; however, the Company does not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. Furthermore, additional equity financing may be dilutive to the holders of the Company’s shares, and debt financing, if available, may involve restrictive covenants or other restrictions. Strategic relationships, if necessary to raise additional funds, may require that the Company relinquish valuable rights. If additional funds are raised through further issuances of equity or convertible debt securities, existing stockholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of holders of common stock.

Competition

The Company faces intense competition from other companies, which have longer operating histories and more financial resources and experience than the Company. Because of the early stage of the industry in which the Company operates, the Company expects to face additional competition from new entrants. Increased competition by larger and better financed competitors could materially adversely affect the business, financial condition, results of operations or prospects of the Company and the Company cannot provide assurances that it will be able to compete successfully against current and future competitors.

Despite state-level legalization of cannabis in the United States, illicit or “black-market” operations remain abundant and present substantial competition to the Company. In particular, illicit operations, despite being largely clandestine, are not required to comply with the extensive regulations that the Company must comply with in order to conduct business, and accordingly may have significantly lower costs of operation.

Additionally, the operations of the Company may be an ongoing target of attacks specifically designed to impede the success of our products, and we may be exposed to various levels of criminal interference and other risks and uncertainties including terrorism, violence, hostage taking and other drug gang activities. The nature of the Company’s operations may also make the Company subject to greater risks of theft and greater risks as to property security. These conditions could lead to lower productivity and higher costs, which would adversely affect results of operations and cash flow of the Company. Such conditions could have a material impact on the investment returns of the Company.

Risks Inherent in an Agricultural Business

Cannabis is an agricultural product. There are risks inherent in the agricultural business, such as insects, plant diseases, fires, floods, inadequate water supply and similar agricultural risks. Further, the Company’s products are grown outdoors where they are subject to the natural elements, such as California wildfires, which may have a material adverse effect on the production of the Company’s products.

Reliance on Key Inputs

The cannabis business is dependent on a number of key inputs and their related costs, including raw materials and supplies related to growing operations, as well as electricity, water and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact the business, financial condition or results of operations of the Company. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If Humboldt Standard, the Company’s sole source supplier of plant clones, was to go out of business, the Company might be unable to find a replacement for such source in a timely manner or at all. If Humboldt Standard were to be acquired by a competitor, that competitor may elect to terminate or not renew the License and Supply Agreement and not sell to the Company in the future. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on the business, financial condition, results of operations or prospects of the Company.

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Product Liability

Selling products for human consumption involves inherent legal and other risks, including product contamination, spoilage, product tampering, allergens, pesticides, microbial agents or other adulteration. As a cultivator of products designed to be ingested by humans, the Company faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the sale of cannabis may impose a risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of cannabis alone or in combination with other medications or substances could occur. The Company, in its role as a supplier to an entity that is a manufacturer, distributor and/or retailer of adult-use cannabis, the Company may be subject to various product liability claims, including, among others, that the cannabis product caused injury or illness included inadequate instructions for use or inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against the Company could result in increased costs, could adversely affect the Company’s reputation with its customers and consumers generally, and could have a material adverse effect on the business, results of operations, financial condition, profitability or prospects of the Company. Moreover, even if a product liability or consumer fraud claim is unsuccessful, has no merit or is not pursued, the negative publicity surrounding assertions against the Company’s products or processes and legal costs could materially and adversely affect the Company’s product sales, financial condition and operating results.

There can be no assurances that the Company will be able to maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available on acceptable terms, or at all. The inability to maintain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could have a material adverse effect on the business, results of operations, financial condition or prospects of the Company.

Product Recalls and Testing

Cultivators are sometimes subject to the recall or return of their products for a variety of reasons, including failed laboratory tests for reasons such as contamination, spoilage, allergens, pesticides, microbial agents or other adulteration, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. Any such failed tests would cause unexpected expenses that may arise in connection therewith, including required destruction of the affected crops, and also may require significant management attention. The Company could be adversely affected if vendors lose confidence in the safety and quality of certain products or the safety of cannabis generally or if the Company’s products cause injury, illness or death. The Company may also suffer losses if its products or operations violate applicable state and/or local laws or regulations.

Although the Company has procedures in place for testing its products, there can be no assurance that any quality, potency, contamination or other problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of the Company’s products were subject to recall or market withdrawal, the image of the Company’s products could be harmed, and such a product recall or market withdrawal could result in significant losses due to resulting costs, the destruction of product inventory and lost sales due to the unavailability of the product for a period of time. Additionally, product recalls can lead to increased scrutiny of operations by the FDA or other applicable regulatory agencies, requiring further management attention and potential legal fees and other expenses and possibly resulting in a loss or suspension of necessary licenses.

Product Approval for Sale and Distribution

States generally only allow the cultivation, manufacture, distribution and sale of cannabis products that are grown in that state and may require advance approval of such products. Certain states and local jurisdictions have promulgated certain requirements for approved cannabis products based on the form of the product and the concentration of the various cannabinoids in the product. While the Company intends to follow the guidelines and regulations of each applicable state and local jurisdiction in which it operates, which will be particularly important if the Company expands to jurisdictions outside California, in preparing products for sale and distribution, there is no guarantee that such products will be approved to the extent necessary. If the products are approved, there is a risk that any state or local jurisdiction may revoke its approval for such products based on changes in laws or regulations or based on its discretion or otherwise. If any of the Company’s products are not approved or any existing approvals are rescinded, then such failure to obtain approval or rescission of any approval may have a material adverse effect on the Company’s business, financial condition, results of operations or prospects.

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Dependence on Suppliers and Skilled Labor

The ability of the Company to cultivate cannabis on a competitive basis will be dependent on it having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that the Company will be successful in maintaining its required supply of skilled labor, equipment, parts and components. It is also possible that the final costs of any major equipment contemplated by the Company’s capital expenditure plans may be significantly greater than anticipated by the Company’s management and may be greater than funds available to the Company, in which circumstance the Company may curtail, or extend the timeframes for completing, its capital expenditure plans. This could have an adverse effect on the business, financial condition, results of operations or prospects of the Company.

Management of Growth

The Company may in the future experience rapid growth and development in a relatively short time and become subject to growth-related risks including capacity constraints, pressure on its internal systems and controls, the ability to attract and retain qualified management personnel and the training of new personnel. The ability of the Company to manage growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base and management personnel. The Company intends to utilize outsourced resources, and hire additional personnel, in order to manage its expected growth. Failure to successfully manage its possible growth and development could have a material adverse effect on the Company’s business, financial condition or results of operations.

Internal Controls

Effective internal controls are necessary for the Company to provide reliable financial reports and help prevent fraud. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s results of operations or cause it to fail to meet its reporting obligations. If the Company or its auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in the Company’s financial statements and materially adversely affect the trading price of the common stock.

A Failure of One or More of Our Information Technology Systems, Networks, Processes, Associated Sites, or Service Providers Could Have a Negative Impact on Our Business

To an extent, we rely on information technology (“IT”) systems, networks, and services, including internet sites, data hosting and processing facilities and tools, hardware (including laptops and mobile devices), software and technical applications and platforms, some of which are managed and hosted by third party vendors to assist us in the management of our business. The various uses of these IT systems, networks, and services include, but are not limited to: hosting our internal network and communication systems; enterprise resource planning; processing transactions; summarizing and reporting results of operations; business plans, and financial information; complying with regulatory, legal, or tax requirements; providing data security; and handling other processes necessary to manage our business. Any failure of our information systems could adversely impact our ability to operate. Routine maintenance or development of new information systems may result in systems failures, which may have a material adverse effect on our business, financial condition, or results of operations.

Increased IT security threats and more sophisticated cyber-crime pose a potential risk to the security of our IT systems, networks, and services, as well as the confidentiality, availability, and integrity of our data. This can lead to outside parties having access to our privileged data or strategic information, our employees, or our customers. Any breach of our data security systems or failure of our information systems may have a material adverse impact on our business operations and financial results. If the IT systems, networks, or service providers we rely upon fail to function properly, or if we suffer a loss or disclosure of business or other sensitive information due to any number of causes, ranging from catastrophic events to power outages to security breaches, and our disaster recovery plans do not effectively address these failures on a timely basis, we may suffer interruptions in our ability to manage operations and reputational, competitive, or business harm, which may have a material adverse effect on our business, financial condition, or results of operations. In addition, such events could result in unauthorized disclosure of material confidential information, and we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our partners, our employees, customers, and suppliers. In any of these events, we could be required to spend significant financial and other resources to remedy the damage caused by a security breach or to repair or replace networks and IT systems.

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The Corporation’s Business Premises Face Security Risks

The Company’s cultivation site is a target for theft. While the Company has implemented security measures and continues to monitor and improve its security measures, its cultivation site could be subject to break-ins, robberies and other breaches in security. If there was a breach in security and the Company fell victim to a robbery or theft, the loss of cannabis plants, cannabis flowers and or cultivation equipment could have a material adverse impact on the business, financial condition and results of operation of the Company.

As the Company’s business involves the movement and transfer of cash which is collected from customers and deposited into its bank, there is a risk of theft or robbery during the transport of cash. Employees sometimes transport cash and/or products. While steps have been taken to prevent theft or robbery of cash during transport, there can be no assurance that there will not be a security breach during the transport and the movement of cash involving the theft of product or cash.

Litigation

The Company may become party to litigation from time to time in the ordinary course of business, or otherwise named as a defendant in a lawsuit or regulatory action, either of which could adversely affect its business. Should any litigation in which the Company becomes involved be determined against the Company, such a decision could adversely affect the Company’s ability to continue operating and the market price for the common stock. Even if the Company is involved in litigation and wins, litigation can redirect significant company resources. Further, the Company may incur uninsured losses for liabilities which arise in the ordinary course of business, or which are unforeseen, including, but not limited to, employment liability and business loss claims. There is no assurance that the Company’s stockholders will not lose their entire investment in the Company as a result of unforeseen litigation.

The Company is Not Subject to Sarbanes-Oxley Regulations and Lacks the Financial Controls and Safeguards Required of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about the Company’s financial controls that would be required under the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial controls.

Changes in Employment Laws or Regulation Could Harm the Company’s Performance

Various federal and state labor laws govern the Company’s relationship with its employees and contractors and affect the Company’s operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect the Company’s operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not be Fully Insured

While the Company currently has a bank account for its operations and also has an escrow bank account in connection with this Offering, the deposits are insured by the FDIC through the Deposit Insurance Fund up to a maximum of $250,000 per account title. We anticipate that the account balances in each account may exceed those limits at times. In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

We may be required to pay higher bank costs or be denied banking services, which could materially and adversely affect us.

For federal insurance protection, a bank must pay quarterly assessments. The FDIC has adopted a risk-based assessment system. Under this system, banks pay insurance premiums at rates based on their risk classification. Banks assigned to higher risk classifications (that is, banks that pose a higher risk of loss to the deposit insurance fund) pay assessments at higher rates than do banks that pose a lower risk. A bank’s risk classification is assigned based on its capital levels and the level of supervisory concern the bank poses to the regulators. In addition, the FDIC can impose special assessments in certain instances. The FDIC may terminate its insurance of deposits if it finds that a bank has engaged in unsafe and unsound practices, is in an unsafe or unsound condition, or has violated any applicable law (such as the CSA), regulation (such as federal regulations related to cannabis), rule, order, or condition imposed by the FDIC. An increase in these assessment rates could cause any bank providing banking services to the Company to impose higher banking costs or restrict the availability of banking services to us, which could materially and adversely affect us.

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The Company’s Business Plan is Speculative

The Company’s planned business is speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits. An investment in the Company’s shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Company Has Incurred and May Incur Additional Debt

The Company has incurred debt and may incur additional debt in the future. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2)increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (6) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

The Company Will be Reliant on Humboldt Standard as Sole Supplier of Plant Clones and Intellectual Property, and May Become Dependent on Other Key Suppliers and Vendors

The Company has entered into the License and Supply Agreement with Humboldt Standard (an affiliate of Green Matter, an affiliate shareholder of the Company), the Company’s sole supplier of plant clones, and provider of trade secrets and know-how on which the Company’s business is dependent. The Company may also in the future enter into agreements with other key suppliers and vendors. The Company expects to be reliant on a positive and continuing relationship with Humboldt Standard, and while management believes that it has access to a variety of alternative sources of key inputs, the Company could become dependent on other key suppliers and vendors. Termination of any agreements therewith, variations in their terms or the failure of a key vendor or supplier to comply with its obligations under these agreements (including if a key supplier or vendor were to become insolvent or acquired by a competitor who refused to continue to do business with the Company) could have a material adverse effect on the Company’s financial results and on your investment.

The Company’s Operating Plan Relies in Large Part Upon Assumptions and Analyses Developed by the Company. If these Assumptions or Analyses Prove to be Incorrect, the Company’s Actual Operating Results May be Materially Different from the Company’s Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecasts depend on a number of factors, many of which are outside the Company’s control, including, but not limited to:

●	whether the Company can obtain sufficient capital to sustain and grow its business
●	the Company’s ability to manage its growth
●	the Company's assumptions related to farming and cultivating
●	the Company’s ability to timely develop its greenhouses
●	whether the Company can manage relationships with key vendors, suppliers and third parties
●	competition
●	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel
●	the overall strength and stability of the California economy
●	consumer habits
●	changes in the regulation of cannabis
●	duration and severity of the spread of the novel coronavirus, which causes the disease now known as COVID-19 (the “Coronavirus”)
●	and the effects of weather or natural disasters

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

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Fraudulent or Illegal Activity by Employees, Contractors and Consultants

The Company is exposed to the risk that its employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to the Company that violates: (i) government regulations; (ii) manufacturing standards; (iii) state cannabis laws and regulations; or (iv) applicable laws that require the true, complete and accurate reporting of financial information or data. It may not always be possible for the Company to identify and deter misconduct by its employees and other third parties, and the precautions taken by the Company to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Company from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against Company, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on the Company’s business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of the Company’s operations, any of which could have a material adverse effect on the Company’s business, financial condition, results of operations or prospects.

Limitation on Director, Officer and Other’s Liability

The Company’s governing documents provide that the liability of its board of directors (the “Board”) and officers is eliminated to the fullest extent allowed under the laws of the state of Nevada. Thus, the Company and the stockholders of the Company may be prevented from recovering damages for alleged errors or omissions made by the members of the Board and its officers. The Company’s governing documents also provide that the Company will, to the fullest extent permitted by law, indemnify members of the Board and its officers for certain liabilities incurred by them by virtue of their acts on behalf of the Company.

We May be Unable to Access Bankruptcy Courts and Seek Bankruptcy Protection

The United States Bankruptcy Code, 11 U.S.C. §101, et seq, provides very significant legal protections for failing businesses that need to reorganize their financial, commercial and legal affairs, and for failed companies that are attempting an orderly process for going out of business while protecting owners and officers from excess legal and financial liability. In an August 2015 opinion, the U.S. Bankruptcy Appellate Panel of the Tenth Circuit ruled that a cannabis grower and his wife could not obtain bankruptcy relief because their cannabis-related activities are federal crimes. In light of this opinion, even though cannabis-related activities may be legal under state law, individuals or businesses that engage in such activities may be ineligible for relief under the U.S. Bankruptcy Code.

Federal Tax Risks

Section 280E of the U. S. Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are licensed under applicable state laws. Although the IRS issued a clarification allowing the deduction of cost of goods sold, the scope of such items is interpreted very narrowly and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

Further, each person engaged in a trade or business who, in the course of that trade or business, receives more than $10,000 in cash in one transaction or in two or more related transactions, is required to file Form 8300 with the Internal Revenue Service (the “IRS”). The Company believes that it at all times has complied with this requirement, intends to do so in the future and has implemented appropriate controls to ensure compliance. However, due primarily to the challenges often faced by cannabis industry participants in obtaining and retaining banking services, many of the Company’s customers and suppliers may use cash to satisfy certain of their obligations. Accordingly, the Company may be subject to this requirement on a continuing basis, and if these controls were to fail to operate effectively, the Company could be determined by the IRS to have violated such requirement. The Company has not received any citation or notice of violation and is unable to assess what impact, if any, this could have on its business activities or operations. There is no assurance that the consequences of any such violation or violations would not result in fines or penalties or result in suspension or termination of existing or future licenses, any of which may have a material adverse effect on the Company’s business, results of operations or financial condition.

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The IRS and/or similar state government bodies may not accept the tax structure or tax positions taken by the Company. If the Company’s tax structure and/or tax positions are challenged or invalidated, any tax advantages contemplated by the Company with respect to the Company’s anticipated future profits or otherwise, may not be available, and this may result in adverse tax consequences to the Company and the holders of Common Shares.

Based on anecdotal information, the Company believes that there is a greater likelihood that the IRS will audit cannabis-related businesses such as the Company. Any such audit could result in the Company paying additional tax, interest and penalties, as well as incremental accounting and legal expenses.

California Taxes

California law imposes an excise tax to be paid by the end-consumer and the dispensary; and a cultivation tax to be paid by cultivators on all harvested cannabis that enters the commercial market, in addition to any sales and use tax at the state and local level. The tax regime that is applicable to the Company’s business will have a direct impact on its operations and profitability and, in extreme cases, may make pursuing the Company’s expected business plan a futile endeavor.

High Bonding and Insurance Coverage Costs

There is risk that some or all of the state regulatory agencies will begin requiring entities and individuals engaged in certain aspects of the cannabis business to post a bond when applying for the issuance or renewal of a license as a guarantee of payment of sales, franchise or other taxes. This risk may not be relevant to all aspects of the cannabis business; however, as this industry is relatively new, the Company does not have sufficient information to date to completely quantify what such requirements could or would be. It remains an unknown cost that could have a negative impact on the ultimate success of the Company’s business.

Although the Company intends to maintain general liability insurance to protect against certain risks in such amounts as it considers to be reasonable, including insurance covering crop losses (which it currently does not have, but for which it has applied) and other risks, its insurance does not and may not cover all the potential risks associated with its operations and the amount of such insurance coverage it does maintain may not be adequate to cover all claims or liabilities, which may force the Company to bear substantial costs resulting from risks and uncertainties of its business. It may not be possible for the Company to obtain insurance to protect against all operational risks and liabilities. In particular, the Company may have difficulty obtaining insurance, or be forced to pay higher premiums, because it operates in the cannabis industry. Moreover, insurance against risks such as environmental pollution or other hazards encountered in the operations of the Company may not generally available on acceptable terms. The Company might also become subject to liability for pollution or other hazards which may not be insured against or which the Company may elect not to insure against because of premium costs or other reasons. Further, the Company does not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources. The failure to obtain or maintain adequate insurance coverage on terms favorable to the Company, or at all, could have a material adverse effect on the business, financial condition and results of operations of the Company and its subsidiaries.

Third Parties with whom we do Business may Perceive Themselves as being Exposed to Reputational Risk Because of their Relationship with Us Due to Our Cannabis-Related Business Activities, and May, as a Result, Refuse to Do Business with Us

Third parties with whom we do business may perceive that they are exposed to reputational risk because of our cannabis-related business activities. Failure to establish or maintain business relationships, including banking relationships, could have a material adverse effect on our business, financial condition and results of operations. Any third-party service provider could suspend or withdraw its services to us if it perceives that the potential risks exceed the potential benefits to such services. While we believe that these services can be procured from other institutions, we may in the future have difficulty maintaining existing, or securing new, bank accounts or clearing services.

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Economic Environment and Banking

Many banks in the U.S. refuse to open or maintain bank accounts for the deposit of funds from businesses involved in the cannabis industry. In addition, many banks generally refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses. While the Company currently has bank accounts for its operations and the funds invested in this Offering, should the Company experience an inability to maintain its bank accounts, its business, operations and financial condition would be materially and adversely affected. There are no assurances that the Company will continue to have access to banking or have access to credit-card related services, which may make it difficult for the Company to operate and conduct its business. See “We may be required to pay higher bank costs or be denied banking services, which could materially and adversely affect us” and “Anti-Money Laundering Laws and Regulations.”

Global Financial Conditions

From time to time, global financial conditions are characterized by extreme volatility. Future economic shocks may be precipitated by a number of causes, including a rise in the price of oil, geopolitical instability and natural disasters. Any sudden or rapid destabilization of global economic conditions could impact the Company’s ability to obtain equity or debt financing in the future on terms favorable to the Company. Additionally, any such occurrence could cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. In such an event, the Company’s operations and financial condition could be adversely impacted.

Furthermore, general market, political and economic conditions, including, for example, inflation, interest and currency exchange rates, structural changes in the cannabis industry, supply and demand for commodities, political developments, legislative or regulatory changes, social or labor unrest and stock market trends will affect the Company’s operating environment and its operating costs, profit margins and share price. Any negative events in the global economy could have a material adverse effect on the Company’s business, financial condition, results of operations or prospects.

The Novel Coronavirus Could have a Material Adverse Impact on Our Business, Results of Operations, Financial Condition, Cash Flows or Liquidity

We note that the spread of the Coronavirus is a rapidly evolving public health emergency with global implications and at present we, as is common across industries and geographies, recognize that we could be adversely affected by a range of factors and developments, largely beyond our control, and we are unable to predict the outcomes of this even on a short-term basis. We continue to monitor the situation, among other objectives, to assess the impact of developments on our financial condition, results of operations, cash flows and liquidity.

We currently are unable to predict the duration and severity of the spread of the Coronavirus, and responses thereto, on our business and operations, and on our results of operations, financial condition, cash flow and liquidity, as these depend on rapidly evolving developments, which are highly uncertain and will be a function of factors beyond our control, such as the speed of contagion, the implementation of effective preventative and containment measures, the development of effective medical solutions, the timing and scope of governmental restrictions on public gatherings, mobility and other activities, financial and other market reactions to the foregoing, and reactions and responses of the populace both in affected regions and regions yet to be affected. While we expect we will suffer adverse effects, the more severe the outbreak and the longer it lasts, the more likely it is that the effects on us and our business will be materially adverse.

Risks Associated with Our Common Stock and the Offering

The Initial Offering Price of $0.75 Per Share is Arbitrary

The initial offering price of $0.75 per share has been arbitrarily determined by our management and does not bear any correlative relationship to the assets, net worth or projected earnings of the company, or any other generally accepted criteria of value.

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Our Executive Officers, Directors and Principal Stockholders have the Ability to Control All Matters Submitted to Stockholders for Approval

Upon completion of this offering, assuming 66,666,666 shares are sold (two-thirds of the maximum in this offering), our executive officers, directors and stockholders who own 5% or more of our currently outstanding shares of common stock, will beneficially own shares, in the aggregate, representing approximately 78.44% of our currently outstanding shares of common stock. As a result, if these stockholders were to choose to act together, they would continue to be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they choose to act collectively, would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of the company on terms that other stockholders may desire.

Claims for Indemnification by Our Directors and Officers May Reduce Our Available Funds to Satisfy Successful Stockholder Claims Against Us and May Reduce the Amount of Money Available to Us

Our certificate of incorporation and by-laws provide that we shall indemnify, to the fullest extent authorized by the Nevada Revised Statutes (“NRS”), each person who is involved in any litigation or other proceeding because such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “Authorized Representative”), against all expense, loss or liability reasonably incurred or suffered in connection therewith. Our certificate of incorporation provides that indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to us of an undertaking, by or on behalf of the Authorized Representative, to repay all amounts so advanced if it is ultimately determined that such Authorized Representative is not entitled to indemnification.

Section 78.7502 of the NRS permits a corporation to indemnify any Authorized Representative (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was an Authorized Representative of the Company, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the Company), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The above limitations on liability and our indemnification obligations limit the personal liability of our directors, officers, employees or agents of the Company for monetary damages for breach of their fiduciary duties, as applicable, by shifting the burden of such losses and expenses to us. Certain liabilities or expenses covered by our indemnification obligations may not be covered by such insurance or the coverage limitation amounts may be exceeded. As a result, we may need to use a significant amount of our funds to satisfy our indemnification obligations, which could severely harm our business and financial condition and limit the funds available to stockholders who may choose to bring a claim against the Company.

These indemnification provisions and the indemnification agreements entered into between the Company and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Subscription Agreement Provides for Indemnification of the Company and its Officers, Directors and Affiliates.

Each investor agrees in the subscription agreement relating to this offering to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of section 15 of the Securities Act of 1933, as amended (the “Securities Act”) against all losses that each may incur by reason of any false representation or warranty or breach of failure by Investor to comply with any covenant or agreement made by Investor therein or in any other document furnished by Investor to any of the foregoing in connection with this offering.

Management Will Have Discretion as to the Use of Proceeds from this Offering

The net proceeds from this offering will be used for the purposes described under “Use of Proceeds.” The Company reserves the right to use the funds obtained from this offering for other purposes not presently contemplated that it deems to be in the best interests of the company and its stockholders in order to address changed circumstances or opportunities. Because of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the Company’s management with respect to application and allocation of the net proceeds of this offering. Investors for the securities offered hereby will be entrusting their funds to the Company’s management, upon whose judgment and discretion the investors must depend.

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No Public Market for Our Common Stock Currently Exists, and an Active Trading Market May Not Develop or be Sustained

Our common stock is not currently quoted or traded on any trading market and there can be no assurance that an active public market for our common stock will ever develop in the future. Moreover, the national securities exchanges in the United States currently refuse to list the securities of plant-touching cannabis issuers such as the Company, and U.S. investors may have difficulties trading our common stock on any non-U.S. exchanges or markets in which our common stock may be listed or traded. In the absence of an active trading market:

●	investors may have difficulty buying and selling or obtaining market quotations;
●	market visibility for our securities may be limited; and
●	a lack of visibility for our securities may have a depressive effect on any market price for our securities that might develop.

We intend to apply to have our common stock listed on the OTC Markets OTCQX Market or OTCQB Market, and also on the NEO Exchange, the Canadian Securities Exchange or the Frankfurt Stock Exchange, or another recognized non-U.S. securities market, after a final closing of this offering, or at such other time as we may determine in our sole discretion. Because we have discretion with respect to if, when or where our common stock will be publicly traded, there can be no assurance that our common stock will ever be quoted, listed or traded on any trading market or, if listed, quoted or traded, that an active public market will develop or be sustained or be easily accessible to U.S investors.

There can be no assurance that security analysts of brokerage firms will provide coverage of our Company, if at all. In the event there is no active trading market for our common stock or coverage of our Company by security analysts of brokerage firms, you may be unable to dispose of your common stock at desirable prices or at all. Moreover, there is a risk that our common stock could be delisted from any trading market on which it may be quoted or traded.

The lack of an active market would impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. The lack of an active trading market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire additional intellectual property assets by using our securities as consideration.

Our Common Stock is Considered a “Penny Stock,” and Thereby Subject to Additional Sale and Trading Regulations that Make it More Difficult to Sell

The Securities and Exchange Commission, or SEC, has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, including The Nasdaq Global Market, or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTCQX and OTCQB do not meet such requirements and if the price of any class of our traded securities is less than $5.00, such securities will be deemed to be penny stock unless we have net tangible assets of at least $5,000,000 or any average of $6,000,000 in annual revenue over the last 3 years. While the Company expects to raise sufficient funds in this Offering to satisfy the net tangible assets requirement so that its securities would not be considered a penny stock, no assurance can be given in this regard, and accordingly the Common Stock currently is considered a “penny stock.” In addition, based on its current business plan, the Company anticipates satisfying the average annual revenue requirement in 2021 or 2022, though again no assurance can be given that this will be achieved. If the Company fails to meet either of these requirements, its securities will remain “penny stock” unless the price thereof equals or exceeds $5.00 per share, which the Company believes is unlikely in the short term.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (a) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (b) a written agreement to transactions involving penny stocks; and (c) a signed and dated copy of a written suitability statement. For so long as our common stock is considered a “penny stock,” these disclosure requirements may have the effect of reducing the trading activity for our common stock, and therefore stockholders may have difficulty selling their shares if and when our common stock is publicly traded.

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Financial Industry Regulatory Authority Sales Practice Requirements May Also Limit Your Ability to Buy and Sell Our Common Stock, Which Could Depress the Price of Our Shares

Financial Industry Regulatory Authority, or FINRA, rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares once publicly traded, have an adverse effect on the market for our common stock, and thereby depress our share price.

Even if Our Common Stock Becomes Publicly Traded and an Active Trading Market Develops, the Market Price of Our Common Stock May be Volatile, and Purchasers of Our Common Stock Could Incur Substantial Losses

Even if our common stock becomes publicly traded and even if an active trading market develops for our common stock, of which no assurances can be given, the market price of our common stock may be volatile and subject to wide fluctuations in response to various factors. The stock market in general, and the market for cannabis companies, in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for our common stock may also be influenced by many additional factors, including the following:

●	our ability to execute our business plan and successfully launch our cannabis cultivation operations;
●	our ability to successfully compete against current and future competitors;
●	regulatory or legal developments in the U.S. especially changes in laws or regulations applicable to cannabis;
●	variations in our financial results or those of companies that are perceived to be similar to us;
●	operating results that fall below expectations;
●	our ability or inability to raise additional capital and the terms on which we raise it;
●	the recruitment or departure of key personnel;
●	dependence on our principal shareholders
●	sales of the Company’s shares;
●	market conditions in the cannabis sector;
●	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our securities, other comparable companies or our industry generally;
●	general economic, industry and market conditions; and
●	the other risks described in this “Risk Factors” section.

Broad market and industry factors may seriously harm the market price of our securities, regardless of our operating performance. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and prospects.

Our Outstanding Securities May Have an Adverse Effect on the Market Price of Our Securities

As of the date of this offering circular, we have outstanding 220,000,000 shares of common stock and options to purchase 30,466,666 shares of our common stock outstanding, none of which would be subject to any lockup or other restrictions on sale into any public market for our common stock other than the volume restrictions applicable under Rule 144. See “Shares Eligible for Future Sale.” The sale, or even the possibility of sale, of our securities could have an adverse effect on the future market price for our securities or on our ability to obtain future public financing. Further, if and to the extent our options, or any additional options we issue, are exercised, you may experience dilution to your holdings. See, “Management — 2021 Equity Incentive Plan — Types of Awards.”

Investor Funds Will Not Accrue Interest While In Escrow Prior To Closing

All funds delivered in connection with subscriptions for the shares will be held in a non-interest bearing escrow account until a closing of the Offering, if any. If we fail to hold a closing prior to the termination date, or if any investor’s subscription is rejected, investor subscriptions will be returned without interest or deduction. Investors in this Offering may not have the use of such funds or receive interest thereon pending the completion of the Offering.

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We Do Not Intend to Pay Dividends on Our Common Stock

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends on our common stock in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our common stock in the foreseeable future. As a result, any gain you will realize on shares of our common stock will result solely from the appreciation of such shares.

You Will Experience Immediate and Substantial Dilution

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our prior stockholders acquired their common stock prior to this offering at substantially less than investors are paying in this offering, significantly contributing to this dilution. Upon consummation of this offering, after giving effect to an assumed sale of 66,666,666 shares of common stock in this offering, investors in the shares of our common stock will incur an immediate and substantial dilution of approximately $.5865 per share (the difference between the pro forma net tangible book value per share of $$0.1635, and the initial offering price of $0.75 per share). This is because investors in this offering will be contributing approximately 99.8% of the total amount paid to us for our outstanding shares of common stock after this offering, but will only own approximately 23.26% of our outstanding shares of common stock. Accordingly, the per-share purchase price investors will be paying substantially exceeds our per share net tangible book value.

We are an “Emerging Growth Company,” and We Cannot be Certain if the Reduced Reporting Requirements Applicable to Emerging Growth Companies Will Make Our Common Stock Less Attractive to Investors

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, which was enacted in April 2012. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of an initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.0 billion, (3) the date on which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our common stock may suffer or be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions, including without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis.

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We Will Incur Significant Increased Costs as a Result of Operating as a Public Company, and Our Management Will be Required to Devote Substantial Time to New Compliance Initiatives

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We are subject to the reporting requirements under Regulation A and expect to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the other rules and regulations of the SEC, and the rules and regulations of any trading market on which our securities may be quoted or traded. The expenses required to adequately report as a public company will be material, and compliance with the various reporting and other requirements applicable to public companies will require considerable time and attention of management. For example, the Sarbanes-Oxley Act and the rules of the SEC and national securities exchanges have imposed various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. These rules and regulations will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits on coverage or incur substantial costs to maintain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified personnel to serve on our board of directors, our board committees, or as executive officers.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act, beginning as early as our annual report on Form 10-K for the fiscal year ended December 31, 2021. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 10-K following the date on which we are no longer an emerging growth company. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and as our business expands we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on trading prices for our common stock, and could adversely affect our ability to access the capital markets.

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Provisions in Our Corporate Charter Documents and Under Nevada Law Could Make an Acquisition of Us More Difficult and May Prevent Attempts by Our Stockholders to Replace or Remove Our Current Management

Provisions in our corporate charter and our by-laws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. Among others, these provisions include the following.

●	our board of directors has the right to elect directors to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which will prevent stockholders from being able to fill vacancies on our board of directors;
●	our certificate of incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates; and
●	our board of directors is able to issue, without stockholder approval, shares of undesignated preferred stock, which makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.

These provisions may also frustrate or prevent any attempts by our stockholders to replace or remove our current management or members of our board of directors. In addition, we are subject to Section 78.438 of the NRS, which generally prohibits a Nevada corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of two years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by our board of directors. This provision could have the effect of delaying or preventing a change of control, whether or not it is desired by or beneficial to our stockholders. Further, other provisions of Nevada law may also discourage, delay or prevent someone from acquiring us or merging with us.

Our By-Laws Include a Forum Selection Clause, Which Could Limit Our Stockholders’ Ability to Obtain a Favorable Judicial Forum For Disputes With Us or Our Directors, Officers, Employees, or Agents.

Our by-laws provide that, unless we consent in writing to the selection of an alternative forum, the District Court of the State of Nevada shall be the sole and exclusive forum for:

●	any derivative action or proceeding brought on our behalf; or
●	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, or agents to us or to our stockholders; or
●	any action asserting a claim arising pursuant to any provision of the NRS, the certificate of incorporation, or the by-laws; or
●	any action asserting a claim governed by the internal affairs doctrine or
●	any other internal corporate claim as defined in the NRS or any successor provision in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. If any action the subject matter of which is within the scope of any of the matters set forth above is filed in a court other than a court located within the State of Nevada (a “Foreign Action”) in the name of any Stockholder, such stockholder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located within the State of Nevada in connection with any action brought in such court to enforce the Company’s exclusive forum selection provision in its by-laws (an “Enforcement Action”); and (ii) having service of process made upon such stockholder in any enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. In no event, however, shall the District Court of the State of Nevada, under our by-laws, constitute an exclusive forum for actions, including derivative actions arising under the Securities Act or the Exchange Act, thereby allowing any such actions to be filed in any court having jurisdiction. Our by-laws further provide that if the District Court of the State of Nevada does not have jurisdiction, the federal district court for the District of Nevada shall, to the fullest extent permitted by law, be the sole and exclusive forum for the matters specified above.

These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees, or agents, which may discourage lawsuits against us or our directors, officers, employees, or agent. If a court were to find either exclusive-forum provision in our certificate of incorporation or By-laws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our business.

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Investors in this Offering may not be Entitled to a Jury Trial With Respect to Claims Arising Under the Subscription Agreements, Which Could Result in Less Favorable Outcomes to the Plaintiff(s) in Any Action Under the Subscription Agreements.

Investors in this offering will be bound by the Subscription Agreements, each of which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the Subscription Agreement, including any claim under the federal securities laws.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Nevada, which governs the Subscription Agreement, in a court of competent jurisdiction in the State of Nevada. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the Subscription Agreement. You should consult legal counsel regarding the jury waiver provision before entering into the Subscription Agreement.

If you bring a claim against the Company in connection with matters arising under the Subscription Agreement, other than claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company and increasing the potential for increased costs to bring a claim. If a lawsuit is brought against the Company under the Subscription Agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Subscription Agreement with a jury trial. No condition, stipulation or provision of the Subscription Agreement serves as a waiver by any holder of shares or by us of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws, or of any right to a jury trial with respect to actions under federal securities laws.

In addition, when these shares of Common Stock are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to those securities or to the transferor with regard to ownership of those securities that were in effect immediately prior to the transfer of the shares of Common Stock, including but not limited to the Subscription Agreement. Therefore, purchasers in secondary transactions will be subject to this provision:

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USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $20,250,000 from the sale of 33,333,333 shares of our common stock for gross proceeds of $25,000,000; $43,250,000 from the sale of 66,666,666 shares of our common stock for gross proceeds of $50,000,000; or $65,500,000 from the sale of 100,000,000 shares of our common stock for gross proceeds of $75,000,000, based upon the initial public offering price of $0.75 per share, and after deducting estimated offering expenses, including broker-dealer fees, payable by us.

The principal purposes of this offering are to obtain additional capital to support our operations and to create a public market for our securities. We will likely use the net proceeds of this offering for:

USE OF PROCEEDS TABLE

Use	Amount Assuming $25,000,000 Raised ($)	Amount Assuming $50,000,000 Raised ($)	Amount Assuming $75,000,000 Raised ($)
Initial buildout, including equipment	1,200,000	2,900,000	2,900,000
Site improvements	1,300,000	3,100,000	3,100,000
Soil	3,300,000	7,900,000	7,900,000
Payroll	2,900,000	6,900,000	6,900,000
Licensing and permits	700,000	1,600,000	1,600,000
Cultivation costs	5,600,000	13,500,000	13,500,000
Administrative and insurance	3,725,000	5,150,000	5,600,000
Greenhouse design and construction	0	0	16,600,000
Offering Expenses (1)	2,500,000	3,000,000	3,500,000
Broker-Dealer fees (2)	250,000	500,000	750,000
Debt Repayment (3)	1,500,000	1,500,000	1,500,000
Working Capital and General Corporate Purposes	2,025,000	3,950,000	11,150,000
TOTAL	25,000,000	50,000,000	75,000,000

(1)	The Offering Expenses include, among other things, legal fees, accounting fees, reproduction expenses, marketing, blue sky compliance, and other actual out-of-pocket expenses incurred by the Company in selling the shares of common stock including travel, and fees to be paid to the Escrow Agent.

(2)	We have not engaged any selling agent or underwriter in connection with this offering. To the extent that we do so, we will file an amendment to the Offering Statement of which this Offering Circular is a part. The Company has engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or selling agent services. The Company will pay Dalmore a cash fee of 1% of the gross proceeds we receive with respect to the sale of our shares of common stock in this Offering in addition to a consulting fee of $20,000 and a due diligence payment for out-of- pocket expenses of $5,000. See “Plan of Distribution – Discounts, Commissions and Expenses” beginning on page 32 of this offering circular for additional information.

(3)	A portion of the proceeds from this Offering may be used to discharge indebtedness relating to advances from related parties which are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources”

If the Company can raise at least $4,000,000 through this offering by July 4, 2021, it expects that it probably could cultivate up to 10 acres in the summer-fall 2021, and if it can raise more capital prior thereto, it could possibly increase its canopy correspondingly. Based on management’s historical crop yield experience, the Company would expect to harvest up to approximately 15,000 pounds of high-grade flower in 2021 if it is successful in timely planting 10 acres; however, no assurance can be given that the Company will be able to timely commence cultivation operations in 2021. If the Company fails to raise sufficient capital, it likely would need to postpone all or almost all of its initial cultivation until 2022. The sooner that such funds are available, the larger the canopy the Company would expect to cultivate. The Company expects that if it raises $40,000,000 in this Offering or otherwise by approximately December 31, 2021, the Company would be able to cultivate its entire 62-acre outdoor canopy in 2022, though it may not have sufficient funds to promptly execute on its proposed greenhouse design and construction. The Company expects that if it raises $75,000,000 in this Offering or otherwise by approximately December 31, 2021, it would be able to cultivate up to 62 acres of outdoor canopy in 2022 and promptly commence the design, construction and operation of up to 17 acres of state-of-the-art greenhouses which it expects would be operational for the 2022 season summer planting.

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Based on our current financial resources, our expected level of operating expenditures and the expected net proceeds of this offering, distribution arrangements and other collaborations, strategic alliances and licensing arrangements, we believe that we will be able to fund our projected operating requirements for at least the next 12 months. However, if we do not sell at least approximately 70,000,000 shares offered in this offering, or if our operating and development costs are higher than expected, we likely will need to obtain additional financing prior to that time to fully execute our business plan.

The expected use of net proceeds of this offering represents our intentions based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. Accordingly, we will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including our ability to obtain additional financing, the progress, cost and results of our operations, as well as other factors described in “Risk Factors.” As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and reserves the right to change the estimated allocation of net proceeds set forth above.

A portion of the proceeds from this offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that we believe are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

Capitalization

The following table sets forth our capitalization as of June 11, 2021 on an actual basis and on a pro forma basis to give effect to the events described in footnote (1) below, and gives effect to a 6.66666666667 stock dividend effective March 24, 2021.

	Actual	Pro Forma(1)
Stockholders’ equity	$100,000	$50,100,000
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; none issued and outstanding	$-	$-
Common stock, $0.0001 par value, 2,250,000,000 shares authorized (actual); 220,000,000 shares issued and outstanding (actual); 286,666,666 shares issued and outstanding (pro forma)	22,000	$28,666
Additional paid-in capital	$78,000	$50,078,000
Accumulated deficit	$(10,845)	$(10,845)
Accumulated other comprehensive loss	$-	-
Total stockholders’ deficit	$-	-
Total capitalization	$89,155	$50,089,155

(1)	The “Pro Forma” information gives effect to an assumed sale of 66,666,666 shares of our common stock by us in this offering but does not give effect to the exercise of the 30,466,666 options currently outstanding.

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Dilution

The difference between the offering price per share of common stock in this offering and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the total number of outstanding shares of common stock.

As of December 31, 2020, on an actual basis, a pro forma basis, and a pro forma as adjusted basis (adjusted to give effect to a sale of 66,666,666 shares of our common stock in this offering) our net tangible book value is as follows:

	Actual	As Adjusted
Net book value	$89,155	$46,589,155
Less: intangible assets	0	0
Net tangible book value	$89,155	$46,589,155
Total common shares outstanding	220,000,000	286,666,666
Net tangible book value per common share	$.0004	$0.1635

(1)	The “Actual” information gives effect to the issuance of 220,000,000 shares of our common stock by us in connection with the Exchange.

(2)	The “As Adjusted” information gives effect to an assumed sale of 66,666,666 shares of our common stock by us in this offering for aggregate gross proceeds of $50,000,000, but does not give effect to the exercise of the 30,466,666 options currently outstanding.

After giving effect to the sale of the shares of our common stock in this offering, on an as adjusted basis, our net tangible book value would be $46,589,155, or $0.1635 per common share, after deducting the expenses of this offering totaling approximately $3,500,000. This would represent an immediate increase in net tangible book value of $0.1631 per share to our existing stockholders and an immediate dilution of $.5865 per share to investors purchasing shares of our common stock in this offering.

The following table illustrates the dilution to new investors on a per-share basis:

Offering price per share of common stock	$0.75
Net tangible book value per common share before this offering	$0.00040525
Increase in net tangible book value per common share attributable to investors purchasing shares of common stock in this offering	$0.1631
Net tangible book value per share after this offering	$0.1635
Dilution to new investors	$0.5865

The following table sets forth information with respect to our existing stockholders and the new investors as follows:

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	220,000,000	76.74%	$100,000	.2%	$0.00040525
New investors	66,666,666	23.26%	$50,000,000	99.8%	$.75
Total	286,666,666	100%	$50,100,000	100%	$0.1747

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PLAN OF DISTRIBUTION

Currently, we plan to have our directors and executive officers sell the shares in this offering. They will receive no discounts or commissions. Our executive officers will deliver or make available this offering circular to those persons who they believe might have interest in purchasing all or a part of this offering. We may generally solicit investors, including, but not limited to, the use of social media, newscasts, advertisements, roadshows and the like.

Our directors and officers will not register as broker-dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that: the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he/she (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of this offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers.

Our Common Stock is not listed on any national securities exchange or the NASDAQ stock market. There is no guarantee that an active trading market will develop in our securities. Accordingly, our shares should be considered highly illiquid, which inhibits investors’ ability to resell their shares. See “Risk Factors- No Public Market for Our Common Stock Currently Exists, and an Active Trading Market May Not Develop or be Sustained.”

Upon this offering circular being qualified by the SEC, the Company may offer and sell shares from time to time until all of the shares registered are sold; however, this offering will terminate one year from the qualification date of this amended offering circular, unless extended or terminated by the Company. The Company may terminate this offering at any time and may also extend the offering term by 90 days.

There can be no assurances that we will sell any or all of the securities. All shares will be offered on a “best efforts” basis.

All of the foregoing and following may affect the marketability of our securities. Should any fundamental change occur regarding the status or other matters concerning the selling shareholders or us, we will file an amendment to this offering circular disclosing such matters.

The offering price of the shares was determined by us. We considered a number of factors in determining the offering price, including, but not limited to, prevailing market conditions; estimates of the Company’s business potential and earnings prospects; assessment of management; and consideration of the aforementioned factors in relation to market valuation of companies in related businesses. However, this determination was done without reference to our book value or asset values or by the application of any customary, established models for valuing companies or securities. Accordingly, the offering price may not be indicative of any amounts you might receive should you seek to sell your shares or should there be a liquidation of our company. In addition, such prices are not necessarily indicative of any prices at which our securities may trade, or any value that might be ascribed to our company after the completion of the offering.

Our officers and directors shall be entitled to purchase shares in the Offering. Any such purchases shall be conducted in compliance with the applicable provisions of Regulation M.

None of the shares of our common stock are being offered or sold by any of our current stockholders pursuant to this offering circular.

No Public Market

Our common stock is not quoted on any stock exchange or quotation system. In addition, applicable state securities laws and regulations impose transfer restrictions on our common stock.

Offering Period and Expiration Date

There is no minimum amount of shares of our common stock that must be sold in connection with this offering. This offering will close upon the earlier of (1) the sale of 15,000,000 shares of our common stock, (2) one year from the date this offering begins or (3) a date prior to one year from the date this offering begins that is so determined by our board of directors. The Company will have immediate access to the proceeds of the offering as soon as shares are issued.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deductions.

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Acceptance of Subscriptions

Upon our acceptance of a subscription agreement and receipt of full payment, we will countersign the subscription agreement and return a copy to you.

Once you submit the subscription agreement and it is accepted by the Company, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscription agreements are irrevocable, even if you subsequently learn information about the Company that you consider to be materially unfavorable. Until a subscription agreement is accepted by the Company, you may revoke your subscription.

Investors’ Tender of Funds

After the offering statement has been qualified by the Commission, the Company will accept tenders of funds to purchase shares of our common stock. The Company may close on investments on a “rolling” or “continuous” basis (so not all investors will receive their securities on the same date). Each time the Company accepts funds is defined as a “Closing." Funds tendered by investors will be kept in an escrow account until the next closing after they are received by the Escrow Agent. There is no minimum offering amount for this offering and the Company may close on investor funds held in escrow at any time at its sole discretion. At each closing, funds held in escrow will be distributed to the Company, and the associated shares will be issued to the investors in such shares. It is possible that the Company could conduct a Closing every weekday, which would be administratively burdensome. In order to reduce the number of Closings, the Company may wait until it has completed due diligence on several investments before submitting a disbursement request to the Funds Agent.

Pursuant to the escrow agreement, we will agree to pay the Escrow Agent fees for its services: (i) $500 for the segregated account set up fee, (ii) $1,020 per month account fees for so long as the offering is being conducted, (iii) an accounting fee of $5 per transaction, (iv) $8 per AML exception review, and (iv) any applicable fees for bank surcharges and fund transfers (e.g., ACH $2, check $10, wire $15 domestic).

All subscribers will be instructed by the Company or its agents to transfer funds by wire or ACH transfer directly to the escrow account established for this Offering or deliver checks to Prime Trust, LLC, 10890 S. Eastern Avenue, Suite 114, Henderson, NV 89052, and be made payable to "Prime Trust, LLC as Escrow Agent for Investors in Triangle Canna Corp. Regulation A". The escrow agent shall deposit all funds into such escrow account and release such funds to the Company at each closing. The Company may terminate the Offering at any time for any reason at its sole discretion. If a subscription is rejected, funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber by the company. The Escrow Agent has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the shares.

There are no plans to return funds to subscribers if all of the shares to be offered are not sold. Subscribers have no right to a return of their funds unless no closings have occurred by the termination date of the Offering, or if their subscription has been rejected, in which event investor funds held in escrow will promptly be refunded to each investor without interest or deduction. There is no minimum subscription amount required (other than a per investor minimum purchase) to break escrow and distribute funds to the Company.

Transfer Agent, Book-Entry Only

All shares of common stock sold in this offering will be issued by our transfer agent, Vstock, to investors in book-entry only format and will be represented by a stock transfer ledger, maintained by our transfer agent.

Investors in our shares of common stock will not be entitled to have certificates registered in their names and will not receive or be entitled to receive physical delivery of a stock certificate. Transfers of shares of common stock will be facilitated through the transfer agent. Your ability to pledge shares of common stock that you purchase, and to take other actions, may be limited because you will not possess a physical certificate that represents your interests. Investors will receive written confirmation from the transfer agent upon closing of their purchases. Transfers of the shares of common stock will be recorded on the stock transfer ledger maintained by the transfer agent. We have no responsibility for any aspect of the actions of the transfer agent. In addition, we have no responsibility or liability for any aspect of the records kept by the transfer agent relating to, or payments made on account of investors in, the shares, or for maintaining, supervising or reviewing any records relating to ownership of shares. We also do not supervise the systems of the transfer agent.

Discounts, Commissions and Expenses

All expenses associated with this offering, including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. We estimate the total offering expenses associated with this offering that will be payable by us, excluding Dalmore’s fees, will be approximately $3,500,000, which include marketing, legal, accounting and printing costs, various other fees.

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Broker Dealer Agreement

Dalmore has agreed to act as our broker-dealer in connection with the sale of our common stock in this offering, subject to the terms and conditions of a Broker-Dealer Agreement dated May 6, 2021. Pursuant to the agreement, Dalmore’s role in the offering is limited to serving as the broker of record, including providing investor qualification recommendations (e.g., “Know Your Customer” and anti-money-laundering checks) and coordinating with third-party providers to ensure adequate review and compliance. Dalmore will have access to the subscription information provided by investors. Dalmore will not solicit any investors on our behalf, act as underwriter or provide investment advice or investment recommendations to any investor.

Dalmore is a broker-dealer registered with the Commission and a member of FINRA and SIPC and is registered in each state where we sell shares of our common stock in this offering. Dalmore will receive a brokerage fee but will not purchase any interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with this offering.

We paid Dalmore a consulting fee of $20,000 as well as an advance of $5,000 for expenses and $11,750 for the FINRA corporate filing fee. In addition, we agreed to indemnify Dalmore and each of its affiliates and their respective representatives and agents for any loss, liability, judgment, arbitration award, settlement, damage or cost (which we refer to as losses) incurred in any third-party suit, action, claim or demand (which we refer to, collectively, as a proceeding) to the extent they are based upon our breach of any provision of Broker-Dealer Agreement, our wrongful acts or omissions or this offering. Dalmore agreed to indemnify us and each of our affiliates and their and our representatives and agents from any losses arising out of any proceeding to the extent they are based upon Dalmore’s breach of the agreement or the wrongful acts or omissions of Dalmore or Dalmore’s failure to comply with any applicable federal, state or local laws, regulators or codes in the performance of its obligations under the agreement.

The Broker-Dealer Agreement has a 12-month term beginning May 6, 2021 and will renew automatically for successive 12-months terms unless earlier terminated by us upon thirty (30) days’ notice of termination or either party provides notice of non-renewal at least 60 days prior to the expiration of the then-current term. Additionally, the agreement may be terminated by either party for breach, misrepresentation, failure to comply with legal requirements or insolvency.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such indemnified persons, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Management’s Discussion and Analysis
of Financial Condition and Results of Operations

Forward Looking Statements

The following discussion contains management’s discussion and analysis of the Company’s financial condition and plan of operation and should be read together with the audited financial statement and the notes thereto included herein. This discussion contains forward-looking statements that reflect the Company’s plans, estimates and beliefs and involve numerous risks and uncertainties, including but not limited to those described in the “Risk Factors” section hereof. Actual results may differ materially from those contained in any forward-looking statements. These statements are based on information available to the Company as of the date hereof and while it believes that such information provides a reasonable basis for these statements, that information may be limited or incomplete. The Company’s statements should not be read to indicate that it has conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements. You should not rely upon forward-looking statements or forward-looking information as predictions of future events. Furthermore, such forward-looking statements or forward-looking information speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update any forward-looking statements or forward-looking information to reflect events or circumstances after the date of such statements. You should carefully read “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Overview

We intend to rapidly become a high-quality cultivator and wholesaler of cannabis, beginning with the establishment of an 80-acre outdoor and greenhouse cultivation site located in at the Bar X Farm in Middletown, Lake County, California, which we believe will be one of the largest cultivation facilities in California, which is one of the largest cannabis markets in the world. The Company intends to use the latest agronomic technology and sustainable techniques by leveraging its highly experienced management team and strategic relationships with experienced suppliers, including its principal shareholders, to grow, and ultimately sell, high-quality raw cannabis. The Company is operated by an executive team that has significant experience in the cannabis industry and a robust operational track-record with respect to all facets of the Company’s operations.

Plan of Operations

The Company intends to cultivate on up to approximately 60 acres starting in spring 2022 or as soon thereafter as possible. In 2021, in light of delays in financing and resulting delays in infrastructure development and supply procurement, the Company currently does not expect to commence large-scale cultivation operations in 2021. If the Company can raise at least $4,000,000 through this offering by July 4, 2021, it expects that it probably could cultivate up to 10 acres in the summer-fall 2021, and if it can raise more capital prior thereto, it could possibly increase its canopy correspondingly. Based on management’s historical crop yield experience, the Company would expect to harvest up to approximately 15,000 pounds of high-grade flower in 2021 if it is successful in timely planting 10 acres; however, no assurance can be given that the Company will be able to timely commence cultivation operations in 2021. If the Company fails to raise sufficient capital, it likely would need to postpone all or almost all of its initial cultivation until 2022.

The Company intends to cultivate up to 62 acres starting in spring 2022 or as soon thereafter as possible. This is expected to include either up to 62 acres of outdoor or 43 outdoor acres and up to approximately 17 acres of greenhouses. Based on management’s historical experience, the Company expects the greenhouses to have the capacity to harvest up to 70,000 pounds of finished flower annually on a perpetual basis; however, the Company has not fully determined its proposed greenhouse design and construction, and no assurance can be given that the proposed greenhouses will be built or become operational. If the Company executes on its plan to build 17 acres of greenhouses, the expected total canopy of the Bar X Farm would be approximately 60 acres. Starting in 2022, the Company expects to cultivate up to two full grow outdoor cycles and two to three greenhouse light-deprivation cycles per calendar year. Based on an expected 63-81-day growing cycle for outdoor crops and an expected 57-63-day growing cycle for greenhouse light-deprivation crops, which in each case is based on management’s historical experience, the Company expects yields of the 2022 harvests to exceed 100,000 pounds.

Bar X intends to plant clones based on strains obtained pursuant to the License and Supply Agreement with Humboldt Standard, which the Company believes is highly experienced in cannabis cultivation operations. These clones are commercially available strains and are not proprietary. Pursuant to such agreement, Humboldt Standard also licenses to Bar X certain trade secrets and other operational intellectual property which we believe will facilitate efficient and productive operations. This may include utilization of organic compost tea nutrients and soil optimization practices, as well as light exposure techniques, which the Company believes can enhance yields and lower costs, particularly once adapted by the Company’s experienced management team to the particular environment of the Bar X Farm.

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Green Matter and a subsidiary of Halo have entered into product purchase agreements with Bar X pursuant to which they have agreed to purchase one-half of Bar X’s crop at a price based on 200% of the Company’s aggregate cost of production, including allocated overhead, up to a maximum of $300 per untrimmed pound for outdoor flower or $450 per pound for greenhouse flower, which the Company believes is the equivalent of approximately $550 and $825, respectively, per pound for trimmed flower. The Company anticipates that the remainder of its harvests will be sold to third parties, and anticipates that this remaining product will be sold at even higher prices, given the historical sale prices of Green Matter-affiliate cannabis and available spot-market pricing information in the Company’s market area. According to the U.S. Cannabis Spot Index as of the week ending June 4, 2021 provided by CannabisBenchmarks.com, the average wholesale price of outdoor cannabis was the U.S. was approximately $901 per pound. Cannabis Benchmarks reported that the average spot price for greenhouse grown flower in the US was $1,377 per pound, in the week ending June 4, 2021.

In addition to the finished flower outputs described above, the Company plans to produce trim from product not sold pursuant to the product purchase agreements that could be used for concentrates or pre-rolls, which could add up to an additional aggregate 40,000 lbs and 80,000 lbs of biomass in 2022 and 2023, respectively.

Liquidity and Capital Resources

The Company had no cash at December 31, 2020, and has approximately $13,000 of cash and cash equivalents as of June 11, 2021. The Company’s primary need for liquidity is to fund working capital requirements of the launch of its business, capital expenditures, debt service, and for general corporate purposes. The Company expects its primary sources of liquidity to be funds generated by cash flow from operations and financing activities. The Company’s ability to fund its operations, to make planned capital expenditures and to repay or refinance indebtedness depends on its future operating performance and cash flows, which are subject to prevailing economic conditions and financial, business and other factors, some of which are beyond its control.

Since December 23, 2020 (inception) through the date of this offering circular, we have funded our operations by financing activities relating to advances from related parties. Cash provided by financing activities relating to advances from related parties through the date of this offering circular is $894,074 from loans made by Green Matter and PSG Coastal Holdings LLC, a California limited liability company, a subsidiary of Halo (“PSG”), pursuant to a line of credit agreement (the Line of Credit”) and $234,000 from loans made by Europa Group USA, LLC (“Europa”) pursuant to a promissory note (the “Europa Note”), each of which is a principal stockholder of the Company.

The advances under the Line of Credit bears an interest at a rate of 8% per annum with a maturity date of December 31, 2023 (the “LOC Maturity Date”). The entire principal indebtedness advanced under the Line of Credit and all interest accrued thereon is due and payable upon the earlier of (i) prepayment of the principle and all interest accrued thereon, (ii) the LOC Maturity Date, (iii) the date on which any event of default occurs, or (iv) upon demand by Green Matter or PSG in the event of a qualified financing pursuant to which the Company receives at least $5,000,000 in gross proceeds.

The Europa Note bears an interest at a rate of 8% per annum with a maturity date of earlier of (i) March 31, 2022 or (ii) the consummation of a qualified financing of $3,000,000 or more, or (iii) a change in control of the Company (the “Europa Maturity Date”). The entire principal indebtedness under the Europa Note and all interest accrued thereon is due and payable on the Europa Maturity Date.

In addition, the Company is conducting a concurrent private offering of 10% convertible promissory notes in accordance with applicable securities laws. These notes bear interest at a rate of 10% per annum, mature on June 30, 2022 and are convertible at the noteholder’s election into shares of common stock at a price of $0.56 per share at maturity or upon a sale or spin-off of a material subsidiary, a change in control or a dividend on the common stock, and automatically convert into shares of common stock at a price of $0.56 per share upon the closing of this offering as of which the Company has received gross proceeds of at least $5,000,000. The Company expects that the proceeds of this private offering, if any, would facilitate an expeditious commencement of its cultivation operations, including its planned summer 2021 planting. As of the date of this offering circular, we have not sold any Notes in such offering.

The Company is also considering additional debt financing and pre-purchase arrangements in order to expeditiously raise the capital necessary to expedite the commencement and extent of its planned 2021 cultivation operations, whether in cash or in kind. The Company currently is unable to predict whether, when or how much, if any, capital the Company may be able to so obtain, and thus when and to what extent we may be able to commence cultivation operations.

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The Company expects that if it is unable to raise at least $4,000,000 in this Offering or otherwise by approximately July 4, 2021, it would be unable to complete any material cultivation activity in 2021 absent other alternative financing arrangements. The Company expects that if by approximately July 4, 2021 it raises $4,000,000 in this Offering or otherwise and obtains all necessary licensure, its cultivation capacity in 2021 would be limited to one growing cycle on up to approximately 10 outdoor acres, and that it would not be able to immediately utilize its remaining outdoor capacity in 2021 or execute on its proposed greenhouse design and construction in time for the 2022 growing season. The sooner that such funds are available, the larger the canopy the Company would expect to cultivate. The Company expects that if it raises $40,000,000 in this Offering or otherwise by approximately December 31, 2021, the Company would be able to cultivate its entire 62-acre outdoor canopy in 2022, though it may not have sufficient funds to promptly execute on its proposed greenhouse design and construction. The Company expects that if it raises $75,000,000 in this Offering or otherwise by approximately December 31, 2021, it would be able to cultivate up to 62 acres of outdoor canopy in 2022 and promptly commence the design, construction and operation of up to 17 acres of state-of-the-art greenhouses which it expects would be operational for the 2022 summer season planting.

The Company believes that if the proceeds of this Offering, together with the concurrent private offering or other financing, exceed approximately $50,000,000, its cash needs for its outdoor cultivation operations likely would be satisfied for at least the next 12 months and that it may not be necessary to raise additional funds to implement the plan of operations except to fund the design, construction and operation of the greenhouses, which we estimate would require an additional approximately $16,600,000 of funding. If such funds are not available, the Company would not expect to be able to satisfy the cash requirements necessary to fully execute its business plan through such period and therefore would likely attempt to raise additional capital the sale of additional securities or defer or cut all or part of the greenhouse or other operations, except to the extent financeable from operating cash flow, if any. The Company cannot assure that it will have sufficient capital to finance its growth and business operations or that such capital will be available on terms that are favorable to it or at all. The Company is currently incurring operating deficits that are expected to continue at least until the Company’s first harvest.

Future Funding Requirements and Outlook

We have not generated any revenue. We do not know when, or if, we will generate any revenue from product sales. At the same time, we expect our expenses to increase in connection with our ongoing development activities, particularly as we continue to develop and expand our operations at the Bar X Farm and add the greenhouses. We expect to incur additional costs associated with operating as a public company. We anticipate that we will need substantial additional funding in connection with our expansion plan.

Based upon our current operating plan, we anticipate raising capital through private placements and/or public offerings in compliance with applicable securities laws to fund our operating expenses, including this offering. Based on our current financial resources, our expected level of operating expenditures and the expected net proceeds of this offering and other currently contemplated securities offerings, other third-party funding, distribution arrangements, and strategic alliances, we believe that we will be able to fund our projected operating requirements for at least the next 12 months. Because of the numerous risks and uncertainties associated with the cultivation of cannabis, including with respect to our planned greenhouse design, construction and operation, we are unable to estimate any future capital outlays and operating expenditures.

To the extent that we raise additional capital through the sale of equity or convertible debt and equity securities, the ownership interests of our common stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common stockholders. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through government or other third-party funding, marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or drug candidates or to grant licenses on terms that may not be favorable to us.

We have considered the spread of the COVID-19 coronavirus outbreak, which the World Health Organization has declared a “Public Health Emergency of International Concern.” The COVID-19 outbreak is disrupting supply chains and affecting production and sales across a range of industries. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the pandemic and its impact on our employees and vendors, and our ability to raise capital, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition is based on our balance sheet, which we have prepared in accordance with generally accepted accounting principles in the United States of America, or U.S. GAAP. The preparation of this financial statement requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. We evaluate these estimates and judgments on an ongoing basis. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting policies are more fully described in Note 3 to our financial statement appearing elsewhere in this offering circular. We believe that the accounting policies are critical for fully understanding and evaluating our financial condition and results of operations.

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JOBS Act

Under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected to avail ourselves of this exemption from new or revised accounting standards, and, therefore, will not be subject to the same new or revised accounting standards as public companies that are not emerging growth companies. As a result of this election, our financial statements may not be comparable to companies that are not emerging growth companies.

We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions, including without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of an initial public offering; (iii) the date on which we have issued more than $1 billion in non-convertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Trend Information

Because the Company has not sold any cannabis, the Company is unable to identify any recent trends in revenue or expenses since the latest financial year. Thus, the Company is unable to identify any known trends, uncertainties, demands, commitments or events involving its business that are reasonably likely to have a material effect on its revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this offering to not be indicative of future operating results or financial condition.

Despite this, the Company believes that the market for its products and services will continue to improve if economic conditions in the United States remain consistent or improve, and if the legal sale of cannabis, both medicinally and recreationally, continues to gain general acceptance. Not specific to the Company, but the trends in the general market appear to favor a growing market outlook, despite the impact by the current spread of the COVID-19 coronavirus, with sales of medical and recreational cannabis increasing year over year as more states legalize various uses of cannabis-related products. As a result, the Company sees a good opportunity for growth in its business operations.

Off-Balance Sheet Arrangements

We did not have any at December 31, 2020, and we do not currently have, any off-balance sheet arrangements as defined under SEC rules.

Recent Accounting Pronouncements

Any recent accounting pronouncements applicable or material to the Company have been described in the notes to the Company’s financial statements as of December 31, 2020 included elsewhere herein.

We, as an emerging growth company, have elected to take advantage of the benefits of the extended transition period provided for in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards, which allows us to defer adoption of certain accounting standards until those standards would otherwise apply to private companies unless otherwise noted.

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Seasonality

Our operations may be materially affected by seasonality for outdoor cultivation operations. The Company is likely to have high sales volumes during the spring and summer months when insects and pests are more likely to be present and agricultural operations are at their peak. The Company intends to limit the affect of seasonality by allocating a portion of its planned cannabis cultivation operations to utilizing greenhouses, which are not expected to be materially affected by seasonality. Our outdoor cannabis production may, however, be adversely affected by weather conditions such as cold or excessively warm temperatures and excess wetness or drought, and are subject to a risk of fire, to the extent that our crops are grown outdoors and not in the controlled environmental conditions of greenhouses. Accordingly, our operating results may vary significantly from quarter to quarter. To date, we have not generated any revenues.

Related Party Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See, “Related Party Transactions.” and “Risk Factors- The Company Has Engaged in and is Dependent on Certain Transactions With Related Persons and/or Entities”

Contingencies

In the normal course of business, the Company may receive inquiries or become involved in legal disputes regarding various litigation matters. In the opinion of management, any potential liabilities resulting from such claims would not have a material adverse effect on the Company’s balance sheet.

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INDUSTRY BACKGROUND

Cannabis is a category of plants that include three species and seven sub-species. The two most widely known species are Cannabis Indica and Cannabis Sativa. The least popular species, Cannabis Ruderalis, which is not considered to be psychotropic, is primarily used as a source of additional genetic material by breeders and cultivators to develop hybrids which flower early and will be able to prosper in colder climates. Cross-breeding of the three species has led to a wide variety of hybrid strains with unique characteristics. Although hundreds of compounds have been isolated from cannabis plants, most interest has centered on understanding the two major active components: Delta-9-Tetrahydrocannibinol (“THC”) and CBD. Cannabis Sativa and Cannabis Indica generally grow tall with some varieties reaching approximately four meters. The female plants produce flowers rich in THC, while Cannabis Ruderalis is a short plant that produces trace amounts of THC, but is very rich in CBD.

Endogenous cannabinoid receptors are present in the human central nervous system (“CNS”) and in peripheral sites. Two main endogenous cannabinoids are Anandamide (“AEA”) and 2-Arachydonilglyerol (“2-AG”). Both are synthesized on cell membrane phospholipids and activate neuronal pre-synaptic receptors, CB1 and CB2. AEA and 2-AG, the enzymes that synthesize and degrade them and the CB1 and CB2 receptors, constitute the human endocannabinoid system. CB1 receptors populate the CNS and enteric nervous system and CB2 receptors are abundant on immune processing cells, gastrointestinal mucosal cells, peripheral nerves and joint tissues. Endogenous cannabinoid signaling systems were identified in the 1990’s, which spurred medical and scientific interest. The endocannabinoid system is believed to affect multiple physiological processes, including: anti-nociceptive effects reducing pain perception, inhibition of gastrointestinal motility, reduction of mucosal inflammation, inhibition of lower esophageal sphincter relaxation, slowing of gastric emptying, inhibition of intestinal transit time and muscle contractility, inducing hyperphagia, reduction of nausea and vomiting, inducing apoptosis, and inhibiting fibrosis in the liver.

Cannabis products can be administered by smoking, vaporizing, pills, metered-dosage inhalers, sprays, or may be taken orally in edibles, juice, or tinctures, or in various types of oils or wax. There are differences in the bioavailability of cannabis products and differences in rates of absorption when administered by different methods, which require further study.

Regulated prescription forms of medical cannabis may be derived from natural botanicals or synthetic compounds that simulate THC and CBD. Synthetic THC-based prescription drugs available in the U.S. are marketed as Cesamet (Nabilone) and Marinol (Dronabinol). Sativex (Nabiximols), an oro-mucosal spray that is a mixture of CBD and THC extracted from the cannabis plant, and Epidiolex, an oral solution comprised of CBD, are also available by prescription in the U.S.

As of June 2021, there are a total of 37 states in the United States, plus the District of Columbia, Puerto Rico and Guam (the “Territories”), that have legalized the use of medical cannabis, 18 states that have legalized the use of adult-use cannabis. Despite certain states legalizing the use of cannabis, whether for medical or adult-use, or decriminalizing cannabis, both cannabis and drug paraphernalia remain illegal under U.S. federal law as a Schedule I controlled substance under the CSA. As a Schedule I controlled substance, the statutes, regulations and policies of the U.S. federal government and its agencies are based on the view that cannabis has a high potential for abuse, has no currently accepted use for medical treatment, lacks acceptable safety for use under medical supervision and a range of activities, including cultivation, distribution and use of cannabis for personal use, is prohibited under U.S. federal law. The FDA has not approved cannabis as a safe and effective drug for any condition, and generally prohibits its use. If cannabis were to be rescheduled to a federally controlled, yet legal, substance, the FDA would likely play a more active regulatory role. In the event that cannabis becomes subject to FDA regulation, the pharmaceutical industry may directly compete with state-regulated cannabis businesses for market share, and the pharmaceutical industry may urge the DEA, the FDA, and others to enforce the CSA and FDCA against businesses that comply with state but not federal law. The potential for multi-agency enforcement could threaten or have a materially adverse effect on existing cannabis businesses whose operations are compliant with applicable state laws, including the Company. See “Risk Factors-The Potential Re-Classification of Cannabis in the United States Could Create Additional Regulatory Burdens on Our Operations and Negatively Affect Our Results of Operations” and “Product Recalls and Testing”

U.S. and California Market

According to Marijuana Business Daily, California had the highest cannabis sales of any state in the United States for 2019 and 2020. The sales in California were approximately $5.6 billion in 2020, compared with $2.8 billion in 2019 and $1.4 billion in 2018. By 2025, California state-legal market sales are expected to grow to nearly $34 billion, with a more than 20% compound annual growth rate per year. According to Leafly, U.S. cannabis sales totaled $18.3 billion in 2020, an increase of $7.6 billion from $10.7 billion in 2019. According to Marijuana Business Daily, the U.S. retail cannabis industry grew 66% in 2020, following strong sales in 2019, which were up an estimated 37% and 48% for medical and recreational marijuana markets, respectively, over 2018 sales.

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The United States Census Bureau reported that as of July 1, 2019, California’s estimated population was 39,512,223 people, which indicates that the potential market for cannabis users in the State of California is substantial. According to Marijuana Policy Project, as of December 2, 2020, the estimated number of potential medical cannabis patients in the State of California is 1,920,294, which is estimated to be about 4.86% of the total population of medical cannabis patients in the United States (This is a rough estimate; there is a registry, but only a small fraction of California patients are registered).

According to Marijuana Business Factbook, the U.S. cannabis industry is supporting 240,000 to 295,000 full-time jobs, including medical and adult use cannabis workers, and indirect employees like lawyers, accountants, and consultants, during 2020. According to Leafly, the cannabis industry added 73,000 full-time jobs in the U.S. in 2020, which represents 32% year-over-year job growth. During the COVID-19 pandemic, medical cannabis was deemed essential in all states in which it is legal.

Public opinion on legalizing cannabis has been steadily increasing over the past decade. According to a poll by Gallup released in November 9, 2020, 68% of Americans said the use of cannabis should be legalized.

U.S. Marijuana Legalization Status (as of June 11, 2021)

The 37 U.S. states that have legalized medicinal cannabis are as follows (in alphabetical order):

1.	Alabama	19.	Missouri
2.	Alaska	20.	Montana
3.	Arizona	21.	Nevada
4.	Arkansas	22.	New Hampshire
5.	California	23.	New Jersey
6.	Colorado	24.	New Mexico
7.	Connecticut	25.	New York
8.	Delaware	26.	North Dakota
9.	Florida	27.	Ohio
10.	Hawaii	28.	Oklahoma
11.	Illinois	29.	Oregon
12.	Iowa	30.	Pennsylvania
13.	Louisiana	31.	Rhode Island
14.	Maine	32.	South Dakota
15.	Maryland	33.	Utah
16.	Massachusetts	34.	Vermont
17.	Michigan	35.	Virginia
18.	Minnesota	36.	Washington
		37.	West Virginia

The 18 U.S. states that have legalized adult-use cannabis are as follows (in alphabetical order):

1.	Alaska	10.	Nevada
2.	Arizona	11.	New Jersey
3.	California	12.	New Mexico
4.	Colorado	13.	New York
5.	Illinois	14.	Oregon
6.	Maine	15.	South Dakota*
7.	Massachusetts	16.	Vermont
8.	Michigan	17.	Virginia
9.	Montana	18.	Washington

* voters in South Dakota voted in favor of a constitutional amendment to legalize the recreational use of marijuana, but as of February 8, 2021, a South Dakota circuit judge rejected the change and ruled it unconstitutional.

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The map set forth below depicts, on a state-by-state basis, to what extent the states have legalized cannabis.

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our Business

General Overview

The Company, Triangle Canna Corp., was formed on December 23, 2020. The Company has one wholly-owned subsidiary, Bar X, which is a California-based commercial cannabis cultivation business that was formed in October 2020. On February 5, 2021, pursuant to an exchange and contribution agreement (the “Exchange Agreement”), the Company acquired all of the equity interests in Bar X from Green Matter, Halo, Europa and Anil Beri in exchange for the issuance of 33,000,000 shares of common stock (the “Common Stock”) of the Company. A chart illustrating our corporate structure is set forth below:

Effective March 24, 2021, the Company effected a 6.667:1 stock dividend, as a result of which the Company had 220,000,000 shares of common stock outstanding as of such date. Bar X funded its initial operations through (i) equity contributions in the aggregate amount of $100,000 from its four members, the four initial stockholders of the Company, including Green Matter, Halo and Europa, (ii) the proceeds of a line of credit facility in an aggregate amount of up to $1,200,000 provided equally by Green Matter and Halo (the “Line of Credit”),of which an aggregate of $894,074 has been funded through June 11, 2021, and (iii) a loan in the amount of up to $300,000 provided by Europa, of which $234,000 has been funded through June 11, 2021.

Bar X intends to operate a cannabis cultivation farm on approximately up to 60 acres of a 1,600 acre property located at 20333 South State Highway 29, Middletown, Lake County, California, consistent with a local Early Activation Permit and resulting final use permit (“Final County Permit) issued pursuant to an application submitted to Lake County CDD in November 2020, the granting of which we believe will constitute local authorization for Bar X to begin operations this season while a completed use permit application is under review. Bar X has recently obtained approval of all 275 California state small cultivation licenses for which it has applied, subject to paying all related application fees, which are necessary for the Company’s canopy square footage based on the square footage limitations of the licenses under applicable state law. The Company’s provisional CDFA licenses, and all California provisional licenses, are set to expire after Dec. 31, 2021 unless regulators extend the provisional program. See, “Risk Factors-General Regulatory Risks.”

The business of the Company will effectively be the business of Bar X. Bar X intends to rapidly become a high-quality cultivator and wholesaler of cannabis grown at the Bar X Farm in accordance with applicable state and local law, including the Final County Permit and the 275 provisional licenses. Bar X intends to use the latest agronomic technology and sustainable techniques by leveraging its highly experienced management team and strategic relationships with experienced suppliers, including its principal shareholders, to grow, and ultimately sell, high-quality raw cannabis. The Company and Bar X are operated by an executive team that has significant experience in the cannabis industry and a robust operational track-record with respect to all facets of the Company’s operations. See “Management-Executive Officers and Directors”

The Company believes that if the proceeds of this Offering, together with its concurrent private offering, exceed approximately $40,000,000, its cash needs for its outdoor cultivation operations likely would be satisfied for at least the next 12 months and that it may not be necessary to raise additional funds to implement the plan of operations except to fund the design, construction and operation of the greenhouses, which we estimate would require an additional approximately $16,600,000 of funding. If such funds are not available, the Company would not expect to be able to satisfy the cash requirements necessary to fully execute its business plan through such period and therefore would likely attempt to raise additional capital the sale of additional securities or defer or cut all or part of the greenhouse or other operations, except to the extent financeable from operating cash flow, if any. The Company cannot assure that it will have sufficient capital to finance its growth and business operations or that such capital will be available on terms that are favorable to it or at all. The Company is currently incurring operating deficits that are expected to continue at least until the Company’s first harvest.

The Company is conducting a concurrent private offering of 10% convertible promissory notes in accordance with applicable securities laws. These notes bear interest at a rate of 10% per annum, mature on June 30, 2022 and are convertible at the noteholder’s election into shares of common stock at a price of $0.56 per share at maturity or upon a sale or spin-off of a material subsidiary, a change in control or a dividend on the common stock, and automatically convert into shares of common stock at a price of $0.56 per share upon the closing of this offering as of which the Company has received gross proceeds of at least $5,000,000. The Company expects that the proceeds of this private offering, if any, would facilitate an expeditious commencement of its cultivation operations, including its planned summer 2021 planting. As of the date of this offering circular, we have not sold any Notes in such offering.

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Triangle’s Cultivation Site

Bar X currently leases the Bar X Farm from LCNH, of which 50% is owned by Green Matter and 50% is owned by Halo, pursuant to a Commercial Lease Agreement (the “Lease”) for a term of five (5) years (“Initial Lease Term”) renewable at the option of Bar X for three (3) additional terms of five (5) years each (singularly, a "Renewal Lease Term" and collectively, the "Renewal Lease Terms"). LCNH has spent approximately $740,000 on improvements to the Bar X Farm, such as drilling new water wells and new road construction, and on cannabis permit related items, such as biological studies, land use consultants, and permit application fees. The Company is not required to reimburse LCNH for these expenses. Pursuant to the Lease, Bar X pays base rent, subject to abated rent during the first, second and third calendar months of the Initial Lease Term, to LCNH throughout the Initial Lease Term as follows (“Base Rent”):

●	As of February 10, 2021, the Base Rent shall be fifty-five thousand US dollars ($55,000.00) per month.
●	On the first (1st) day following six (6) full calendar months after the issuance of the Early Activation Permit, Base Rent shall increase to two hundred ten thousand US dollars ($210,000.00) per month.
●	On the first (1st) day following six (6) full calendar months after the Success Fee Payment Due Date (as defined below), Base Rent shall increase to two hundred eighty thousand US dollars ($280,000.00) per month.
●	Thereafter, the Base Rent increases at a rate of eight percent (8%) annually.

In addition to the Base Rent, Bar X is obligated to pay to LCNH a success fee in the amount of five million US dollars ($5,000,000.00) (“Success Fee”) no later than the second (2nd) anniversary of the issuance of the one hundred fiftieth (150th) State License by the California Department of Food and Agriculture for the 63 acres of the Farm designated for cultivation (the "Success Fee Payment Due Date"). Under the Lease, Bar X is also obligated to pay a similar success fee during each Renewal Lease Term. The Company and LCNH believe that these amounts and time frames represent an appropriate measure of the Company’s success at which point LCNH should be appropriately compensated for leasing the Bar X Farm on the terms of the Lease and making the investments in the Bar X farm described above.

The Company believes that the terms of the Lease are no less favorable to Bar X than what would be available from an unaffiliated third-party. The land upon which the Company’s cannabis is grown, is not owned by the Company and is not part of this investment.

Operations

We intend to rapidly become a high-quality cultivator and wholesaler of cannabis, beginning with the establishment of a 60-acre outdoor and greenhouse cultivation site located in at the Bar X Farm in Middletown, Lake County, California, which we believe will be one of the largest cultivation facilities in California, which is one of the largest cannabis markets in the world. The Company intends to use the latest agronomic technology and sustainable techniques by leveraging its highly experienced management team and strategic relationships with experienced suppliers, including its principal shareholders, to grow, and ultimately sell, high-quality raw cannabis. The Company is operated by an executive team that has significant experience in the cannabis industry and a robust operational track-record with respect to all facets of the Company’s operations.

The Company has recently obtained approval of all 275 California state small cultivation licenses for which it has applied, subject to paying all related application fees, and the Company expects approval in the near term of an application for an early activation permit from the Lake County authorities, upon receipt of which the Company would be permitted to commence commercial cannabis operations at the Bar X Farm in compliance with applicable state and local law. In light of delays in financing and resulting delays in infrastructure development and supply procurement, the Company currently does not expect to commence large-scale cultivation operations in 2021. If the Company can raise at least $4,000,000 through this offering by July 4, 2021, it expects that it probably could cultivate up to 10 acres in the summer-fall 2021, and if it can raise more capital prior thereto, it could possibly increase its canopy correspondingly. Based on management’s historical crop yield experience, the Company would expect to harvest up to approximately 15,000 pounds of high-grade flower in 2021 if it is successful in timely planting 10 acres; however, no assurance can be given that the Company will be able to timely commence cultivation operations in 2021. If the Company fails to raise sufficient capital, it likely would need to postpone all or almost all of its initial cultivation until 2022.

The Company intends to cultivate up to 62 acres starting in spring 2022 or as soon thereafter as possible. This is expected to include either up to 62 acres of outdoor or 43 outdoor acres and up to approximately 17 acres of greenhouses. Based on management’s historical experience, the Company expects the greenhouses to have the capacity to harvest up to 70,000 pounds of finished flower annually on a perpetual basis; however, the Company has not fully determined its proposed greenhouse design and construction, and no assurance can be given that the proposed greenhouses will be built or become operational. If the Company executes on its plan to build 17 acres of greenhouses, the expected total canopy of the Bar X Farm would be approximately 60 acres. Starting in 2022, the Company expects to cultivate up to two full grow outdoor cycles and two to three greenhouse light-deprivation cycles per calendar year. Based on an expected 63-81-day growing cycle for outdoor crops and an expected 57-63-day growing cycle for greenhouse light-deprivation crops, which in each case is based on management’s historical experience, the Company expects yields of the 2022 harvests to exceed 100,000 pounds.

The Company expects that if it raises $40,000,000 in this Offering or otherwise by approximately December 31, 2021, the Company would be able to cultivate its entire 62-acre outdoor canopy in 2022, though it may not have sufficient funds to promptly execute on its proposed greenhouse design and construction. The Company expects that if it raises $75,000,000 in this Offering or otherwise by approximately December 31, 2021, it would be able to cultivate up to 62 acres of outdoor canopy in 2022 and promptly commence the design, construction and operation of up to 17 acres of state-of-the-art greenhouses which it expects would be operational for the 2022 summer season planting.

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Bar X intends to plant clones based on strains obtained pursuant to the License and Supply Agreement with Humboldt Standard, which the Company believes is highly experienced in cannabis cultivation operations. These clones are commercially available strains and are not proprietary. Pursuant to such agreement, Humboldt Standard also licenses to Bar X certain trade secrets and other operational intellectual property which we believe will facilitate efficient and productive operations. This may include utilization of organic compost tea nutrients and soil optimization practices, as well as light exposure techniques, which the Company believes can enhance yields and lower costs, particularly once adapted by the Company’s experienced management team to the particular environment of the Bar X Farm.

Green Matter and a subsidiary of Halo have entered into product purchase agreements with Bar X pursuant to which they have agreed to purchase one-half of Bar X’s crop at a price based on 200% of the Company’s aggregate cost of production, including allocated overhead, up to a maximum of $300 per untrimmed pound for outdoor flower or $450 per pound for greenhouse flower, which the Company believes is the equivalent of approximately $550 and $825, respectively, per pound for trimmed flower. The Company anticipates that the remainder of its harvests will be sold to third parties, and anticipates that this remaining product will be sold at even higher prices, given the historical sale prices of Green Matter-affiliate cannabis and available spot-market pricing information in the Company’s market area. According to the U.S. Cannabis Spot Index as of the week ending June 4, 2021 provided by CannabisBenchmarks.com, the average wholesale price of outdoor cannabis was the U.S. was approximately $901 per pound. Cannabis Benchmarks reported that the average spot price for greenhouse grown flower in the US was $1,377 per pound, in the week ending June 4, 2021.

In addition to the finished flower outputs described above, the Company plans to produce trim from product not sold pursuant to the product purchase agreements that could be used for concentrates or pre-rolls, which could add up to an additional aggregate 40,000 lbs and 80,000 lbs of biomass in 2022 and 2023, respectively.

Material Contracts and Commitments

License and Supply Agreement

The License and Supply Agreement is for a term of five (5) years with one (1) five (5) year renewal option at the option of Bar X. Pursuant to the Supply Agreement, Humboldt Standard licenses rights know-how, trade secrets and other intellectual property relating to the Company’s business and sells clones to Bar X for use in connection with the cultivation operation. The clones to be provided are commercially available strains and are not proprietary, and are required to be from three classes which include:

●	Autoflower: A young rooted Clone a few inches tall, at a cost of $1.00 - $1.25 each, that is genetically engineered to automatically enter its flower cycle a certain amount of time after rooting
●	Baby: A young rooted Clone between 4” and 12” tall, at a cost of $5.00 - $8.00 each, and enters its flower cycle naturally, stimulated by external environmental conditions.
●	Teen: A young rooted Clone that has grown to at least 12” in height, at a cost of $9.00 - $12.00 each, and enters its flower cycle naturally stimulated by external environmental conditions.

The Company believes that the License and Supply Agreement is on terms no less favorable to Bar X than what would be available from an unaffiliated third party.

Amended and Restated Product Purchase Agreements

The Amended and Restated Product Purchase Agreements with each of Capital City Healthcare LLC, a licensed distributor based in California (“Capital City”) and an affiliate of Green Matter, and Mendo Distribution and Transportation LLC, a subsidiary of Halo (“Mendo”), each provide that the purchaser will purchase a minimum of twenty-five percent (25%) of all cannabis grown by Bar X during the 2021 and 2022 growing seasons at a price per pound of flower equal to Bar X’s cost of production plus 100%, up to a maximum of $300 per untrimmed pound for outdoor flower or $450 per untrimmed pound for greenhouse flower, which the Company believes is the equivalent of approximately $550 and $825, respectively, per pound for trimmed flower. While the consistent revenues expected to be provided by the commitments by Halo and Green Matter under the product purchase agreements is intended to contribute stable cash flow to the Company, the pricing and gross margins thereunder may be less favorable to the Company than that available from unaffiliated third parties, which could adversely impact the Company’s results of operations.

Processing and Manufacturing

The Company does not own or operate, and currently has no plans to establish, any extraction, infusion or other manufacturing facilities. The Company intends to rely on third parties, including related parties, for the post-harvest processing, drying, bucking and trimming of its raw cannabis. The Company expects that the terms of these services will be no less favorable to Bar X than what would be available from an unaffiliated third party.

Marketing

Given the Company’s stage of development, it has not yet established marketing capabilities aside from the Product Purchase Agreements. The Company may perform marketing and sales functions directly or through third parties, including related parties, in which case the Company expects that the terms of these services will be no less favorable to Bar X than what would be available from an unaffiliated third party.

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Competition

The Company faces, and expects to continue to face, competition from other companies in the cannabis industry, some of which may have longer operating histories, more financial resources and more experience than the Company. Increased competition by larger and well-financed competitors, and/or competitors that have longer operating histories and more manufacturing and marketing experience than the Company, could have a material adverse effect on the Company's business, financial condition and results of operations. As the Company and Bar X operates in an early-stage industry, the Company expects to face additional competition from new entrants. To remain competitive, the Company will require research and development, marketing, sales and other support.

The Company expects to face additional competition from new market entrants which are not yet active in the industry. If a significant number of new licenses are granted to new market entrants in the near term, the Company may experience increased competition for market share and may experience downward price pressure on the Company's products as new entrants increase production, which could have a material adverse effect on the Company's business.

In addition, if the number of users of cannabis increases, the demand for products will increase and the Company expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, the Company expects that it will require a continued high level of investment in its facilities, licenses, branding, products and technologies, distribution, research and development, marketing, sales and client support. The Company may not have sufficient resources to complete the construction of its facilities, obtain the licenses needed to carry out its business plan, and develop a marketing, sales and client support program on a competitive basis, which could materially and adversely affect the business, financial condition, and results of operations of the Company.

The Company's ability to become and remain competitive in the market will depend upon, among other things:

●	The level of competition in the cannabis industry;
●	The Company's ability to identify, acquire and integrate strategic acquisitions and partnerships;
●	The Company's ability to obtain and maintain all required licenses as cannabis is legalized at the state level;
●	The Company's ability to remain competitive in its product pricing; and
●	The Company's ability to leverage its strategic relationships to increase profitability.

Employees

The Company currently has five total employees, none of which are full-time employees, including its Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Secretary and Chief Agriculture Officer.

Properties

Bar X presently subleases the Company’s principal executive offices located at 8430 Rovana Circle, Suite C, Sacramento, California 95828 from Green Matter and leases its principal place of business at 19395 South State Highway 29, Middletown, Lake County, California pursuant to the Lease. Our telephone number is (916) 813-5575. The Company believes that our facilities are suitable and adequate for our current needs.

Legal Proceedings

As of the date of this prospectus, there are no legal proceedings which are pending or have been threatened against us or any of our officers, directors, or control persons of which management is aware.

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REGULATION

The cultivation, distribution and use of cannabis is illegal under U.S. federal law. The United States federal government regulates drugs through the CSA, which places controlled substances, including cannabis, in a schedule. Cannabis is a Schedule I controlled substance under the CSA. The DOJ defines Schedule I drugs, substances or chemicals as “drugs with no currently accepted medical use and a high potential for abuse.” The FDA has not approved cannabis as a safe and effective drug for any condition. State laws that permit and regulate the production, distribution and use of cannabis for adult-use or medical purposes are in direct conflict with the CSA, which makes cannabis use and possession federally illegal. Although certain states and territories of the U.S. authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts under federal law under any and all circumstances under the CSA.

Despite this, as of May 2021, there are a total of 37 states in the United States, plus the District of Columbia, Puerto Rico and Guam (the “Territories”), that have legalized the use of medical cannabis, and 18 states that have legalized the use of adult-use cannabis. The Company’s operations, which are in the State of California, are subject to the laws thereof and the municipalities in which it operates. Although the Company’s activities are believed to be compliant with applicable state and local law, strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under United States federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company.

Since 2014, the United States Congress has passed appropriations bills that have included amendments such as the Joyce Amendment (formerly the Rohrabacher-Blumenauer Amendment), which by its terms does not appropriate any federal funds to the United States Department of Justice for the prosecution of medical cannabis offenses of individuals who or businesses which are in compliance with state medical cannabis laws. For now, the Joyce Amendment is the only statutory restraint on enforcement of federal cannabis laws. Courts in the U.S. have construed these appropriations bills to prevent the federal government from prosecuting individuals or businesses when those individuals or businesses operate in compliance with state and local medical cannabis regulations; however, this legislation only covers medical cannabis, not adult-use cannabis, and expires concurrently with each annual budget or continuing resolution relating thereto, unless extended or renewed. See, “Risk Factors-Approach to the Enforcement of Cannabis Laws may be Subject to Change” and “The Potential Re-Classification of Cannabis in the United States Could Create Additional Regulatory Burdens on Our Operations and Negatively Affect Our Results of Operations.”

Current Regulations

The California Medicinal and Adult-Use Cannabis Regulation and Safety Act (“MAUCRSA”) establishes a comprehensive system to control and regulate the cultivation, distribution, transport, storage, manufacturing, processing, and sale of medicinal and adult-use cannabis and cannabis products and sets forth the power and duties of the state agencies responsible for controlling and regulating the commercial cannabis industry. This summary is not intended to be a recital of every applicable law and regulation. Instead, this summary of MAUCRSA focuses on operational considerations only and provides a broad overview of some, but not all, of the requirements and restrictions MAUCRSA imposes on commercial cannabis activity in California.

MAUCRSA created the Bureau of Cannabis Control (the “BCC”) to regulate and license cannabis activity for retailers, distributors, microbusinesses, testing laboratories, and temporary cannabis events. The California Department of Public Health’s Manufactured Cannabis Safety Branch (the “MCSB”) is the state licensing authority charged with licensing and regulating cannabis manufacturing in California. Lastly, CalCannabis Cultivation Licensing, a division of the California Department of Food and Agriculture (the “CDFA”), ensures public safety and environmental protection by licensing and regulating commercial cannabis cultivators. Together, the BCC, MCSB, and CDFA will hereinafter be referred to as the “Licensing Authorities.”

The BCC, CDPH, and the CDFA each have adopted final regulations that implement the mandates of MAUCRSA and outline the statewide standards and licensing requirements for commercial cannabis licensees in California. The final regulations released by the BCC (the “BCC Regulations”) apply to all types of licensees. The final regulations released by the CDPH (the “CDPH Regulations”) provide extensive requirements and regulations on operators conducting any type of commercial cannabis manufacturing. The final regulations released by the CDFA (the “CDFA Regulations) provide for a variety of restrictions and requirements for cultivators and their facilities, as well as nurseries and processors.

Proposed Changes

California Governor Gavin Newsom has proposed to combine the current Licensing Authorities into a new state agency called the Department of Cannabis Control (DCC). The merger – which has been delayed because of the coronavirus pandemic– is intended to simplify a host of industry issues and reduce regulatory red tape for cannabis businesses. Governor Newsom’s proposal been rescheduled and is now slated to be completed by July 2021. Though the merger is pending approval from lawmakers, the move is part of Newsom’s 2021-22 budget proposal and therefore expected to receive the needed approval. Additionally, all of California’s provisional licenses are set to expire on December 31, 2021, and to the extent the Company has obtained provisional licenses it would need to replace them by then to continue its operations. See, “Risk Factors-General Regulatory Risks.”

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Current Licensing Requirements

Pursuant to MAUCRSA, all commercial cannabis activity must be conducted between licensed operators unless otherwise specified in the rules or regulations. The Licensing Authorities may only issue commercial cannabis licenses to qualified applicants. An entity may be issued more than one license, but must obtain a separate license for each location where it engages in commercial cannabis activity. Each individually licensed location must be kept “separate and distinct.”

MAUCRSA authorizes the State of California to issue twelve-month (annual) licenses in the following categories:

Type 1: Cultivation; Specialty outdoor; Small.

Type 1A: Cultivation; Specialty indoor; Small.

Type 1B: Cultivation; Specialty mixed-light; Small.

Type 1C: Cultivation; Specialty cottage; Small.

Type 2: Cultivation; Outdoor; Small.

Type 2A: Cultivation; Indoor; Small.

Type 2B: Cultivation; Mixed-light; Small.

Type 3: Cultivation; Outdoor; Medium.

Type 3A: Cultivation; Indoor; Medium.

Type 3B: Cultivation; Mixed-light; Medium.

Type 4: Cultivation; Nursery.

Type 5: Cultivation; Outdoor; Large.

Type 5A: Cultivation; Indoor; Large.

Type 5B: Cultivation; Mixed-light; Large.

Type 6: Manufacturer 1.

Type 7: Manufacturer 2.

Type 8: Testing laboratory.

Type 10: Retailer.

Type 11: Distributor.

Type 12: Microbusiness.

As the state licensing process has evolved over time, the Licensing Authorities have offered two (2) state licenses options: (1) Provisional Licenses and (2) Permanent Annual Licenses. Applicants apply for an annual license by submitting an annual license application. Upon a Licensing Authority receiving a submitted annual license application, the licensing staff will evaluate the application to determine whether the applicant qualifies for an annual license or a provisional license. Provisional Licenses are valid for one year and can be renewed for one-year terms until January 1, 2022.

Each Licensing Authority has broad authority to deny an application for licensure and the ability to suspend, place on probation, revoke, discipline and/or fine operators upon commission of an act that constitutes grounds for disciplinary action while engaged in cannabis activity, after proper notice and a hearing, if the business is found to have committed any of the acts or omissions constituting grounds for disciplinary action.

Operations and Inventory Requirements

Under MAUCRSA, every sale or transport of cannabis between operators must be recorded on an invoice or receipt, which may be maintained electronically, but must be readily accessible and not commingled. Each sales invoice must include the following information: (a) seller and purchaser’s name and address; (b) sale date; (c) invoice number; (d) kind, quantity, size, and capacity; (e) cost and discounts; (f) place of transport; and (g) other information. Additional information must be recorded when conducting medical cannabis operations, including but not limited to, medical conditions and name of the patient’s primary caregiver. Operators must maintain records for 7 years. Authorities may examine such records and inspect the operator’s licensed premises during business and reasonable hours. Further, operators must deliver records on request and refusal to allow an inspection or turn over records is a violation of MAUCRSA. The fine per violation is $30,000.

In addition, pursuant to the CDFA Regulations, every cultivator must keep and maintain cannabis activity records for 7 years, which include, without limitation, the maintenance of data or information input into the track-and-trace system, financial records, personnel records, training records, cannabis contracts, permits, licenses, and other local authorizations, security records and waste records.

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In order to comply with the CDFA Regulations, with respect to all cultivation sites, cultivators are required to submit a premises diagram that shows the boundaries and dimensions of the following: (a) canopy area(s); (b) propagation area(s) which will contain only immature plants; (c) designated pesticide and other agricultural chemical storage area(s); (d) designated holding area(s) for cannabis scheduled for destruction; (e) designated processing area(s) if the cultivator will process on site; (f) designated packaging area(s), if the cultivator will package products on site; (g) designated composting area if the cultivator will compost plant waste on site; (h) designated refuse area(s); (i) designated area(s) for harvested cannabis storage; and (j) water storage location and source information. Canopy includes all designated areas that will contain mature plants at any point in time. The CDFA Regulations set forth separate requirements for Nursey and Processor licenses.

Product Safety and Quality Control

Cultivators are held to high standards of cleanliness. Cultivators must ensure pests are kept under effective control, are present only to a light degree and that only a few of the plants in any propagation or canopy area(s) on the premises show any infestation or infection, and of these, none show more than a few individuals of any insect, animal or weed pests or more than a few individual infestations of any plant disease. Cannabis plants must be kept free of: (a) pests of limited distribution, including pests of major economic importance which are widely, but not generally distributed; and (b) pests not known to be established in California.

Traceability and Inventory Tracking

Licensees must utilize the state-mandated track and trace system and comply with track and trace requirements for all commercial cannabis activity, which includes the purchase, sale, test, packaging, transfer, transport, return, destruction, or disposal, of any cannabis goods. Each operator must have a track and trace account manager responsible for properly training and authorizing certain staff. Operators must record the following: (a) packaging of cannabis goods; (b) sale of cannabis goods; (c) transportation of cannabis goods to an operator; (d) receipt of cannabis goods; (e) return of cannabis goods; (f) destruction and disposal of cannabis goods; (g) laboratory testing and results; and (h) any other activity as required by the BCC or any other licensing authority.

The track and trace program requires operators to report cannabis movement and capture, which includes, at a minimum, the: (a) receiving business; (b) date; and (c) cultivator origin. The electronic database includes, at a minimum, the: (i) quantity, weight, and variety of products shipped; (ii) estimated times of departure and arrival; (iii) quantity, weight, and variety of products received; (iv) actual time of departure/arrival; (v) product categorization; and (vi) license number and unique identifier. Moreover, manufacturers and cultivators must comply with similar stringent track and trace requirements as operators. Manufacturers must record: (a) receipt of cannabis material; (b) the transfer to or receipt of cannabis products for further manufacturing; (c) all changes in the disposition of cannabis or cannabis products; and (d) the transfer of cannabis products to a distributor. Cultivators must ensure the following: (a) maintaining an accurate and complete list of all track-and-trace system administrators and users and updating the list immediately when changes occur; (b) correcting any inaccurate data that is entered into the track-and-trace system in error within 24 hours; (c) tracking transfers of cannabis; (d) inputting license number, transaction date, quantity, weight, product category; and (e) departure and estimated time of arrival, and the unique identifier.

If an operator, manufacturer or cultivator loses access to the track and trace system, such operator, manufacturer or cultivator must notify the BCC when their access to the system is lost, when it is restored and the cause of loss of access. Transporting or, receiving delivery of cannabis goods during loss of access is prohibited. Any commercial cannabis activity that took place while the system was down must be put into the system within 3 calendar days of the system being restored. An operator, manufacturer or cultivator cannot transport, transfer or deliver any cannabis goods until such time as access is restored and all information is recorded in the track and trace system.

Additionally, the CDFA may perform an audit of the physical inventory of any cultivator at its discretion. Variances between the physical audit and the inventory reflected in the track-and-trace system at the time of the audit, which cannot be attributed to normal moisture variations in harvested cannabis, may be subject to enforcement action.

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Packaging and Labeling

Each of MAUCRSA and the CDPH Regulations imposes certain packaging and labeling restrictions. Under MAUCRSA, prior to delivery or sale at a retailer, cannabis and cannabis products must be labeled and placed in a resealable, tamper-evident, child-resistant package and include a unique identifier for the purposes of identifying and tracking such products. Packages and labels cannot be attractive to children. All cannabis and cannabis product labels and inserts must include extensive government warnings, instructions for use and various other information related to the product’s production It is unlawful to misbrand a product or to offer and receive in commerce a misbranded cannabis product. A cannabis product is misbranded if it: (a) is manufactured, packed, or held by an unlicensed operator; (b) is false or misleading; or (c) does not conform to the requirements of applicable law.

Under the CDPH Regulations, cannabis product packaging cannot resemble traditionally available food packages and packaging for edibles must be opaque. All manufactured products must be packaged before they are released to a distributor and such packaging cannot be attractive to children and must be tamper-evident, resealable if the product includes multiple servings and child-resistant. Cannabis product labels must include an ingredient list, some nutritional facts and the CDPH-issued universal symbol. The label may not refer to the product as a candy. In addition to these requirements, the statute requires that labels not be attractive to individuals under the age of 21 and include mandated warning statements and the amount of THC content. The CDFA Regulations impose similar packaging and labeling regulations for cultivators packaging and labeling cannabis and non-manufactured cannabis products.

Security

Cannabis operators are required to have a detailed security plan that prevents unauthorized access to the premises, prevents against theft or loss of cannabis and cannabis products, and have a way of securing and backing up electronic records. Additional requirements of such security plan include a video surveillance system which must meet certain specifications. Overall, the security plan must prevent unauthorized personnel from gaining access, utilize alarm systems, include investigative mechanisms for certain situations, require management supervisions for certain activities, and record back-up electronic records of all security events. Additional security requirements are imposed based on the type of commercial cannabis activity being conducted.

Taxation

Under MAUCRSA and the California Department of Tax and Fee Administration (the “CDTFA”) guidance, a 15% excise tax of the average market price and a 80% excise tax mark-up rate of gross receipt is imposed upon purchasers of cannabis sold in the state for any sale by a retailer or other operator. The excise tax levied applies to the full price (if non-itemized) of any transaction, without considering any discount from distributors. The distributor is responsible for collecting this tax from the retailer and ensure the excise tax is paid to the CDTFA. This excise tax is in addition to any state and local government sales and use taxes. Gross receipts from the sale of cannabis include the tax. No cannabis may be sold to a purchaser unless the excise tax has been paid at sale. The CDTFA recently determined the cannabis excise tax mark-up rate will continue to be 80% for the next six months beginning January 1, 2021. The CDTFA is responsible for determining a mark-up rate on a biannual basis in six-month intervals. The mark-up rate must be used by distributors to compute the average market price of cannabis or cannabis products sold or transferred to a retailer in an arm’s length transaction.

Additionally, there is a post-harvest cultivation tax imposed on all cultivated cannabis that enters the market at a rate of $9.65 per dry-weight ounce for cannabis flowers, $2.87 per dry-weight ounce for cannabis leaves, and $1.35 per ounce for fresh cannabis plant (must be weighted within 2 hours of harvesting). Cannabis cultivators must pay the cultivation tax to their distributor or manufacturer. If the cultivation tax is paid to the manufacturer, the manufacturer must pay the cultivation tax to their distributor. The distributor is responsible for ensuring the cultivation tax is paid to the CDTFA. The CDTFA may establish other categories of harvested cannabis to be taxed at relative value as compared to cannabis flowers. The tax does not apply to cannabis cultivated for personal use or in accordance with the Compassionate Use Act. The rates imposed by the CDTFA are subject to adjustment annually starting in January 1, 2022 for inflation.

Enforcement and Penalties

Failure to comply with regulations may result in penalties for cannabis operators in California. Sources of enforcement authority include, but are not limited to, MAUCRSA, BCC’s Disciplinary Guidelines, The CDTFA Guide, and the CDFA Regulations. For example, under MAUCRSA, the Licensing Authorities may suspend, revoke, place on probation with terms and conditions, or otherwise discipline licenses issued by such Licensing Authority and fine an operator, after proper notice and hearing to the business, if the business is found to have committed any of the acts or omissions constituting grounds for disciplinary action.

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With respect to taxation of cannabis businesses, under Division 2, Part 14.5 of the California Revenue and Taxation Code (the “Cannabis Tax Law”), each county is given the direct power to tax cultivating, manufacturing, producing, processing, preparing, sorting, providing, donating, selling or distributing cannabis by any license holder. In general, the law imposes a ten percent penalty on taxpayers and feepayers for failure to timely pay the tax or fee due, or for filing a late return. In addition to these ten percent penalties, MAUCRSA imposes a penalty of at least fifty percent of the amount of taxes owed for failure to pay the cultivation tax or cannabis excise tax due. However, this may be negated if the CDTFA finds that an operator’s delay had reasonable cause, and that the operator was not neglectful in its delay.

In addition to the penalties discussed in MAUCRSA, the BCC has adopted uniform disciplinary guidelines in order to promote consistency in disciplinary orders for similar offenses on a statewide basis, which only apply to formal administrative disciplinary processes. Further, the CDFA has established fines and penalties for violations committed by licensed cultivators, and the administrative penalty for any such violation varies.

California Local Regulations

Lake County Regulations

Lake County’s regulations regarding the commercial cultivation of cannabis for adult personal use are found in Chapter 21, Article 27 of the Lake County Code (the Zoning Ordinance). All cannabis businesses must comply with the Zoning Ordinance. Further, licensees may only conduct business with cannabis businesses that are licensed in their respective jurisdictions. The Lake County commercial cannabis cultivation regulatory program consists of three different types of permits and a procedure for the early activation of a minor or major use permit for cannabis cultivation. The Zoning Ordinance generally follows the minimum California State law regulations set forth in MAUCRSA with respect to cultivation cannabis businesses. The Zoning Ordinance expressly requires fenced in outdoor cultivation facilities.

Management

Executive Officers and Directors

The table below sets forth our executive officers directors and key employee as of the date of this offering circular.

Name	Age	Position
Jedediah Morris	42	Chief Executive Officer and Director
Josiah Spohn	36	Chief Agriculture Officer and Director
James Dirkmaat	45	Chief Operating Officer, Secretary and Director
Jacob Perry	35	Chief Financial Officer
Kiranjit Sidhu	56	Director
Katharyn Field	38	Director

The following are brief profiles of our executive officers and directors, including a description of each individual’s principal occupation within the past five (5) years. See also “Directors and Officers – Conflicts of Interest.”

Jedediah Morris, Chief Executive Officer and Director

Mr. Morris has been Chief Executive Officer and a director since our inception. He has served as the Chief Executive Officer of Green Matter and as an officer, director or manager of its affiliates since their inception. Since 2019, Mr. Morris has served as the chief executive officer of Green Matter and its affiliates, including Humboldt Standard, which currently operate a vertically integrated licensed commercial cannabis business which includes over 18 acres of cannabis canopy, as well as nursery, manufacturing and distribution operations. In 2016-17, Mr. Morris served as an agricultural manager of one of the first large licensed outdoor cultivation facilities in Humboldt county, California.

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Josiah Spohn, Chief Agriculture Officer and Director

Mr. Spohn has been our Chief Agricultural Officer and a director since our inception. He has served as the President of Green Matter and as an officer, director or manager its affiliates since their inception. Since 2019, Mr. Spohn has served as the chief agricultural officer of Green Matter and its affiliates, including Humboldt Standard, which currently operate a vertically integrated licensed commercial cannabis business which includes over 18 acres of cannabis canopy, as well as nursery, manufacturing and distribution operations. In 2016-17, Mr. Spohn served as an agricultural manager of one of the first large licensed outdoor cultivation facilities in Humboldt county, California.

James Dirkmaat, Chief Operating Officer, Secretary and Director

Mr. Dirkmaat has been Chief Operating Officer, Secretary and a director since our inception. He has served as the Chief Business Officer of Green Matter and its affiliates since February 2019. Mr. Dirkmaat founded Summit Business Consulting in Denver, Colorado in 2003, through which he provided strategic and business development services to emerging cannabis businesses. Mr. Dirkmaat has advised cannabis cultivators, manufacturers, and retailers for over a decade. Mr. Dirkmaat has a B.A. in History from the University of Colorado and a J.D from the University of Denver.

Jacob Perry, Chief Financial Officer

Mr. Perry has been our Chief Financial Officer since February 2021. He has served as the Chief Financial Officer of Green Matter and its affiliates since 2020. From 2018 to 2020, he served as Controller of Connected International Inc., a leading California commercial cannabis business. Prior thereto, Mr. Perry served as Controller of Red Hawk Casino. Mr. Perry has a B.A. in Accounting from the University of Illinois Springfield.

Kiranjit Sidhu, Director

Mr. Sidhu has been a director since our inception. He has been the CEO of Halo since 2016 and has been a director of Halo since September 2018. Halo is a leading vertically integrated cannabis company that cultivates, extracts, manufactures, and distributes quality cannabis flower, oils, and concentrates and has sold approximately nine million grams of oils and concentrates since inception. Halo is currently operating in the United States in California and Oregon, as well as internationally in Africa and the United Kingdom. Halo has several grow operations throughout Oregon and California. Prior to cannabis, Mr. Sidhu was the Chairman, CEO and Founder of Transact Network, a leading EU electronic money institution which was sold to Bancorp (NYSE:TBBK) in 2011. He was previously the CFO of On Stage Entertainment (NASDAQ:ONST) which he help lead to a NASDAQ IPO. Mr. Sidhu previously worked at PriceWaterhouseCoopers in the strategic consulting group and with Merrill Lynch Capital Markets in M&A. Mr. Sidhu is Chair of the Audit Committee of Namaste Technologies and he holds a B.A. from Brown University and an M.B.A. from the Wharton School of Business of the University of Pennsylvania.

Katharyn Field, Director

Ms. Field has been a director since our inception. She has served as the president of Halo since February 2020 and as a director of Halo and its affiliates since April 2019. Halo is a leading vertically integrated cannabis company that cultivates, extracts, manufactures, and distributes quality cannabis flower, oils, and concentrates and has sold approximately nine million grams of oils and concentrates since inception. Halo is currently operating in the United States in California and Oregon, as well as internationally in Africa and the United Kingdom. Halo has several grow operations throughout Oregon and California.

In 2018, she served as Executive Vice President of Corporate Development of MariMed Inc. (OTC: MRMD). From 2014 through 2017, she led the procurement, build-out, and sale of one of five original vertically integrated state licenses in Florida, and then operated a strategic consulting practice focused on cannabis. Prior to cannabis, in 2004 Ms. Field worked in the office of Public Liaison in the George W. Bush administration, from 2005 to 2009 she served as a manager at The Brookings Institution, and from 2011 to 2013 served as a Consultant at Bain & Company. She entered the cannabis industry in 2014. She holds a B.A. with honors from Stanford University and an M.B.A. from Columbia University Business School.

Composition of our Board of Directors

Our board of directors currently consists of five (5) members, including three (3) nominees of Green Matter (who currently are Jedediah Morris, Josiah Spohn and James Dirkmaat) and two (2) nominees of Halo (who currently are Kiranjit Sidhu and Katherine Fields). Europa has a contractual right to nominate one director until the repayment in full of the Europa Note, and has not done so. See “Shares Eligible for Future Sale-Stockholders and Lockup Agreements.”

At each annual meeting of stockholders, the successors to the directors whose terms then expire will be elected to serve until the next annual meeting following the election.

Our directors hold office until their successors have been elected and qualified or until the earlier of their death, resignation or removal. There are no family relationships among any of our directors or executive officers.

Our certificate of incorporation provides that the authorized number of directors comprising our board of directors shall be fixed by a majority of the total number of directors. Any additional directorships resulting from an increase in the number of directors will be filled by a majority of the board of directors.

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Committees of the Board of Directors

Our board of directors does not currently have an audit committee, a compensation committee or a nominating and governance committee. Our board of directors intends to establish an audit committee, a compensation committee, a nominating and corporate governance committee and an executive committee if and when required by any applicable trading market or at such earlier time as our board of directors may decide in its discretion. Each committee established will operate under a charter to be approved by our board of directors.

Code of Ethics and Business Conduct

We have not yet adopted a code of ethics and business conduct, which would apply to our employees, directors and officers, including our principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our board of directors plans to adopt a code of ethics if and when required by any applicable trading market or at such earlier time as our board of directors may decide in its discretion.

Executive Compensation

Summary Compensation Table

From December 23, 2020 (date of inception) to the date of this offering circular, the Company has not paid any compensation to its executive officers and directors.

As of the date of this offering circular each of our executive officers has entered into an employment agreement with the Company. Such employment agreements include provisions regarding base salary, eligibility for annual bonuses, enrolment of benefits, participation in the Company’s Equity Incentive Plan and customary restrictive covenants, among other things. All cash compensation payable to our chief executive officer, chief operating officer and chief financial officer is deferred until after the Company raises at least $5,000,000, including through this offering. See, “Executive Compensation – Employment Agreements.” The following table sets forth the compensation to the executive officers and directors paid by the Company as of February 5, 2021:

Name and Principal Position	Salary ($)	Bonuses Paid ($)	Other Compensation ($)	Total ($)
Jedediah Morris	0	0	-	0
Chief Executive Officer & Director

Josiah Spohn	0	0	-	0
Chief Agriculture Officer & Director

James Dirkmaat	0	0	-	0
Chief Operating Officer, Secretary & Director

Jacob Perry	0	0(1)	-	0
Chief Financial Officer

(1)	Pursuant to Mr. Perry’s employment agreement, subject to the CEO’s discretion, Mr. Perry may earn up to an additional $100,000 in bonuses. See Section entitled “Employment Agreements” for more detail.

Narrative to Summary Compensation Table

Employment Agreements

We have entered into an employment agreement with Jedediah Morris, our Chief Executive Officer. Mr. Morris’ employment agreement provides for (a) an annual salary of $220,000, which is deferred until after the Company raises at least $5,000,000, including through this offering; (b) an initial term of 5 years, with up to two additional one year renewal terms, and (c) if such person’s employment with the Company is terminated without cause or voluntarily by the executive with good reason, then the Company shall pay to the executive compensation for one calendar year from the date of termination, including accrued but unused vacation and sick time, and provide health insurance benefits for the same period of time. This agreement also includes customary restrictive covenants during the term thereof, subject to no restrictions on Mr. Morris’ other cannabis activities, including his ownership in and management of Green Matter and its affiliates.

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We have entered into an employment agreement with Josiah Spohn, our Chief Agriculture Officer. Mr. Spohn’s employment agreement provides for (a) an annual salary of $220,000; (b) an initial term of 5 years, with up to two additional one year renewal terms, and (c) if such person’s employment with the Company is terminated without cause or voluntarily by the executive with good reason, then the Company shall pay to the executive compensation for one calendar year from the date of termination, including accrued but unused vacation and sick time, and provide health insurance benefits for the same period of time. This agreement also includes customary restrictive covenants during the term thereof, subject to no restrictions on Mr. Spohn’s other cannabis activities, including his ownership in and management of Green Matter and its affiliates.

We have entered into an employment agreement with James Dirkmaat, our Chief Operating Officer and Secretary. Mr. Dirkmaat’s employment agreement provides for (a) an annual salary of $120,000, which is deferred until after the Company raises at least $5,000,000, including through this offering; (b) an initial term of 2 years, with up to two additional one year renewal terms, and (c) if such person’s employment with the Company is terminated without cause or voluntarily by the executive with good reason, then the Company shall pay to the executive compensation for one calendar year from the date of termination, including accrued but unused vacation and sick time, and provide health insurance benefits for the same period of time. This agreement also includes customary restrictive covenants during the term thereof, subject to no restrictions on Mr. Dirkmaat’s other cannabis activities, including his ownership in and management of Green Matter and its affiliates.

We have entered into an employment agreement with Jacob Perry, our Chief Financial Officer. Mr. Perry’s employment agreement provides for (a) an annual salary of $275,000, which is deferred until after the Company raises at least $5,000,000, including through this offering; (b) eligibility for up to $100,000 bonuses subject to Board’s discretion (c) an initial term of 5 years, with up to two additional one year renewal terms, and (d) if such person’s employment with the Company is terminated without cause or voluntarily by the executive with good reason, then the Company shall pay to the executive compensation for one calendar year from the date of termination, including accrued but unused vacation and sick time, and provide health insurance benefits for the same period of time. This agreement also includes customary restrictive covenants during the term thereof, subject to no restrictions on Mr. Perry’s other cannabis activities, including his management of Green Matter and its affiliates.

Consulting Agreement

As of February 12, 2021, the Company has entered into an Independent Consulting Agreement with 1187013 B.C. LTD (“Consultant”) for the consulting services provided by Devan McLaren (the “Consulting Agreement”) which will terminate on November 30, 2021, unless extended by the Company (the “Term”). Throughout the Term, the Company is obligated to pay the Consultant a fee of $16,700 per month (the “Fee”). In addition to the Fee, the Company has issued to the Consultant options to purchase 466,667 shares of common stock of the Company, which become exercisable within a six-month period at an exercise price of $.01 per share.

Director Compensation

We compensate our directors who are not officers or employees of the Company with a combination of cash and equity. We have agreed to pay such persons cash compensation of $120,000 per year commencing upon the first closing of this offering and also have granted such persons option to purchase shares of our common stock under our 2021 Equity Incentive Plan. To date, have not paid any compensation to our directors for serving as directors.

We have entered into director agreement with our non-executive directors which provide for indemnification by the Company for liabilities to directors of the Company, including arising under the Securities Act. The Company is aware that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Outstanding Equity Awards as of March

The following table sets forth the outstanding equity awards for our named executive officers and directors as of June 15, 2021 under our 2021 Equity Incentive Plan:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jedediah Morris	1,000,000	5,000,000	.01 per share	March 15, 2031
Chief Executive Officer & Director

Josiah Spohn	1,000,000	5,000,000	.01 per share	March 15, 2031
Chief Agriculture Officer & Director

James Dirkmaat	777,778	3,888,889	.01 per share	March 15, 2031
Chief Operating Officer, Secretary & Director

Jacob Perry	333,333	333,333	.01 per share	March 15, 2031
Chief Financial Officer

Kiranjit Sidhu	777,778	3,888,889	.01 per share	March 15, 2031
Director

Katharyn Field	777,778	3,888,889	.01 per share	March 15, 2031
Director

2021 Equity Incentive Plan

In February 2021, our board of directors and stockholders adopted our 2021 Equity Incentive Plan, or the stock plan. The stock plan is designed to enable us to offer our employees, officers, directors and consultants whose past, present and/or potential contributions to us have been, are or will be important to our success, an opportunity to acquire a proprietary interest in us. The various types of incentive awards that may be provided under the stock plan include incentive stock option, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance grants and stock bonuses, or any combination thereof. Grants under the stock plan are intended to enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of our business. The stock plan, as amended, reserves 36,666,666 shares of common stock for issuance in accordance with the stock plan’s terms.

All of our officers, directors, employees and consultants, as well as those of our subsidiaries, are eligible to be granted awards under the stock plan. An incentive stock option may be granted under the stock plan only to a person who, at the time of the grant, is an employee of ours or our subsidiaries. All awards are subject to approval by the board of directors. As of the date of this offering circular, 30,466,666 options have been granted under the stock plan, 29,333,338 of which become exercisable in twelve equal quarterly instalments commencing on the date of grant at an exercise price of $.01 per share.

Administration

The stock plan is administered by our board of directors. Subject to the provisions of the stock plan, the board of directors determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards. All grants under the stock plan are evidenced by an applicable award agreement.

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Shares of stock subject to other awards that are forfeited or terminated will be available for future award grants under the stock plan. Shares of common stock that are surrendered by a holder or withheld by the company as full or partial payment in connection with any award under the Plan, as well as any shares of Common Stock surrendered by a holder or withheld by the company or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under the stock plan, shall not be available for subsequent awards under the stock plan.

Under the stock plan, on a change in the number of shares of common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock forward split or reverse split or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the terms of the outstanding award will be proportionately adjusted.

The stock plan provides both for “incentive” stock options as defined in Section 422 of the Code and for options not qualifying as incentive options, both of which may be granted with any other stock based award under the stock plan. The board determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year, measured at the date of the grant, may not exceed $100,000 or such other amount as may be subsequently specified under the Code or the regulations thereunder. An incentive stock option may only be granted within a ten-year period commencing on February 5, 2021 and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of our stock. Subject to any limitations or conditions the board may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to us specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in our securities or in combination of the two.

Generally, stock options granted under the stock plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable during the holder’s lifetime, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. If the holder is an employee and is terminated, then the stock options granted under the stock plan may be exercised only to the extent such stock options would have been exercisable on the termination date and no later than three months after the termination date. However, in the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of 12 months or such other greater or lesser period as the board may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by us or a subsidiary of ours, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the board may determine or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated due to normal retirement, the holder may still exercise his or her vested stock options for a period of 36 months from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated without cause, then the portion of any stock option that is vested on the date of termination may be exercised for the lesser of three months after termination of employment, or such other greater or lesser period as the board may determine but not beyond the balance of the stock option’s term.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except for employment arrangements which are described under “Executive Compensation – Employment Agreements,” and financing activities relating to advances from related parties which are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” we describe below transactions and series of similar transactions, since our inception, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets as of March 31, 2021; and
●	any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

During the period from inception of Bar X (October 14, 2020) to June 11, 2021, the Company had the following related party transactions:

●	Bar X obtains clones and other intellectual property pursuant to the Supply Agreement. The Supply Agreement is for a term of five (5) years with one (1) five (5) year renewal option at the option of Bar X. Pursuant to the Supply Agreement, an affiliate of Green Matter licenses rights to standard operating procedures, know-how, trade secrets and other intellectual property relating to the Company’s business and sells non-proprietary clones to Bar X for use in connection with the cultivation operation. The clones are required to be approximately 1-2 feet tall and delivered in 3-foot pots. The Company believes that the Supply Agreement is on terms no less favorable to Bar X than what would be available from an unaffiliated third party.
●	In March 2021, Bar X entered into the Amended and Restated Product Purchase Agreements with each of Capital City, an affiliate of Green Matter, and Mendo, a subsidiary of Halo. Each Product Purchase Agreement provides that the purchaser will purchase a minimum of twenty-five percent (25%) of all cannabis grown by Bar X during the 2021 and 2022 growing seasons at a price per pound of flower equal to Bar X’s cost of production plus 100%, up to a maximum of $300 per untrimmed pound for outdoor flower or $450 per pound for greenhouse flower, which the Company believes is the equivalent of approximately $550 and $825, respectively, per pound for trimmed flower. The Company believes that, except for the price per pound, the Product Purchase Agreements are on terms no less favorable to Bar X than what would be available from an unaffiliated third party. While the consistent revenues expected to be provided by the commitments by Halo and Green Matter under the Product Purchase Agreements is intended to contribute stable cash flow to the Company, the pricing and gross margins thereunder may be less favorable to the Company than that available from unaffiliated third parties, which could adversely impact the Company’s results of operations.
●	In February 2021, Bar X entered into the Lease with LCNH, of which 50% is owned by Green Matter and 50% is owned by Halo. The Initial Lease Term is renewable at the option of Bar X for three (3) additional terms of five (5) years each. Pursuant to the Lease, Bar X pays base rent, subject to abated rent during the first, second and third calendar months of the Initial Lease Term, to LCNH throughout the Initial Lease Term as follows:

●	As of February 10, 2021, the Base Rent is fifty-five thousand US dollars ($55,000.00) per month.
●	On the first (1st) day following six (6) full calendar months after the issuance of the Early Activation Permit, Base Rent increases to two hundred ten thousand US dollars ($210,000.00) per month.
●	On the first (1st) day following six (6) full calendar months after the Success Fee Payment Due Date, Base Rent increases to two hundred eighty thousand US dollars ($280,000.00) per month.
●	Thereafter, the Base Rent increases at a rate of eight percent (8%) annually.

In addition to the Base Rent, Bar X is obligated to pay to LCNH a Success Fee no later than the Success Fee Payment Due Date. Under the Lease, Bar X is also obligated to pay a similar success fee during each Renewal Lease Term.

The Company believes that the terms of the Lease are no less favorable to Bar X than what would be available from an unaffiliated third-party.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant shareholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this offering circular (assuming none of the individuals listed purchase shares in this offering), by:

●	each person known by us to be the beneficial owner of more than 10% of our outstanding shares;
●	each of our executive officers and directors; and
●	all of our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Additionally, except as otherwise indicated, beneficial ownership reflected in the table has been determined in accordance with Rule 13d-3 promulgated under the Exchange Act.

		Approximate
		Percentage of
	Amount	Outstanding Shares of
	and Nature	Common Stock
Name and Address of Beneficial Owner(1)	of Beneficial Ownership	Prior to Offering	After Offering (2)
5% Stockholders
Green Matter Holding Inc.	96,800,000	44.0%	33.8%
Halo Collective Inc.	96,800,000	44.0%	33.8%
Elizabeth Beri (9)	19,800,000	9.0%	6.9%
Directors and Executive Officers
Jedediah Morris (3)	97,300,000	44.1%	33.9%
Josiah Spohn (4)	97,300,000	44.1%	33.9%
James Dirkmaat (5)	97,188,889	44.1%	33.9%
Jacob Perry (6)	166,666	*	*
Katharyn Field (7)	97,188,889	44.1%	33.9%
Kiranjit Sidhu (8)	97,188,889	44.1%	33.9%
All directors and executive officers as a group (5 individuals)(3)(4)(5)(6)(7)(8)	195,933,333	88.1%	67.8%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is 19395 South State Highway 29, Middletown, California 95467.

(2)	Assumes the sale of 66,666,666 shares of our common stock by us in this offering but does not give effect to the exercise of the 30,466,666 options currently outstanding, except options held by the persons named in the table with respect to themselves and all directors and officers as a group.

(3)	Includes (a) shares of class B common stock held by Green Matter, of which Mr. Morris is a stockholder, an officer and a director, and (b) options to purchase 1,000,000 shares of common stock granted under the stock plan which are exercisable within 60 days. Mr. Morris is deemed to have shared voting and dispositive power over the shares held by Green Matter. Mr. Morris disclaims beneficial ownership of shares held by these entities, except to the extent of his proportionate pecuniary interest therein.

(4)	Includes (a) shares of class B common stock held by Green Matter, of which Mr. Spohn is a stockholder, an officer and a director, and (b) options to purchase 1,000,000 shares of common stock granted under the stock plan which are exercisable within 60 days. Mr. Spohn is deemed to have shared voting and dispositive power over the shares held by Green Matter. Mr. Spohn disclaims beneficial ownership of shares held by these entities, except to the extent of his proportionate pecuniary interest therein.

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(5)	Includes (a) shares of class B common stock held by Green Matter, of which Mr. Dirkmaat is a stockholder, officer and a director, and (b) options to purchase 777,778 shares of common stock granted under the stock plan which are exercisable within 60 days. Mr. Dirkmaat is deemed to have shared voting and dispositive power over the shares held by Green Matter. Mr. Dirkmaat disclaims beneficial ownership of shares held by these entities, except to the extent of his proportionate pecuniary interest therein.

(6)	Includes options to purchase 333,333 shares of common stock granted under the stock plan which are exercisable within 60 days.

(7)	Includes (a) shares of class C common stock held by Halo, of which Ms. Field is an officer and director, and (b) options to purchase 777,778 shares of common stock granted under the stock plan which are exercisable within 60 days. Ms. Field is deemed to have shared voting and dispositive power over the shares held by Halo. Ms. Field disclaims beneficial ownership of shares held by these entities, except to the extent of her proportionate pecuniary interest therein.

(8)	Includes (a) shares of class C common stock held by Halo, of which Mr. Sidhu is an officer and director, and (b) options to purchase 777,778 shares of common stock granted under the stock plan which are exercisable within 60 days. Mr. Sidhu is deemed to have shared voting and dispositive power over the shares held by Halo. Mr. Sidhu disclaims beneficial ownership of shares held by these entities, except to the extent of his proportionate pecuniary interest therein.

(9)	Represents shares of class B common stock owned of record by Europa Group USA, LLC, of which Ms. Beri is the sole beneficial owner.

Green Matter, Halo, and Europa Group and each of their affiliates and Anil Beri may be deemed to be our “founders” and “promoters”, as such terms are defined under the federal securities laws.

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SECURITIES BEING OFFERED AND Description of SECURITIES

General

Our authorized capital stock consists of 2,300,000,000 shares of common stock, $0.0001 par value, comprised of 750,000,000 shares of class A common stock, 750,000,000 shares of class B common stock and 750,000,000 shares of class C common stock, and 50,000,000 shares of preferred stock, $0.0001 par value. As of the date of this offering circular, there were 220,000,000 shares of common stock outstanding and no shares of preferred stock outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Common Stock

As of the date of this offering circular, there were 220,000,000 shares of common stock outstanding, comprised of 116,600,000 shares of class B common stock owned of record by Green Matter and Europa and 103,400,000 shares of class C common stock owned of record by Halo and Anil Beri.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Holders of our common stock are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 50,000,000 shares of preferred stock in one or more series. Our board of directors can designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes, could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring or preventing a change in control of the company, which might harm the market price of our common stock. See also, “Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-Laws.”

Our board of directors will make any determination to issue such shares based on its judgment as to the Company’s best interests and the best interests of our stockholders. We have no shares of preferred stock outstanding.

Repurchases

We may seek to repurchase our outstanding securities from time to time in market or private transactions.

Dividends

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board of directors. It is the current intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

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Our Transfer Agent

The transfer agent for our securities is Vstock Transfer, LLC. We have agreed to indemnify VStock in its roles as transfer agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

VStock has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any, monies in, the cash collateral account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the cash collateral account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the cash collateral account and not against the any monies in the cash collateral account or interest earned thereon.

Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-laws

Special meeting of stockholders

Our by-laws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors.

Preferred stock

Our certificate of incorporation provides authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval.

Waiver of Jury Trial

If you bring a claim against the Company in connection with matters arising under the Subscription Agreement, other than claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company and increasing the potential for increased costs to bring a claim. If a lawsuit is brought against the Company under the Subscription Agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Subscription Agreement with a jury trial. No condition, stipulation or provision of the Subscription Agreement serves as a waiver by any holder of shares or by us of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws, or of any right to a jury trial with respect to actions under federal securities laws.

In addition, when these shares of Common Stock are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to those securities or to the transferor with regard to ownership of those securities that were in effect immediately prior to the transfer of the shares of Common Stock, including but not limited to the Subscription Agreement. Therefore, purchasers in secondary transactions will be subject to this provision:

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SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, assuming we sell 66,666,666 shares of our common stock in this offering, we will have 286,666,666 shares of common stock outstanding. Of these shares, the 66,666,666 shares of common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for the shares purchased in this offering by any of our affiliates within the meaning of Rule 144 under the Securities Act. All of our remaining shares are restricted securities under Rule 144 since they were issued in private placements not involving a public offering. Such restricted shares would be available for sale in the public markets subject to Rule 144 All of our 220,000,000 shares outstanding prior to this offering will be saleable in the public markets beginning on the first business day following ninety days after the date on which this Offering Circular is qualified. See “Lock-Up Agreements” below.

Rule 144

A person who has beneficially owned restricted shares of common stock or warrants for at least six months would be entitled to sell their securities under Rule 144 provided that (i) such person is not deemed to have been an affiliate of the subject company at the time of, or at any time during the three months preceding, a sale and (ii) the subject company is subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are an affiliate of the subject company at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

●	1% of the number of shares of our common stock then outstanding; or
●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the subject company.

Stockholders and Lock-Up Agreements

The shares of common stock we issued prior to this offering are each subject to transfer restrictions set forth in a stockholders agreement among us and our founders, the holders of such securities. These transfer restrictions provide that such securities are not transferable until (i) the consummation of an initial public offering of the Common Stock, whether pursuant to a Form S-1 registration statement declared effective by the Commission or a Regulation A Offering Statement that is qualified by the Commission, in each case, under the Securities Act in a manner approved by the Board (which includes this offering), and (ii) the listing or quotation for trading of such Common Stock on any one or more of the Nasdaq Capital Market, the OTCQX Market, the OTCQB Market, the NEO Exchange, the Canadian Securities Exchange or the Frankfurt Stock Exchange, or any other recognized U.S. or non-U.S. securities market (a “Stockholder Agreement Termination Event”), in each case unless approved by two-thirds of the Board. Pursuant to the Stockholders Agreement, until a Stockholder Agreement Termination Event:

●	The Board shall consist of six (6) members, including three (3) nominees of Green Matter (who currently are Jedediah Morris, Josiah Spohn and James Dirkmaat), two (2) nominees of Halo (who currently are Kiranjit Sidhu and Katherine Fields) and one nominee of Europa; provided, that the term of the Europa nominee expires upon the repayment in full of the Europa Note.
●	Jedediah Morris shall serve as the Company’s President and Chief Executive Officer, James Dirkmaat shall serve as the Company’s Chief Operating Officer and Secretary, and Josiah Spohn shall serve as the Company’s Chief Agricultural Officer.
●	Certain major decisions are subject to approval of two-thirds of the Board:
○	entering into any exclusive engagement with an investment banking firm;
○	the issuance of any Common Stock or Common Stock equivalents (other than stock options or stock grants to employees under the stock plan);
○	entering into any change of control transaction.
○	amending or restating the Articles of Incorporation or Bylaws of the Company;
○	removing any director from the Board;
○	removing Jedediah Morris as the Company’s CEO;
○	effectuating a Stockholders Agreement Termination Event;
○	amending or modifying any material provision of any employment agreement or any other agreement by the Company and any officer(s) of the Company;
○	engaging in any related party transaction between the Company and a stockholder or his or its affiliates, other than in connection with the stock plan; or
○	any transfer of shares held by any of the founding stockholders and as may be subject to a Lockup Agreement.
●	Green Matter, Halo and Europa are obligated to fund the aggregate $1,200,000 of initial stockholder loans to the Company on an approximately proportionate basis.
●	Each of the founding stockholders agreed for a two-year period commencing as of a Stockholders Agreement Termination Event to execute and deliver any lockup or market standoff agreement required by any regulatory authority, securities exchange or underwriter of a public offering of the Company’s securities.
●	Each of the founder stockholders has customary drag-along and tag-along rights.

In connection with the establishment of any trading market for our shares of common stock, certain of our executive officers, directors and/or employees may enter into written trading plans that are intended to comply with Rule 10b5-1 under the Exchange Act. Sales under any such trading plans would not be permitted until the expiration or waiver of the lock-up restriction applicable thereto.

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Legal Matters

The validity of the securities offered in this offering circular are being passed upon for us by Silver State Legal. Kaufman McGowan PLLC has acted as securities counsel to the Company. The members and employees of Kaufman McGowan PLLC have been granted options under our 2021 Equity Incentive Plan to purchase an aggregate of 533,333 shares of our common stock.

EXPERTS

The balance sheet of Triangle Canna Corp. and Subsidiary included in this offering circular and elsewhere in the offering statement of which this offering circular forms a part have been so included in reliance upon the report (which contains an explanatory paragraph relating to the company’s ability to continue as a going concern as discussed in Note 2 to the financial statement) of Grassi & Co., CPAs, P.C., independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

Where You Can Find Additional Information

We have filed with the SEC a Regulation A Offering Statement on Form 1-A, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of securities. Although this offering circular, which forms a part of the Form 1-A, contains all material information included in the Form 1-A, parts of the Form 1-A have been omitted as permitted by rules and regulations of the SEC. We refer you to the Form 1-A and its exhibits for further information about us, our securities and this offering. The Form 1-A and its exhibits, as well as each of our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov, which contains the Form 1-A and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

We are currently subject to ongoing disclosure requirements under Rule 257 of Regulation A, which includes annual reports on Form 1-K, semi-annual reports on Form 1-SA and current reports on Form 1-U. All of our other reports filed with the SEC, can be inspected and copied at the public reference room and on the SEC’s website referred to above. We intend to file a registration statement on Form 8-A to become subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, would be required to file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the SEC pursuant to the Exchange Act.

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INDEX TO FINANCIAL STATEMENT

Page
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of December 31, 2020	F-3
Notes to Financial Statement	F-4-F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders of

Triangle Canna Corp.

Sacramento, California

Opinion on the Financial Statement

We have audited the accompanying balance sheet of Triangle Canna Corp. (the “Company”), at December 31, 2020, and the related notes to the financial statement. In our opinion, the balance sheet presents fairly, in all material respects, the financial position of the Company at December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s balance sheet based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the balance sheet, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the balance sheet. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of a Matter

The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statement, the Company is in the preliminary stages of its planned operation, will need to raise capital in the near term, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statement does not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/Grassi & Co., CPAs, P.C.

GRASSI & CO., CPAs, P.C.

Jericho, New York

June 11, 2021

Triangle Canna Corp.

Balance Sheet

December 31, 2020

	Note	December 31, 2020

Assets

Subscription Receivable		100,000

Total Assets		$100,000

Liabilities

Current
Accounts Payable		$10,845
		10,845

Total Liabilities		$10,845

Equity

Preferred stock, $0.0001 par value, 50,000,000 shares authorized; none issued and outstanding	3,4	-

Common Stock, $0.0001 par value, 2,250,000,000 shares authorized; 750,000,000 Class A shares authorized, none issued and outstanding; 750,000,000 Class B shares authorized, 116,600 issued and outstanding; 750,000,000 Class C shares authorized, 103,400,000 issued and outstanding	3,4	22,000

Additional Paid-In Capital		$78,000

Accumulated Deficit		$(10,845)

Total Liabilities and Shareholder’s Equity		$100,000

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENT

Triangle Canna Corp.

Notes to Financial Statement

December 31, 2020

1.	NATURE OF ORGANIZATION

Triangle Canna Corp., a Nevada corporation (the “Company” or “Triangle”), was incorporated on December 23, 2020. Effective February 2021, the Company operates through its wholly-owned subsidiary, Bar X Farms, LLC, a California limited liability company (“Bar X”) which was organized on October 14, 2020. It intends to engage in a large-scale commercial cannabis cultivation business in California, U.S.A. The Company’s principal executive office is located at 8430 Rovana Circle Ste 100, Sacramento, CA 95828.

2.	BASIS OF PRESENTATION

The following is a summary of significant accounting policies used in the preparation of this financial statement.

Basis of Presentation

The accompanying audited financial statement has been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Instructions (b)(3)(D) and (c)(1)(i) of Part F/S of Form 1-A. Statements of comprehensive income, cash flows and changes in stockholders’ equity would be immaterial due to the nominal operations of the Company and Bar X prior to the date of the financial statement. The financial statement of the Company has been prepared on an accrual basis, except for certain financial instruments which are stated at their fair values. The financial statement is presented in United States dollars unless otherwise noted. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of this audited financial statement has been included. Such adjustments consist of normal recurring adjustments.

Going Concern

The Company’s audited financial statement is prepared using U.S. GAAP applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company is an early-stage company with no operating revenue to date. The Company is in the preliminary stages of its planned operations and has not yet determined whether its processes and business plans are economically viable. The continued operations of the Company are dependent upon the ability of the Company to obtain sufficient financing to complete the development of its facilities to operate profitably, which is uncertain. The Company will need to raise additional capital in the near term to fund the development of its facilities and business, its ongoing operations and its business activities. While the Company intends to engage in an offering of its equity securities (see Note 10), there is no assurance that this proposed financing will be successfully consummated. There is also no assurance that other financings will be available on terms acceptable to the Company or at all. The business of commercial cannabis cultivation involves a high degree of risk, and there can be no assurance that current business development programs will result in profitable cannabis operations. The Company’s continued existence is dependent upon the acquisition of assets, preservation of its interest in the underlying assets, acquisition of various licenses, the achievement of profitable operations, or the ability of the Company to raise financing, if necessary, or alternatively upon the Company’s ability to dispose of its assets and operations on an advantageous basis.

As a result of these circumstances, there is substantial doubt as to the Company’s ability to continue as a going concern within one year from the date this financial statement is issued. This financial statement does not include any adjustments for this uncertainty.

Triangle Canna Corp.

Notes to Financial Statement

December 31, 2020

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies used in the preparation of this financial statement as of December 31, 2020.

Use of Estimates

The preparation of the Company’s financial statement is in conformity with U.S. GAAP, which requires management to makes estimates that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities resulting from a change in tax rates is recognized in operations in the period that includes the enactment date. All deferred tax assets and deferred tax liabilities are presented as non-current.

Recent Accounting Provisions

Compensation – stock compensation

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718). This ASU eliminated most of the differences between accounting guidance for share-based compensation granted to nonemployees and the guidance for share-based compensation granted to employees. The ASU supersedes the guidance for nonemployees and expands the scope of the guidance for employees to include both. The Company is currently evaluating the standard to determine the impact of the adoption on the financial statement.

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes Topic 840, Leases. Subsequently, the FASB issued additional ASUs which further clarify this guidance. This ASU increases the transparency and comparability of organizations by requiring the capitalization of substantially all leases on the balance sheet and disclosures of key information about leasing arrangements. Under this new guidance, at the lease commencement date, a lessee recognizes a right-of-use asset and lease liability, which is initially measured at the present value of the future lease payments. For income statement purposes, a dual model was retained for lessees, requiring leases to be classified as either operating or finance leases. Under the operating lease model, lease expense is recognized on a straight-line basis over the lease term. Under the finance lease model, interest on the lease liability is recognized separately from amortization of the right-of-use asset. In addition, a new ASU was issued in July 2018, to provide relief to companies from restating the comparative periods. The Company is currently evaluating the standard to determine the impact of the adoption on the financial statement.

Triangle Canna Corp.

Notes to Financial Statement

December 31, 2020

4.	SHARE CAPITAL

The Company’s authorized capital stock consists of 2,250,000,000 shares of common stock, $0.0001 par value, comprised of 750,000,000 shares of class A common stock, none of which are issued and outstanding; 750,000,000 shares of class B common stock, of which 116,600,000 shares are issued and outstanding as of the date of issuance of this financial statement; 750,000,000 shares of class C common stock, of which 103,400,000 shares are issued and outstanding as of the date of issuance of this financial statement; and 25,000,000 shares of serial preferred stock, none of which are designated or issued and outstanding. All shares of each class of common stock have equal rights, and all shares of class B and class C common stock are convertible at the option of the holder into shares of class A common stock. As of December 31, 2020, no shares of capital stock were issued and outstanding.

In February 2021, pursuant to an exchange and contribution agreement (the “Exchange and Contribution Agreement”), the Company acquired all of the equity interests in Bar X from the four founders thereof in exchange for the issuance of 33,000,000 shares of common stock (the “Common Stock”) of the Company. As of March 24, 2021, the Company effectuated a 6.66666666667:1 stock dividend, as a result of which the Company has 220,000,000 shares of common stock issued and outstanding. See Note 5.

Subscription receivable represents the amount payable for the membership interests in Bar X, which membership interests were exchanged for the outstanding shares of the Company on February 5, 2021, after the date of the financial statement. These funds were received by Bar X prior to the date of the financial statement.

The Company has adopted a 2021 Equity Incentive Plan and has reserved 36,666,666 shares of common stock for issuance thereunder. As of the date of this financial statement, options to purchase an aggregate of 30,466,666 shares of common stock have been granted under the plan, 29,333,338 of which become exercisable in twelve equal quarterly installments over a three-year period commencing on the date of grant at an exercise price of $.01 per share.

Proceeds from the issuance of common shares are classified as equity. Incremental costs directly attributable to the issue of common shares, stock options and warrants are recognized as a deduction from equity, net of any tax effects.

5.	REVERSE RECAPITALIZATION

The Company recognized the transactions pursuant to the Exchange and Contribution Agreement as a reverse recapitalization. In accordance with ASC 805, Business Combinations, Bar X was considered the accounting acquiror for accounting purposes, and the Company accounted for the transaction as a reverse recapitalization because (1) Bar X’s former members received all of the voting rights in the combined entity, (2) Bar X’s senior management represented all of the senior management of the combined entity and (3) immediately prior to the transaction, the Company had nominal operations and assets. Consequently, the assets and liabilities that are reflected in the Company’s balance sheet are those of Bar X and have been recorded at the historical cost basis of Bar X with a recapitalization adjustment to report the issued equity of the Company as of the date of issuance of this financial statement. No goodwill or other intangible assets have been recorded because immediately prior to, and at the time of the reverse recapitalization, the Company, the accounting acquiree, had nominal assets and nominal operations, with limited organizational and legal expenses. The liabilities of the Company as of December 31, 2020 of approximately $8,400 have not been included in the accompanying balance sheet.

6.	INDEBTEDNESS

Since inception, the Company has funded its operations by financing activities relating to advances from related parties. In addition to equity capital, the Company’s two principal stockholders have agreed to loan up to $1,200,000 to the Company and Bar X pursuant to a line of credit agreement, and Europa Group USA, LLC (“Europa”) has agreed to loan up to $300,000 to the Company and Bar X pursuant to a promissory note. The $1,200,000 advance under the line of credit bears an interest at a rate of 8% per annum with a maturity date of December 31, 2023. The entire principal indebtedness advanced under the line of credit and all interest accrued thereon is due and payable upon the earlier of (i) prepayment of the principal and all interest accrued thereon, (ii) the maturity date, (iii) the date on which any event of default occurs, or (iv) upon demand by the lenders in the event of a qualified financing pursuant to which the Company receives at least $5,000,000 in gross proceeds. The Europa note bears an interest at a rate of 8% per annum with a maturity date of the earlier of (i) March 31, 2022 or (ii) the consummation of a qualified financing of $3,000,000 or more, or (iii) a change in control of the Company. As of the date of this financial statement, $410,076 is outstanding under the line of credit agreement and $168,000 is outstanding under the note.

7.	TRADE PAYABLES AND ACCRUED LIABILITIES

As of December 31, 2020, the Company’s trade payables and accrued liabilities corresponds to amounts payable to vendors, including interest and withholding tax, in an amount equal to $10,845.

Triangle Canna Corp.

Notes to Financial Statement

December 31, 2020

8.	COMMITMENTS AND CONTINGENCIES

Management Employment Agreements

In March 2021, the Company entered into employment agreements with (i) Jedediah Morris, our Chief Executive Officer, (ii) Josiah Spohn, our Chief Agriculture Officer, (iii) James Dirkmaat, our Chief Operating Officer and Secretary, and (iv), Jacob Perry, our Chief Financial Officer. These employment agreements provide for annual salaries of $220,000, $200,000, $120,000 and $275,000, respectively. The agreements with Messrs Morris and Spohn have an initial term of 5 years, with up to two additional one-year renewal terms. The agreement with Mr. Dirkmaat has a 2-year initial term with no renewal option. The agreement with Mr. Perry also provides for bonuses of up to $100,000 at the discretion of the board of directors. Each of these agreements provides for certain severance and benefits upon termination, and also includes customary restrictive covenants, subject to no restrictions on other cannabis activities, including his ownership in and management of certain principal stockholders of the Company. The agreement with Mr. Morris and Mr. Spohn also provides for an increase in their salaries to $495,000 and $390,000, respectively, upon the Company generating gross profits of $500,000 or more in any three (3) consecutive calendar months, and (ii) by five percent (5%) per annum on the first day of each fiscal year, commencing as of January 1, 2022.

License and Supply Agreement

In March 2021, Bar X entered into an 18-month license and supply agreement with an affiliate of a principal stockholder pursuant to which Bar X licenses rights to strains, genetics, trademarks, know-how, trade secrets and other intellectual property relating to its business and purchases clones for use in connection with the cultivation operation. The Company believes that the license and supply agreement is on terms no less favorable to Bar X than what would be available from an unaffiliated third party.

Product Purchase Agreements

In March 2021, Bar X entered into 2-year product purchase agreements with subsidiaries or affiliates of each of its two principal stockholders, pursuant to which the purchaser will purchase a minimum of twenty-five percent (25%) of all cannabis grown by Bar X during the 2020 and 2021 growing seasons at a per pound of flower equal to Bar X’s cost of production plus 100%, up to a maximum of $300 per untrimmed pound of outdoor flower or $450 per pound for greenhouse flower, which the Company believes is the equivalent of approximately $550 and $825, respectively, per pound for trimmed flower. While the consistent revenues expected to be provided by the commitments under the product purchase agreements are intended to contribute stable cash flow to the Company, the pricing and gross margins thereunder may be less favorable to the Company than that available from unaffiliated third parties, which could adversely impact the Company’s results of operations.

Lease

Pursuant to a commercial lease entered into in February 2021, Bar X leases its farm from an affiliate which is owned equally by the Company’s two principal stockholders, for a term of five (5) years (“Initial Lease Term”) renewable at the option of Bar X for three (3) additional terms of five (5) years each (singularly, a "Renewal Lease Term" and collectively, the "Renewal Lease Terms"). The owner has spent approximately $740,000 on improvements to the Bar X Farm. The Company is not required to reimburse the owner for these expenses. Pursuant to the Lease, Bar X pays the following base rent, subject to abated rent during the first, second and third calendar months of the Initial Lease Term (“Base Rent”):

●	As of February 10, 2021, the Base Rent is fifty-five thousand US dollars ($55,000.00) per month.
●	On the first (1st) day following six (6) full calendar months after the issuance of Bar X’s local early activation permit, Base Rent increases to two hundred ten thousand US dollars ($210,000.00) per month.
●	On the first (1st) day following six (6) full calendar months after the issuance of the one hundred fiftieth (150th) State license by the California Department of Food and Agriculture for the 80 acres of the farm designated for cultivation (the “State License Target”), Base Rent increases to two hundred eighty thousand US dollars ($280,000.00) per month.
●	Thereafter, the Base Rent increases at a rate of eight percent (8%) annually.

In addition to the Base Rent, Bar X is obligated to pay a success fee in the amount of five million US dollars ($5,000,000.00) (“Success Fee”) no later than the second (2nd) anniversary of the State License Target. Under the Lease, Bar X is also obligated to pay a similar success fee during each Renewal Lease Term. The Company believes that the terms of the Lease are no less favorable to Bar X than what would be available from an unaffiliated third party.

Triangle Canna Corp.

Notes to Financial Statement

December 31, 2020

Contingencies

While cannabis products are legal under the laws of several U.S. States (with differing restrictions), including California, the United States Federal Controlled Substances Act classifies all “marihuana” as a Schedule I drug, whether for medical or recreational use. Under U.S. federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of safety for use under medical supervision, and is illegal.

Cannabis operations are subject to extensive controls and regulations imposed by various levels of government that may be amended from time to time. The Company’s operations may require licenses and permits from various governmental authorities in the state and localities in which it plans to operate. There can be no assurance that the Company will be able to obtain all necessary licenses and permits that may be required to carry out growth and development of its projects. The Company’s assets may also be subject to increases in taxes and royalties, renegotiation of contracts, political uncertainty and currency exchange fluctuations and restrictions.

Environmental

The Company’s growth and development activities are subject to laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company believes its operations are materially in compliance with all applicable environmental laws and regulations. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

9.	RELATED PARTY TRANSACTIONS

The Company believes that the terms of all transactions with related parties, other than the product purchase agreements with subsidiaries or affiliates of the Company’s two principal stockholders, are on terms no less favorable than what would be available from an unaffiliated third party.

See Notes 3, 4, 5, 6, and 8 above.

10.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 30, 2021, the date when this financial statement was available to be issued. During this period, there were no material subsequent events requiring disclosure, except as noted below.

The Company intends to offer and sell up to 100,000,000 shares of common stock for aggregate gross proceeds up to $75,000,000 in connection with an offering under Regulation A under the Securities Act of 1933, as amended.

See Notes 3, 4, 5, 6, 8 and 9.

PART III - EXHIBITS

Index to Exhibits.

1.1	Broker Dealer Agreement*
2.1	Amended and Restated Articles of Incorporation of the Issuer*
2.2	By-laws of Issuer*
2.3	Amendment No. 1 to Bylaws*
4.1	Form of Subscription Agreement
6.1	License and Supply Agreement with Humboldt Standard*
6.2	Amended and Restated Product Purchase Agreement with Mendo*
6.3	Amended and Restated Product Purchase Agreement with Capital City*
6.4	Stockholders Agreement*
6.5	Amendment No. 1 to Stockholders Agreement*
6.5	Employment Agreement with Jedediah Morris*
6.6	Employment Agreement with Josiah Spohn*
6.7	Employment Agreement with James Dirkmaat*
6.8	Employment Agreement with Jacob Perry*
6.9	Commercial Lease with LCNH*
6.10	Line of Credit Agreement with PSG and Green Matter*
6.11	Promissory Note issued to PSG*
6.12	Promissory Note issued to Green Matter*
6.13	Promissory Note issued to Europa*
6.14	Form of Director Indemnification Agreement*
6.15	2021 Equity Incentive Plan*
6.16	Form of Award Agreement under 2021 Equity Incentive Plan*
6.17	Transfer Agent and Registrar Services Agreement with VStock Transfer, LLC*
6.18	Technology Services Agreement with Prime Trust, LLC*
8.1	Form of Escrow Agreement with Prime Trust, LLC*
10.1	Powers of Attorney (see signature page of Form 1-A filed March 31, 2021)*
11.1	Consent of Grassi & Co., CPAs, P.C.
12.1	Legal opinion of Silver State Legal as to the legality of the securities being qualified*
13.1	Investor Presentation dated April 12, 2021*
13.2	Investor Presentation dated April 20, 2021*
15.1	List of Subsidiaries*

*	Previously filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on June 11, 2021.

TRIANGLE CANNA CORP.

By:	/s/ Jedediah Morris
Jedediah Morris
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Signature	Date

Jedediah Morris	Chief Executive Officer	/s/ Jedediah Morris	June 11, 2021
and Director

James Dirkmaat	Chief Operating Officer, Secretary	/s/ James Dirkmaat*	June 11, 2021
and Director

Josiah Spohn	Chief Agriculture Officer	/s/ Josiah Spohn*	June 11, 2021
and Director

Kiranjit Sidhu	Director	/s/ Kiranjit Sidhu*	June 11, 2021

Katharyn Field	Director	/s/ Katharyn Field*	June 11, 2021

Jacob Perry	Chief Financial Officer	/s/ Jacob Perry	June 11, 2021

*By:	/s/ Jedediah Morris
Attorney-in-fact

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